Exhibit 10.2

PURCHASE AND SALE AGREEMENT

Dated as of July 9, 2013

by and between

Exar Corporation

(“Seller”)

and

Ellis Partners LLC

(“Purchaser”)

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TABLE OF CONTENTS

	10.2.	Seller’s Delivery Into Escrow	17
	10.3.	Purchaser’s Delivery Into Escrow	18
	10.4.	Procedure	18
	10.5.	Closing Prorations	18
	10.6.	Closing Costs	19
	10.7.	Closing Procedure	19
	10.8.	Possession; Notices	19
	10.9.	Removal of Power Co-Generation Facility	19
	10.10.	Maintenance	20
	10.11.	Purchaser Remedies	20
11.	Brokers		21
12.	Miscellaneous		21
	12.1.	Notices	21
	12.2.	Rules of Construction	22
	12.3.	Amendment; Waivers	23
	12.4.	Time of Essence	23
	12.5.	Attorneys’ Fees	23
	12.6.	Law	23
	12.7.	Entire Agreement	23
	12.8.	Assignment; Successors And Assigns	23
	12.9.	Exhibits	24
	12.10.	Business Day	24
	12.11.	Survival	24
	12.12.	Counterparts	24

EXHIBITS AND SCHEDULES

Exhibit A	Legal Description of Land
Exhibit B	Nondisclosure Agreement
Exhibit C	Form of Grant Deed
Exhibit D	Form of Leaseback Lease
Exhibit E	Affidavit of Non-Foreign Status
Exhibit F	General Assignment
Exhibit G	Assignment of Purchase and Sale Agreement
Schedule 1.2.5	Contracts Schedule
Schedule 1.2.12	Schedule of Fixtures
Schedule 4.1.1	Schedule of Feasibility Documents

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PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) is dated as of July 9, 2013, for reference purposes only, and is made by and between Exar Corporation, a Delaware corporation (“Seller”), and Ellis Partners LLC, a California limited liability company (“Purchaser”). This Agreement shall be effective on the “Effective Date,” which is the date on which the Title Company (as defined below) shall have confirmed in writing that it has received this Agreement fully executed by Purchaser and Seller.

In consideration of the mutual covenants of the parties herein contained and other valuable consideration, the parties agree as follows:

1.     Sale And Purchase.

1.1.     General. Subject to the terms, covenants and conditions contained in this Agreement, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, all of the Property, as defined in Section 1.2 below.

1.2.     Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

1.2.1.     Box Site. The file sharing network site established by or on behalf of Seller with respect to the Property on which written materials regarding the Property have been posted.

1.2.2.     Business Day. Any Monday, Tuesday, Wednesday, Thursday or Friday, other than any federal holiday, State of California holiday or other day on which banks are required or permitted to close for business in the State of California.

1.2.3.     Closing. The consummation of the sale and conveyance of the Property to Purchaser as evidenced by recordation of the Deed.

1.2.4.     Closing Date. The date that is fifteen (15) days after the date of the expiration of the Inspection Period, or such earlier date as the parties may agree upon in writing.

1.2.5.     Contracts. All of Seller’s right, title and interest in and to all assignable contracts and agreements listed and described on Schedule 1.2.5 (the “Contracts Schedule”) attached hereto and made a part hereof, relating to the repair, maintenance or operation of the Real Property.

1.2.6.     Deed. The form of grant deed pursuant to which title to the Real Property shall be conveyed from Seller to Purchaser, in the form of Exhibit C hereto which is made a part hereof.

1.2.7.     Deposit. Such term shall have the meaning set forth in Section 2.2.2 below.

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1.2.8.     Due Diligence Materials. Such term shall have the meaning set forth in Section 4.1.1 below.

1.2.9.     Effective Date. Such term has the meaning set forth in the preamble of this Agreement.

1.2.10.     Feasibility Documents. Such term shall have the meaning set forth in Section 4.1.1 below.

1.2.11.     General Assignment. The assignment and assumption of various assets in the form of Exhibit F attached hereto.

1.2.12.     Improvements. The buildings, structures, and other improvements on the Land, including that certain building with a street address of 48720 Kato Road, Fremont, California, containing approximately 55,085 rentable square feet of space (“Building One”), and that certain building with a street address of 48760 Kato Road, Fremont, California, containing 95,962 rentable square feet of space (“Building Two”), as well as any other buildings and structures located on the Land, and all apparatus, installed equipment and appliances owned by Seller that are permanently affixed to the Land, buildings or structures, and are used in connection with the ownership, operation or occupancy of the Land and are designated as “Fixtures” in Schedule 1.2.12 attached hereto, but excluding the Personal Property, inventory, and trade fixtures of Seller.

1.2.13.     Initial Deposit. Such term shall have the meaning set forth in Section 2.2.1 below.

1.2.14.     Inspection Period. The period ending at 5:00 p.m. California time on the date that is thirty (30) days after the Effective Date; provided that, if Purchaser sends an Approval Notice pursuant to Section 4.3 below, then the Inspection Period shall end as of the date of the Approval Notice.

1.2.15.     Land. That certain real property located in the City of Fremont, County of Alameda, State of California, and as more particularly described in Exhibit A attached hereto and made a part hereof, and all rights, privileges and easements appurtenant to the Land, as well as all development rights, land use entitlements, including without limitation building permits, licenses, permits and certificates, air rights, mineral rights, off-site parking rights, water, water rights, riparian rights and water stock relating to the Land and any rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and all of Seller’s right, title and interest, if any, in and to all roads and alleys adjoining or servicing the Land.

1.2.16.     Leaseback Lease. That certain Lease in the form attached hereto as Exhibit D pursuant to which Seller shall lease back Building Two from Purchaser post-Closing on the terms and conditions set forth therein.

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1.2.17.     Personal Property. All of Seller’s right, title and interest in and to all personal property located upon the Land or within the Improvements, or used in connection therewith.

1.2.18.     Property. Collectively, the Real Property, the Contracts and the Warranties owned by Seller as set forth on the schedules and the related exhibits to this Agreement.

1.2.19.     Purchase Price. Such term shall have the meaning set forth in Section 2.1 below.

1.2.20.     Real Property. The Land and the Improvements.

1.2.21.     Seller’s Knowledge. Such term shall have the meaning set forth in Section 7.1 below.

1.2.22.     Title Company. First American Title Insurance Company, at its offices located at 100 Spear Street, Suite 1600, San Francisco, CA 94105, Attn.: Kimberleigh Toci; Telephone No.: 415/837-2251; Fax No.: 415/398-1750.

1.2.23.     Warranties. All assignable existing warranties and guaranties issued to Seller in connection with the Real Property or Fixtures.

1.3.     Title Company. The purchase and sale of the Property shall be handled through an escrow that Seller has established or will establish with Title Company. Seller and Purchaser agree to execute such escrow instructions as are reasonably required by Title Company to consummate the transaction, which escrow instructions may be executed on behalf of either party by its counsel. The escrow instructions shall not be deemed to modify the provisions of this Agreement unless any modifications are specifically identified as such and are initialed by both Seller and Purchaser.

2.     Payment of Purchase Price.

2.1.     Amount. The purchase price to be paid by Purchaser to Seller for the Property (the “Purchase Price”) shall be EIGHTEEN MILLION ONE HUNDRED THOUSAND DOLLARS ($18,100,000.00).

2.2.     Terms of Payment. Purchaser shall pay the Purchase Price to Seller as follows:

2.2.1.     Initial Deposit. Purchaser shall deposit in escrow established by the Title Company pursuant to Section 1.3 above within two (2) Business Days after the Effective Date the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) in readily available funds as an earnest money deposit on account of the Purchase Price (together with interest accrued thereon while held by Title Company, the “Initial Deposit”). The Initial Deposit shall be invested by Title Company in a money market fund or such other investment instrument or account designated by Purchaser, and together with interest thereon, shall be credited against the Purchase Price at Closing. Prior to Purchaser’s delivery of an Approval Notice in accordance with Section 4.3 below, the Initial Deposit shall be fully refundable to Purchaser.

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2.2.2.     Additional Deposit. Unless the Agreement is earlier terminated, then by no later than 5:00 p.m. California time two (2) Business Days following the expiration of the Inspection Period, Purchaser shall deposit in escrow an additional sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) (for a total principal deposit of One Million Dollars and No/100 Dollars ($1,000,000.00)) by delivering to the Title Company readily available funds in such amount (and such additional funds, together with interest accrued thereon while held by Title Company and the Initial Deposit, shall be collectively referred to as the “Deposit”). In the event that Purchaser delivers an Approval Notice in accordance with Section 4.3 below, the Deposit shall be non-refundable except in the event that (a) any condition to Closing in favor of Purchaser is neither satisfied nor waived, (b) Seller defaults hereunder in any material respect, or (c) this Agreement terminates in accordance with the provisions of Articles 5 or 6 below.

2.2.3.     Payment of Balance. The balance of the Purchase Price shall be paid in full, in cash, through escrow at Closing as provided in Section 10.4.

2.2.4.     Independent Consideration. In order to establish independent consideration for Purchaser’s right to purchase the Property hereunder, the Title Company shall deliver to Seller One Hundred Dollars ($100.00) of the Deposit as independent consideration (the “Independent Consideration”) within two (2) Business Days following Purchaser’s deposit of the Deposit, which Independent Consideration shall be nonrefundable in all circumstances and shall be credited against the Purchase Price at Closing.

3.     Liquidated Damages. Purchaser acknowledges that the closing of the sale of the Property to Purchaser, on the terms and conditions and within the time period set forth in this Agreement, is material to Seller. Purchaser also acknowledges that Seller will suffer substantial damages if such transaction is not so consummated due to Purchaser’s default under this Agreement. Purchaser further acknowledges that, as of the date of this Agreement, Seller’s damages would be extremely difficult or impossible to compute in light of the unpredictable state of the economy and of governmental regulations, the fluctuating market for real estate and real estate loans of all types, and other factors which directly affect the value and marketability of the Property. In light of the foregoing and all of the other facts and circumstances surrounding this transaction, and following negotiations between the parties, Purchaser and Seller agree that the amount of the Deposit represents a reasonable estimate of the damages which Seller would suffer by reason of Purchaser’s default hereunder. Accordingly, Purchaser and Seller hereby agree that, in the event of such default by Purchaser under this Agreement, Seller’s sole remedy shall be to terminate this Agreement by giving notice to Purchaser and Title Company and to retain the Deposit as liquidated damages in lieu of any other claim Seller may have in law or in equity (including, without limitation, specific performance) arising by reason of Purchaser’s default. The obligations of Purchaser under this Article 3 shall survive the termination of this Agreement. The parties have initialed this Section 3 to establish their intent so to liquidate damages. Notwithstanding the foregoing, nothing contained in this Article 3 shall be deemed to limit, waive or otherwise modify: (a) Purchaser’s obligation to perform any continuing obligations, or (b) Purchaser’s indemnification obligations contained in this Agreement.

Seller’s	Purchaser’s
Initials:_________	Initials:__________

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4.     Review of The Property; Inspection Period.

4.1.     Document Review. Not later than one (1) Business Day following the Effective Date, Purchaser shall be provided access to the Box Site, on which Seller has posted copies of the documents set forth in Schedule 4.1.1 attached hereto (the “Feasibility Documents”). In addition, during the Inspection Period, as defined below, Seller shall make available to Purchaser for Purchaser’s review and inspection, at the office of Seller or Seller’s property manager and upon at least one (1) Business Day’s prior notice, and in each case to the extent the materials are currently in the Seller’s possession, copies of written materials relating to the Property, its condition (including materials regarding the environmental condition of the Property and Seller’s compliance with all applicable environmental laws) and its operation that are reasonably requested by Purchaser (collectively, including the Feasibility Documents, the “Due Diligence Materials”); provided that the Due Diligence Materials shall not include appraisals, internal financial projections, internal correspondence, valuation reports and/or related information, or any of Seller’s organizational documents (e.g., articles of incorporation, partnership or limited liability company agreements). Except for the Feasibility Documents delivered to Purchaser, none of the Due Diligence Materials shall be removed from the location of inspection by Purchaser. Purchaser may make copies of the Due Diligence Materials at Purchaser’s sole cost and expense (except that Seller shall bear the cost of reproducing the Feasibility Documents provided to Purchaser). Seller shall reasonably cooperate with Purchaser if Purchaser decides to use a copy service to copy any or all of the Due Diligence Materials.

4.2.     Access To Property, Inspection And Due Diligence.

4.2.1.     Access to Property. During the Inspection Period, Seller agrees that Purchaser and its authorized agents or representatives may enter upon the Property during normal business hours upon no less than twenty-four (24) hours advance written or telephonic notice to Seller and make such reasonable, nondestructive investigations, studies and tests including, without limitation, surveys and engineering studies as Purchaser reasonably deems necessary or advisable; provided, however, that Purchaser shall not be permitted to conduct physically invasive testing without Seller’s prior written consent, which consent Seller may withhold in its reasonable discretion. Seller’s prior written consent for physically intrusive inspections or testing may be conditioned upon receipt of a detailed description of the proposed physical inspection or testing, a list of contractors who will be performing the physical inspection or testing, evidence of insurance satisfactory to Seller as provided below, and such other information as Seller requires in connection with such proposed inspection or testing.

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4.2.2.     Inspection Standards. Purchaser agrees that in conducting any inspections, investigations or tests of the Property, Purchaser and its agents and representatives shall (i) not damage any part of the Property, (ii) not unreasonably disturb Seller’s occupancy of the Property, (iii) not injure or otherwise cause bodily harm to Seller, its guests, agents, invitees, contractors, and employees, (iv) maintain insurance as provided below, (v) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property, (vi) not permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights hereunder, (vii) immediately on completion of each such test or inspection, fully restore the Property to the condition in which the same was found before any such inspection or tests were undertaken, and (viii) not reveal or disclose any information obtained during the Inspection Period concerning the Property to anyone outside Purchaser’s organization, except as permitted by Section 4.4 of this Agreement. In the event Purchaser fails to perform any affirmative duty or obligation of Purchaser under Subsection 4.2.2 (iv), (v), (vi) or (vii) above within three (3) Business Days after written notice to Purchaser of its failure (and without notice in case of an emergency), Seller may (but shall not be obligated to) perform such duty or obligation on Purchaser’s behalf and Purchaser shall reimburse Seller upon demand for the costs and expenses of any such performance (including penalties, interest and reasonable attorneys’ fees incurred in connection therewith).

4.3.     Inspection and Right to Terminate. Purchaser shall have the right to promptly commence and actively pursue its due diligence on the Property as provided for in Sections 4.1 and 4.2 above. If Purchaser determines to proceed with the purchase of the Property in accordance with this Agreement, then Purchaser shall, before the end of the Inspection Period, notify Seller in writing (an “Approval Notice”) that Purchaser has approved the matters described in Sections 4.1 and 4.2 above, which determination shall be made by Purchaser in its sole and absolute discretion. In such event, Purchaser shall increase the Deposit as provided in Section 2.2.2 above and, except as expressly provided otherwise in this Agreement, the Deposit shall become nonrefundable and shall serve as liquidated damages in accordance with Section 3 above. In the event that Purchaser fails to deliver an Approval Notice to Seller before the end of the Inspection Period, then Purchaser shall be deemed to have elected to terminate this Agreement, and the Deposit shall be returned to Purchaser and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which expressly survives termination).

4.4.     Confidentiality. The parties have entered into a Nondisclosure Agreement, effective as of May 13, 2013, which is attached hereto as Exhibit B and made a part hereof (the “Nondisclosure Agreement”), and it shall control the disclosure of Confidential Information (as defined therein) that one party receives from the other party, except to the extent any term is expressly modified herein. Each party hereto agrees to maintain as Confidential Information, and not to discuss with or to disclose to any person or entity that is not a party to this Agreement any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement but not the identity of Purchaser and the Purchase Price; provided, however, that Seller may disclose the identity of Purchaser, the Purchase Price, and the terms of this Agreement in its current report under SEC Form 8-K or as otherwise required by law. Purchaser shall not disclose to anyone other than its partners and financiers any information disclosed by Seller to Purchaser which is not generally known by the public regarding Seller’s operations and/or the Property. Each party hereto may discuss with and disclose to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, directors, officers, employees, agents, consultants and other advisors information regarding this Agreement to the extent such persons or entities reasonably need to know such information. Further, Purchaser may disclose the existence of this Agreement, though not any of its material economic terms, in dealing with third parties (including governmental officials) in conducting its due diligence in connection with its prospective purchase. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission (“SEC”) or in order to comply with any law or interpretation thereof or court order. This provision shall survive termination of this Agreement for a period of one (1) year from the Effective Date but shall terminate upon the Closing; provided, however, that the Nondisclosure Agreement and the obligations thereunder shall terminate only in accordance with the terms of the Nondisclosure Agreement. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section (including any press release made by either party’s brokers) shall be subject to the reasonable approval of each of Purchaser and the Seller, both as to timing and content.

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4.5.     Restoration And Insurance. If any inspection or test disturbs any of the Property, Purchaser will restore the Property to substantially the same condition as existed prior to any such inspection or test. Purchaser shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all liabilities, losses, costs and damages, including reasonable attorneys’ fees, incurred by Seller as a result of such entry or investigation or the exercise of any rights under Section 4.2 by or on behalf of Purchaser other than any liability, loss, cost or damage arising from a pre-existing condition that is discovered (but not caused) by such investigation. This indemnity obligation of Purchaser shall survive Closing or the termination of this Agreement. Purchaser shall obtain, or arrange for its inspecting consultant to obtain, and shall keep in force a policy of comprehensive general liability insurance (including coverage for bodily injury and property damage) on an occurrence basis with a combined single limit of One Million Dollars and No/100 Dollars ($1,000,000.00) issued by an insurer reasonably acceptable to Seller. Such policy shall name Seller as an additional insured and shall provide that there shall not be any cancellation or reduction in coverage without thirty (30) days’ prior written notice to Seller at the address set forth in Section 12.1.

5.     Title; Title Objections.

5.1.     Title Report. Within three (3) Business Days of the Effective Date, Seller shall cause Title Company to issue and deliver to Purchaser a preliminary title report on the Property, which will form the basis of Title Company’s commitment to issue to Purchaser, as the proposed insured, its regular CLTA or ALTA (as determined by Purchaser) Owner’s title insurance policy (“Owner’s Title Policy”) in the amount of the purchase price (“Title Commitment”), together with a legible copy of all documents of record and all exceptions to title indicated on the Title Commitment.

5.2.     Title. Title to the Real Property shall be conveyed from Seller to Purchaser by the Deed, free and clear of all liens and encumbrances except the following which title shall be taken subject to: (i) liens to secure payment of taxes and assessments not delinquent; (ii) mechanics’ liens, materialmen’s liens and other liens and claims arising out of any work performed, materials furnished or obligations incurred by or for Seller, provided that Seller shall discharge such liens, by bond or otherwise, within 10 days after the filing thereof, at Seller's sole cost; (ii) applicable zoning and use laws, ordinances, rules and regulations of any municipality, township, county, state or other governmental agency or authority; (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation; and (iv) any other exceptions of record acceptable to Purchaser. The foregoing exceptions to title are referred to collectively as the “Permitted Exceptions”. Conclusive evidence of delivery of title in accordance with the foregoing shall be the willingness of Title Company to issue to Purchaser, upon payment of its regularly scheduled premium, the Owner’s Title Policy in the amount of the Purchase Price, showing fee title to the Property vested of record in Purchaser as of Closing, subject only to the Permitted Exceptions (and the standard printed exceptions and conditions in the policy of title insurance).

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5.3.     Title Objections. If the Title Commitment discloses title exceptions other than the Permitted Exceptions or if the survey discloses survey matters which, in the reasonable judgment of Purchaser, interfere with Purchaser’s ability to use or finance the Real Property, Purchaser shall notify Seller in writing of its objections thereto on or before the date seven (7) Business Days following the later of the Effective Date or Purchaser’s receipt of the Title Commitment and all related title exceptions (“Title Objections”). Seller shall have five (5) Business Days from the receipt of such notice (“Seller’s Removal Period”) to have such title exceptions removed from the Title Commitment and to correct any such survey at Seller’s expense. If Seller fails to timely provide such removal, correction or insurance, one of the following shall occur: (i) Purchaser may declare this Agreement null and void by giving written notice to Seller prior to expiration of the Inspection Period, unless the parties mutually agree in writing to extend the time for providing such notice (the “Termination Notice”), whereupon the parties hereto shall have no further obligations hereunder (except for those obligations which otherwise survive the termination of this Agreement) and the Deposit shall be returned to Purchaser; or (ii) if Purchaser does not timely give the Termination Notice, Purchaser shall be obligated to close the purchase and sale of the Property as otherwise provided herein. If Purchaser does not provide Seller with notice of Title Objections within the time periods specified in the first sentence of this Section 5.3, Purchaser shall be deemed to have approved the Title Commitment.

5.4.     Pre-Closing “Gap” Title Defects. In the event that Title Company first notifies Seller in writing of any title matters not constituting Permitted Exceptions after the expiration of the time period in which Purchaser may provide Title Objections pursuant to Section 5.3 above, including any items disclosed by any survey of the Property or update to the survey that Purchaser elects to order, Purchaser may object to such matters by delivering written notice thereof to Seller not more than five (5) Business Days after Purchaser first receives notice of such matters (and Purchaser’s failure to provide such written notice shall constitute Purchaser’s waiver of any such objections). With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those which apply to any notice of objections made by Purchaser as set forth in Section 5.3 above. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed fifteen (15) days after the originally scheduled Closing Date

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5.5.     Monetary Liens. Notwithstanding any other provision hereof, Seller shall be obligated to remove any voluntary monetary liens at Closing except for the Permitted Exceptions.

6.     Condemnation or Casualty

6.1.     Condemnation. If, at any time after the Effective Date but prior to Closing, a proceeding is instituted for the taking of all or any material portion of the Property under the power of eminent domain (a “Taking”), then Purchaser shall have the right by giving written notice to Seller and Title Company within ten (10) Business Days after the date of receipt of written notice of any such Taking (and the Closing Date shall be postponed, if necessary, to allow Purchaser to have such ten (10) Business Day period), either to: (a) consummate the purchase of the Property in accordance with this Agreement, in which event Seller shall assign to Purchaser at Closing any award payable by reason of the Taking, or (b) terminate this Agreement effective as of the date such written notice of termination is given. If Purchaser fails to give such written notice within such ten (10) Business Day period, then Purchaser shall be deemed to have elected not to terminate this Agreement pursuant to this Article 6. If Purchaser terminates this Agreement pursuant to this Article 6, then the Deposit (including any portion of the Deposit passed through to Seller) shall be returned to Purchaser less Purchaser’s share of transaction costs determined pursuant to this Agreement, and neither Seller nor Purchaser shall have any further obligations under this Agreement, except such obligations of the parties that expressly survive the termination of this Agreement.

6.2.     Casualty.

6.2.1.     Minor Damage. In the event of damage to the Property or any portion thereof prior to Closing caused by any casualty that is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, assigns to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. In the event that Seller performs repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly; and, at Seller’s option, either (i) the date of Closing shall not be extended due to Seller’s repair work but the reasonable estimated value of any such repair work remaining to be completed as of Closing shall be held in escrow until the completion of said repair work by Seller, or (ii) the date of Closing shall be extended for a reasonable time in order to allow the completion of such repairs by Seller. If Seller assigns the claim and proceeds to Purchaser, the Purchase Price shall be reduced by an amount equal to the applicable deductible amount, if any, under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

6.2.2.     Major Damage. In the event of a “major” loss or damage, Purchaser may terminate this Agreement by giving written notice to Seller within ten (10) Business Days after receipt of written notice of such major loss or damage, in which event the Deposit shall be returned to Purchaser less Purchaser’s share of transaction costs determined pursuant to this Agreement. If Purchaser fails to give such written notice within such ten (10) Business Day period, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies relating to the premises in question. In the event that Seller performs repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly; and, at Seller’s option, either (i) the date of Closing shall not be extended due to Seller’s repair work but the reasonable estimated value of any such repair work remaining to be completed as of Closing shall be held in escrow until the completion of said repair work by Seller, or (ii) the date of Closing shall be extended for a reasonable time in order to allow the completion of such repairs by Seller. If Seller assigns the claim and proceeds to Purchaser, the Purchase Price shall be reduced by an amount equal to the applicable deductible amount, if any, under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

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6.2.3.     Definition of “Major” Loss or Damage. For purposes of Sections 6.2.1 and 6.2.2, “major” loss or damage refers to loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the opinion of a general contractor selected by Seller and reasonably approved by Purchaser, equal to or greater than Five Hundred Thousand Dollars ($500,000.00).

7.     Representations And Warranties.

7.1.     Seller’s Knowledge. As used in this Agreement, the term “Seller’s Knowledge” or words of similar import mean the actual knowledge of Todd Smathers without duty of inquiry and without being charged with record or constructive knowledge, as of the date of this Agreement or as of the Closing Date, as applicable, whom Seller represents and warrants is the person in Seller’s organization who is primarily responsible for the management and operation of the Property.

7.2.     Representation And Warranties. Seller hereby makes the following representations and warranties as of the date of this Agreement and as of the Closing Date:

7.2.1.     Authority. Seller is a corporation duly formed and organized, and validly existing under the laws of Delaware and is qualified to transact business in California. Seller has the full right and authority to enter into this Agreement and to perform the obligations of Seller under this Agreement. The persons signing this Agreement on behalf of Seller are authorized to do so.

7.2.2.     Leases. There are no leases, subleases or tenancy agreements applicable to the Property, or any portion thereof.

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7.2.3.     Contracts. To Seller’s Knowledge, the Contracts Schedule accurately identifies in all material respects all of the Contracts and, as of the Closing Date, except as disclosed in the Contracts Schedule or otherwise disclosed in writing to Purchaser, to Seller’s Knowledge, no material default or breach shall exist under any Assigned Contract.

7.2.4.     Financial Information. Seller’s audited financial statements for the fiscal year ended March 31, 2013, are accurate and complete in all material respects as of the respective dates thereof and for the periods referred to therein, all in accordance with United States Generally Accepted Accounting Principles, consistently applied.

7.2.5.     Due Diligence Materials. To Seller’s Knowledge, the Due Diligence Materials delivered or made available to Purchase pursuant to Section 4.1 of this Agreement, including the reports and information listed on Schedule 4.1.1 hereto, constitute all material documents presently in Seller’s possession regarding the Property (i) that have been requested by Purchaser under Section 4.1, and (ii) that have been located by Seller after a reasonably diligent search of documents in its possession, excluding such internal documents described in Section 4.1 that are not being made available to Purchaser.

7.2.6.     Hazardous Materials Violation Notices. Seller has not received any written notice from any applicable governmental authority that, at the present time, there is (i) a violation of any applicable environmental laws concerning hazardous materials, hazardous waste, or other contaminants placed or located upon the Property, or (ii) a threatened or ongoing investigation concerning the same.

7.2.7.      Bankruptcy. Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors; (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer or liquidate all or substantially all of its property; or (iii) made an assignment for the benefit of creditors.

7.2.8.     Condemnation/Special Assessments. Seller has not received any written notice of any threatened or contemplated special assessments or eminent domain or condemnation actions against the Property or any part thereof.

7.2.9.     Legal Compliance. Seller has not received any written notice from any governmental or public authority (i) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws, where such violation remains outstanding and, if not corrected, would have a material adverse effect on the use of the Property as currently owned and operated, or (ii) that any work is required to be done upon or in connection with the Property, where such work remains outstanding and, if not performed, would have a material adverse effect on the use of the Property as currently owned and operated.

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7.2.10.     No Conflict. To Seller’s Knowledge, the execution and delivery of this Agreement, and the sale and conveyance of the Property contemplated hereby, do not and will not (a) violate any provisions of (i) any rule, regulation, statute, or law, or (ii) the terms of any order, writ or decree of any court or judicial or regulatory authority or body, or (iii) the charter or governing instruments of Seller, and (b) conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any material contract, mortgage, lien, lease, agreement, debenture or instrument to which the Seller is a party.

7.2.11.     Non-Foreign Person. Seller is not a foreign person as defined in Internal Revenue Code Section 1445(f)(3). At Closing, Seller shall deliver to Purchaser through escrow a declaration under penalty of perjury confirming the foregoing statement in the form of Exhibit E attached hereto (“Affidavit of Non-Foreign Status”).

7.2.12.     Patriot Act. Seller is not a person or entity with whom Purchaser is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the "USA Patriot Act") or Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, "Anti Terrorism Laws"), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

7.2.13.     ERISA. The Property does not constitute plan assets of Seller within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

7.3.     Purchaser’s Representations And Warranties. Purchaser hereby makes the following representations and warranties as of the date of this Agreement and as of the Closing Date:

7.3.1.     Due Authorization. Purchaser is a limited liability company duly formed and organized, and validly existing under the laws of California and is qualified to transact business in California. Purchaser has been duly authorized to execute and perform its obligations under this Agreement. The persons signing this Agreement on behalf of Purchaser have the power and authority to do so and to bind Purchaser to this Agreement. All the instruments, agreements and other documents executed by Purchaser which are to be delivered to Seller at Closing are and at the time of Closing will be duly authorized, executed and delivered by Purchaser.

7.3.2.     Legal Proceedings. To Purchaser’s actual knowledge, Purchaser has not received written notice of any legal actions or proceedings in any court pending against Purchaser that affect Purchaser’s ability to purchase the Property.

7.3.3.     No Consents. No consent to the sale and conveyance of the Property by Seller to Purchaser is required to be obtained from any governmental agency or public administrative body or any other person or entity.

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7.3.4.     Bankruptcy. Purchaser has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors; (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer or liquidate all or substantially all of its property; or (iii) made an assignment for the benefit of creditors.

7.3.5.     No Conflict. The execution and delivery of this Agreement, and the sale and conveyance of the Property contemplated hereby, do not and will not (a) violate any provisions of (i) any rule, regulation, statute, or law, or (ii) the terms of any order, writ or decree of any court or judicial or regulatory authority or body, or (iii) the charter or governing instruments of Purchaser, and (b) conflict with or result in a breach of any condition or provision or constitute a default under or pursuant to the terms of any material contract, mortgage, lien, lease, agreement, debenture or instrument to which the Purchaser is a party.

7.3.6.     Patriot Act. Purchaser is not a person or entity with whom Seller is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the "USA Patriot Act") or Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, "Anti Terrorism Laws"), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

7.3.7.     ERISA. Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA, which is subject to Title 1 of ERISA.

8.     “AS IS” Purchase; Release of Seller.

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8.1.     “AS IS” Purchase. Purchaser hereby represents, warrants, and agrees that, as of the date of this Agreement and as of the Closing Date: (i) it is buying and accepting the Property on an “AS IS” basis, with all patent, latent, and hidden defects; (ii) it has had the opportunity to make or will have made prior to the Closing its own investigations, studies, and inspections of the Property as it deems necessary or appropriate, including, without limitation, the physical aspects and condition of the Property and the Property’s compliance with all laws and regulations applicable to the Property’s current or intended use or development; (iii) in connection with its investigations, studies and inspections of the Property it has contracted or had the opportunity to contract with certain advisors and consultants, including, but not limited to, environmental consultants, engineers and geologists, to conduct such environmental, hazardous material, geological, soils, hydrology, seismic, endangered species, archeological, physical, structural, mechanical and other inspections of the Property as Purchaser deemed to be necessary, including without limitation those items described in the Natural Hazard Disclosure Statement; (iv) it is relying solely on its and its advisors’ and consultants’ investigations, studies and inspections as to the Property, its condition and other characteristics and compliance with laws and regulations; (v) it is relying solely on its own review and analysis of the Due Diligence Materials, and it acknowledges and agrees that, except for the express representations and warranties in Section 7.2 of this Agreement, Seller has not made any representation or warranty whatsoever concerning the completeness or the accuracy of information contained in the Due Diligence Materials; (vi) it has not received from Seller any accounting, tax legal, architectural, engineering, property management, environmental or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management, environmental and other advisors; and (vii) it is not relying on any implied or express warranty or representation by Seller (except for the express representations and warranties in Section 7.2 of this Agreement), and Seller shall have no liability, with respect to the value, uses, habitability, physical or environmental condition, design, operation, financial condition or prospects, or fitness for purpose or use of the Property (or any portion thereof), or any other aspect, portion or component of the Property. Without limiting the generality of the foregoing, except for the express representations and warranties of Seller contained in Section 7.2 of this Agreement, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property, its condition, or matters affecting the Property, including, without limitation, title to or the boundaries of the Property, topography, climate, air, water rights, utilities, leases, water, present and future zoning, physical condition, soil condition, pest control matters, engineering characteristics, traffic patterns, purposes to which the Property may be suited, value, potential for development, hazardous materials, contamination, flood hazard areas, drainage, access to public roads, proposed routes of roads or extensions thereof, the square footage of the Property or the Improvements, compliance with building, health and safety laws, environmental laws, land use laws and regulations to which the Property may be subject and all other matters in any way affecting the Property, or the use or ownership thereof. The provisions of this Section 8.1 shall survive Closing.

8.2.     Release of Seller. The acknowledgments and agreements contained in this Article 8 constitute a conclusive admission that Purchaser, as a sophisticated, knowledgeable investor in commercial property, has relied upon its own judgment as to any matter germane to the Property, or its purchase or contemplated use thereof, and that any other statement with respect thereto, whether oral, written, constructive, express or implied, is immaterial to Purchaser. Effective as of the Closing Date, Purchaser, on behalf of itself and its affiliates, subsidiaries, partners, limited partners, shareholders, directors, officers, employees, agents, contractors, attorneys, lenders, representatives, administrators, trustees, successors and assigns, hereby releases and forever discharges Seller and its affiliates, subsidiaries, partners, limited partners, shareholders, directors, officers, employees, agents, contractors, attorneys, lenders, representatives, administrators, trustees, successors, and assigns from any and all claims, causes of action, derivative actions, administrative actions, actions at law or in equity, demands, damages, fees, costs, losses, expenses and liabilities of any nature – whether known or unknown, suspected or unsuspected, contingent or fixed – that Purchaser has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, its compliance with applicable laws and regulations or its fitness for Purchaser’s intended purpose; provided, however, that the foregoing release shall not apply to (i) any obligations of Seller arising under the Leaseback Lease during the term thereof, (ii) Seller’s obligations under Section

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10.9 and Article 11 of this Agreement, or (iii) claims for contribution to or indemnity of cleanup and remediation costs that are incurred due to an order issued by, or legal action brought by, any applicable governmental authority for a release of hazardous materials, hazardous waste, or other contaminants in violation of applicable environmental laws, but only to the extent of those cleanup and remediation costs that are caused by Seller’s release of hazardous materials, hazardous waste, or other contaminants in violation of applicable environmental laws prior to the Closing Date. In giving the foregoing release, Purchaser hereby acknowledges that it has read and does hereby waive the provisions of §1542 of the California Civil Code, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The provisions of this Section 8.2 shall survive Closing.

SELLER’S	PURCHASER’S
INITIALS:_________	INITIALS:__________

8.3.     Natural Hazards Disclosures. The parties acknowledge that the “Disclosure Statutes” (as defined below) provide that a seller of real property must make certain disclosures regarding certain natural hazards potentially affecting the property, as more particularly provided therein. As used in this Agreement, “Disclosure Statutes” means, collectively, California Government Code Sections 8589.3, 8589.4 and 51183.5, California Public Resources Code Sections 2621.9, 2694 and 4136 and any other California statutes that require Seller to make disclosures concerning the Property. Seller shall order a Natural Hazard Disclosure Report for the Property (the “Report”) from the Title Company or another reputable company and shall deliver the Report to Purchaser promptly upon Seller’s receipt thereof, and in no event later than five (5) days prior to the expiration of the Inspection Period. Purchaser hereby agrees as follows with respect to the Disclosure Statutes and the Report:

(a)     The delivery of the Report to Purchaser as provided above shall be deemed to satisfy all obligations and requirements of Seller under the Disclosure Statutes;

(b)     Seller shall not be liable for any error or inaccuracy in, or omission from, the information in the Report; and

(c)     The Report is being provided by Seller for purposes of complying with the Disclosure Statutes and shall not be deemed to constitute an implied or express representation or warranty by Seller as to the presence or absence in, at or around the Property of the conditions that are the subject of the Disclosure Statutes.

8.4.     Nonresidential Building Energy Use Disclosure Program. The parties acknowledge and agree that the California Energy Commission has suspended its regulations implementing the Nonresidential Building Energy Use Disclosure Program (AB 1103/AB 531) until September 1, 2013, and accordingly they are inapplicable to this Agreement, but Seller has made available to Purchaser on the Box Site information on energy use by Seller at the Property for at least the last 12 months. Purchaser hereby agrees that these disclosures satisfy all obligations and requirements of Seller under the Nonresidential Building Energy Use Disclosure Program (assuming that any such requirements are applicable), that Seller shall not be liable for any error or inaccuracy in, or omission from, such disclosures, and that such disclosures shall not be deemed to constitute an implied or express representation or warranty by Seller as to the energy use at Building One and Building Two.

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8.5.     Leaseback Lease Prevails. Notwithstanding the foregoing provisions of this Article 8, in the event of any conflict arising out of the provisions of this Article 8 and the respective rights and obligations of the parties as landlord and tenant under the Leaseback Lease following the Closing, the provisions of the Leaseback Lease shall prevail as to the parties’ Lessor-Lessee relationship.

9.     Conditions Precedent.

9.1.     Conditions in Favor of Purchaser. Purchaser’s obligation to close the purchase of the Property pursuant to this Agreement shall be subject to the following conditions precedent in favor of Purchaser, each of which may be waived by Purchaser in its sole discretion:

(a)     The representations and warranties of Seller set forth in Section 7.2 above shall be true and correct in all material respects as of the Closing Date;

(b)     Seller shall have made, in all material respects, the deliveries required of Seller pursuant to Section 10.2 below and timely performed, in all material respects, the obligations required by the terms of this Agreement to be performed by Seller; and

(c)     Title Company shall be irrevocably committed to issue to Purchaser the Owner’s Title Policy as described in Section 5.1, subject only to payment of the applicable premium.

9.2.     Conditions in Favor of Seller. Seller’s obligation to close the purchase of the Property pursuant to this Agreement shall be subject to the following conditions precedent in favor of Seller, each of which may be waived by Seller in its sole discretion:

(a)     The representations and warranties of Purchaser set forth in Section 7.3 above shall be true and correct in all material respects as of the Closing Date;

(b)     Purchaser shall have made, in all material respects, the deliveries required of Purchaser pursuant to Section 10.3 below and timely performed, in all material respects, the obligations required by the terms of this Agreement to be performed by Purchaser; and

(c)     Purchaser shall have approved Seller’s tenant improvements under the Leaseback Lease.

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10.     Closing.

10.1.     Closing. The transaction contemplated by this Agreement shall be consummated through escrow at the office of Title Company on or prior to the Closing Date. The parties agree that time is of the essence with respect to the closing of this transaction. The Closing shall take place at a time on the Closing Date so that the Title Company will be able to wire-transfer all funds owing to Seller by no later than 11:00 a.m. California time. Purchaser hereby acknowledges that Purchaser may be required by the Title Company to wire funds into Escrow on the day before the Closing Date to allow Seller’s funds to be wired as described in the preceding sentence.

10.2.     Seller’s Delivery Into Escrow. Seller shall deliver the following items into escrow:

10.2.1.     Deed. The Deed, duly executed and acknowledged by Seller, except that the amount of any transfer tax shall not be shown on the Deed, but shall be set forth on a separate affidavit or instrument which, after recordation of the Deed, shall be attached thereto so that the amount of such transfer tax shall not be of record.

10.2.2.     Leaseback Lease. Two (2) originals of the Leaseback Lease duly executed by Seller.

10.2.3.     General Assignment. The General Assignment, duly executed by Seller.

10.2.4.     Affidavits of Non-Foreign Status. The Affidavit of Non-Foreign Status duly executed by Seller.

10.2.5.     California Form 593. A California Form 593 Real Estate Withholding Certificate executed by Seller.

10.2.6.     Termination of Contracts. At Closing, Seller shall provide evidence reasonably acceptable to Purchaser that the Disapproved Contracts have been terminated or that Seller has taken reasonable actions to terminate them and their termination will be effective with the passage of time.

10.2.7.     Evidence of Authorization. Such evidence as shall reasonably establish that Seller’s execution of this Agreement and performance of its obligations hereunder have been duly authorized and that the person or persons executing this Agreement on behalf of Seller have been duly authorized and empowered to do so.

10.2.8.     Other Documents. Such other documents or instruments as may be reasonably required to consummate this transaction in accordance with the terms and conditions of this Agreement, such as appropriate escrow instructions to Title Company.

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10.3.     Purchaser’s Delivery Into Escrow. Purchaser shall deliver the following items into escrow:

10.3.1.     Cash. Immediately available funds in the following amounts: (i) the balance of the Purchase Price; and (ii) such amount, if any, as is necessary for Purchaser to pay Purchaser’s share of the closing costs and prorations specified in Sections 10.6 and 10.7 below.

10.3.2.     Leaseback Lease. Two (2) originals of the Leaseback Lease duly executed by Purchaser.

10.3.3.     Evidence of Authorization. Such evidence as shall reasonably establish that Purchaser’s execution of this Agreement and performance of its obligations hereunder have been duly authorized and that the person or persons executing this Agreement on behalf of Purchaser have been duly authorized and empowered to do so.

10.3.4.     Other Documents. Such other documents and instruments as may be reasonably required in order to consummate this transaction in accordance with the terms and conditions of this Agreement, such as appropriate escrow instructions to Title Company.

10.4.     Procedure. Seller and Purchaser shall cause the following to occur at the Closing on the Closing Date:

10.4.1.     The Deed, duly executed and acknowledged by Seller, shall be recorded in the applicable land records.

10.4.2.     Title Company shall date as of the Closing Date and deliver to Purchaser (i) one (1) fully executed original of the Leaseback Lease, and (ii) the General Assignment, each executed by Seller.

10.4.3.     Title Company shall date as of the Closing Date and deliver to Seller one (1) fully executed original of the Leaseback Lease executed by Purchaser.

10.4.4.     Purchaser shall pay to Seller the total purchase price for the Property in accordance with Section 2.1 hereof.

10.4.5.     The Title Company shall issue to Purchaser the Owner’s Title Policy.

10.4.6.     The Title Company shall file the information return for the sale of the Property required by Section 6045 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

10.5.     Closing Prorations. At Closing, the items of income and expense of the Property set forth below shall be prorated on the basis of a 365-day year, actual days elapsed for the month in which Closing occurs, as of midnight on the day immediately preceding the Closing Date. Income and expenses attributable to the period prior to the Closing Date shall be for the account of Seller, and income and expenses attributable to the period on and after the Closing Date shall be for the account of Purchaser. Without limiting the generality of the foregoing, all current real property taxes, non-delinquent bonds or improvement assessments, general and special, non-delinquent public or governmental charges or assessments affecting the Property (including current assessments, liens or encumbrances for sewer, water, drainage or other public improvements whether completed or commenced on, or prior to, the date of this Agreement) shall be prorated as of Closing. If the Closing Date occurs before the tax rate or assessment is fixed, the proration of such taxes and assessments by Title Company shall be made at Closing based upon the most recent tax bills available. Notwithstanding the foregoing, to the extent that Seller, as tenant under the Leaseback Lease, is solely responsible for the payment of real estate taxes and other Property expenses, such items shall not be prorated at Closing and shall be solely Seller’s responsibility.

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10.6.     Closing Costs. Seller shall be responsible for 100% of city and county documentary transfer taxes. Purchaser shall be responsible for 100% of the cost of the Owner’s Policy and all escrow charges. Purchaser and Seller shall each be responsible for 50% of the cost of a new survey of the Property. All other closing costs shall be allocated between Purchaser and Seller consistent with local custom. Each party shall pay its own attorneys’ fees incurred in connection with this Agreement or the transaction contemplated herein. The provisions of this Section 10.6 shall survive Closing.

10.7.     Closing Procedure. Title Company shall close escrow when it is in a position to: (i) pay to Seller, by certified check or wire transfer in immediately available funds, the amount of the Purchase Price, as such amount may be increased or decreased as a result of the allocation of the closing costs and prorations as specified in Sections 10.5 and 10.6; and (ii) issue to Purchaser the Owner’s Title Policy.

10.8.     Possession; Notices. On the Closing Date, Seller shall transfer to Purchaser possession of the Property. On the Closing Date or as soon thereafter as practicable (unless earlier notice is required), Seller and Purchaser shall send notices to all vendors and contractors under any Assigned Contracts informing them that Seller sold the Property and assigned the Assigned Contracts to Purchaser on the Closing Date. Notwithstanding anything in this Agreement to the contrary, Purchaser shall have until the expiration of the Inspection Period to notify Seller in writing whether it desires any Contracts to remain in effect after Closing and to be assigned to it as an Assigned Contract, and any Contract not so specified by Purchaser shall be terminated at Closing, unless Seller has taken reasonable actions to terminate them and their termination will be effective with the passage of time at no cost to Purchaser (the “Disapproved Contracts”); provided, however, that Seller shall not be required to terminate any Contract that Seller, as tenant under the Leaseback Lease, desires to keep in effect post-Closing (the “Non-Assigned Contracts”). The Assigned Contracts, if any, shall be assigned by Seller to Purchaser at Closing pursuant to the General Assignment. The provisions of this Section 10.8 shall survive Closing.

10.9.     Removal of Power Co-Generation Facility. Not more than one hundred twenty (120) days following Closing, Seller, at its sole cost and expense, shall remove from the Property the existing unused “Power Co-Generation Facility” currently located behind Building Two; provided, however, that the Property is being sold “As Is” and Seller shall have no obligation to restore or remodel the area where the Power Co-Generation Facility is located, including, without limitation, removing the concrete pad that it sits upon or the walled enclosure area in which it is located. Seller shall repair any damage to the Property resulting from the removal of the Power Co-Generation Facility and shall ensure that the removal of such facility does not in any way adversely affect the operations of Building One or Building Two. Prior to such removal, Seller shall provide to Purchaser any plans for the removal and contracts related thereto for Purchaser’s prior written approval, which approval shall not be unreasonably withheld or delayed. If the removal occurs post-Closing, Seller shall provide Purchaser with written evidence that it and its contractors have in place liability insurance in an amount satisfactory to Purchaser in its reasonable discretion (and naming Purchaser as an additional insured) and Purchaser shall reasonably cooperate with Seller to provide access to the portion of the Property necessary in order to complete such removal. Notwithstanding any other provisions hereof, Seller shall indemnify, defend and hold Purchaser harmless from any and all costs, damages, losses and liabilities arising out of, or related to, such removal. Seller shall retain for its own account the proceeds, if any, from the sale, reuse, or scrapping of the Power Co-Generation Facility, and such proceeds will not reduce the Purchase Price. The provisions of this Section 10.9 shall survive the Closing.

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10.10.     Maintenance. Seller shall, between the Seller’s execution of this Agreement and the Closing Date, at Seller’s sole cost and expense maintain the Property in good order, condition and repair, reasonable wear and tear excepted (and further subject to Section 6.2), and otherwise operate the Property in the ordinary course of Seller's business and substantially in accordance with Seller's present practice. From and after the Effective Date and prior to the Closing hereunder (or earlier termination of this Agreement in accordance with the terms of this Agreement), Seller shall not, without the prior written consent of Purchaser which will not be unreasonably withheld or delayed, (i) enter into any new lease of the Property, (ii) enter into any contract or agreement for the provision of materials, goods or services to or with respect to the Property unless Seller shall continue to be responsible for any obligations thereunder after the Closing Date (and Purchaser shall assume no such obligations), or (iii) create any encumbrances or liens upon the Property, or originate or cause any assessments to be charged against the Property, that are not Permitted Exceptions or will not be removed from the title to the Property by Seller on or before the Closing.

10.11.     Purchaser Remedies. If Seller breaches this Agreement in any material respect prior to the Closing or refuses to sell the Property as required by this Agreement (other than due to a prior material breach of this Agreement by Purchaser), Purchaser shall have the right, as its sole remedy, either (a) to terminate this Agreement by giving written notice to Seller and receive the return of the Deposit, which return shall operate to release Seller from any and all liability hereunder, except that in the event that such breach occurs after Purchaser has delivered an Approval Notice pursuant to Section 4.3, Seller also shall be obligated to reimburse Purchaser for all of its reasonable and documented out of pocket due diligence costs and attorneys’ fees incurred in connection with this Agreement, not to exceed $50,000 in the aggregate, or (b) if the Deposit has become non-refundable in accordance with the provisions of Section 4.3 above and Purchaser is prepared to close the sale of the Property, then to enforce specific performance of Seller's obligation to sell the Property to Purchaser in accordance with this Agreement. Except as provided in the foregoing sentence, Purchaser expressly waives all rights to obtain damages in the event of Seller's failure to close the sale of the Property hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive the return of the Deposit if Purchaser fails to file suit for specific performance against Seller, in a court having jurisdiction in the county and state in which the Property is located, within thirty (30) days following the date upon which Closing was to have occurred. This Section 10.11 shall survive the termination of this Agreement.

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11.     Brokers. Seller and Purchaser each warrant and represent to the other that no person, firm or entity who or which has been retained by either Seller or Purchaser, other than Mike Michaels and Wayne Lamb of CRESA, as Seller’s agent (“Broker”), is in a position to claim a real estate brokerage commission, due diligence fee or finder’s fee against the other party as a procuring cause of this transaction based upon contacts with such party or the Property. Pursuant to the terms of a separate written agreement, Seller shall pay, at Closing and only if there is a Closing, to Broker, any agreed-upon real estate commission due as a result of the purchase and sale evidenced hereby. Each party shall indemnify, defend, protect and hold the other party harmless from and against any and all claims, actions, causes of action, demands, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) arising as a result of a breach of the foregoing warranties and representations. The provisions of this Article 11 shall survive Closing or the termination of this Agreement.

12.     Miscellaneous.

12.1.     Notices. All notices, demands or other communications of any type given by either party to the other or to Title Company, whether required by this Agreement or in any way related to this transaction, shall be in writing and delivered: (i) by hand, facsimile, email or Federal Express or similar courier service; or (ii) by United States Mail, as a certified item, return receipt requested, and deposited in a Post Office or other depository under the care or custody of the United States Postal Service, with proper postage affixed. Each notice to a party shall be addressed as follows:

To Seller	Exar Corporation 48760 Kato Road Fremont, CA 94538 Attn.: Law Department Telephone No.: 510.668.7112 Facsimile No.: 510.668.7002 Email: thomas.melendrez@exar.com

With A Copy To:	Albert J. Boro, Jr., Attorney at Law 345 Franklin Street San Francisco, CA 94102 Attn.: Albert J. Boro, Jr. Telephone No.: 415.999.1210 Facsimile No.: 415.276.5870 Email: ajboro@aol.com

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To Purchaser:	Ellis Partners LLC 111 Sutter Street, Suite 800 San Francisco, CA 94104 Attn.: Melinda Ellis Evers Telephone No.: 415.391.9800 Facsimile No.: 415.391.4711 Email: melinda@ellispartners.com

With A Copy To:	Stein & Lubin LLP 600 Montgomery Street, 14th Floor San Francisco, CA 94111 Attn.: Richard B. Caine Telephone No.: 415.981.0550 Facsimile No.: 415.981.4343 Email: rcaine@steinlubin.com

To Title Company:	First American Title Insurance Company 100 Spear Street, Suite 1600 San Francisco, CA 94105 Attn.: Kimberleigh Toci Telephone No.: 415-837-2251 Facsimile No.: 415-398-1750 Email: ktoci@firstam.com

Any notice delivered by hand or Federal Express or similar courier service shall be deemed to be delivered when actual delivery is made. Any notice delivered by facsimile or email shall be deemed to be delivered when sent, provided that confirmation of effective transmission is received in the case of a facsimile, and no email delivery failure notice is received in the case of an email, and provided further that a confirmation copy of the notice is sent the same day by United States first class mail, postage pre-paid, properly addressed. Any notice deposited in the United States Mail in the manner required above shall be deemed to be delivered three (3) calendar days after the date of such deposit, and any time periods provided for herein during which a party may act shall not commence until such notice is deemed to be so delivered. Either party hereto may change its address by notice given as provided herein to the other party and Title Company.

12.2.     Rules of Construction. Where required for proper interpretation, words in the singular shall include the plural, the masculine gender shall include the neuter and the feminine, and vice versa. The headings of the Articles, Sections, Subsections and paragraphs contained in this Agreement are included only for convenience of reference and shall be disregarded in the construction and interpretation of this Agreement. References in this Agreement to Articles, Sections, Subsections and paragraphs are references to the Articles, Sections, Subsections and paragraphs contained in this Agreement. Each reference in this Agreement to an Article shall be deemed a reference to all Sections and Subsections contained within such Article; each reference to a Section shall be deemed a reference to all Subsections contained within such Section. This Agreement has been fully negotiated at arms’ length between the parties, after advice by counsel and other representatives chosen by the parties, and the parties are fully informed with respect thereto. No party shall be deemed the scrivener of this Agreement and, accordingly, the provisions of this Agreement shall be construed as a whole according to their common meaning and not strictly for or against any party. Use in this Agreement of the words “including” or “such as”, or words of similar import, following any general term, statement or matter shall not be construed to limit such term, statement or matter to the enumerated items, whether or not language of non-limitation (such as “without limitation” or “but not limited to”) are used with reference thereto, but rather shall refer to all items or matters that could reasonably fall within the broadest scope of such term, statement or matter.

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12.3.     Amendment; Waivers. This Agreement may not be modified or amended except by an agreement in writing signed by the parties hereto. A party may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

12.4.     Time of Essence. Time is of the essence of this Agreement and each provision hereof.

12.5.     Attorneys’ Fees. If either party brings an action or proceeding at law or in equity to interpret or enforce this Agreement or any provisions contained herein, or to seek damages or other redress for a breach, the prevailing party shall be entitled to recover in addition to all other remedies or damages, reasonable attorneys’ fees incurred in such action or proceeding. This Section 12.5 shall survive Closing or the termination of this Agreement.

12.6.     Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

12.7.     Entire Agreement. This Agreement, including the exhibits hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement or condition not expressed in this Agreement shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

12.8.     Assignment; Successors And Assigns. Purchaser shall have no right to assign this Agreement or any of Purchaser’s rights hereunder without first having obtained Seller’s prior written consent to such assignment, which consent may be withheld in Seller’s sole discretion, except that Seller’s consent shall not be required with respect to an assignment of this Agreement by Purchaser to an assignee who (a) agrees to be bound by all of the terms and conditions of this Agreement by executing an Assignment in the form of Exhibit G attached hereto, which is executed by such assignee and delivered to Seller prior to such assignment becoming effective, and (b) is a business entity (i) in which Purchaser has a direct or indirect ownership interest and over which Purchaser has management authority (the “SPE”), or (ii) that is affiliated with (or is) Westport Capital Partners LLC (collectively, “WCP”), provided that, as of the date of such assignment, WCP, in turn, has agreed in writing to further assign this Agreement to the SPE, or cause the SPE to acquire the Property, at Closing; provided, however, in both cases of subsections (b)(i) and (b)(ii) above, any such assignments shall be null and void ab initio, unless the ultimate assignee who purchases the Property under this Agreement at Closing shall also be “Landlord” under the Leaseback Lease (as defined therein) at Closing and shall have executed an Assignment in the form of Exhibit G attached hereto, which shall have been executed by such assignee and delivered to Seller prior to such assignment becoming effective. Any purported assignment by Purchaser to an unauthorized party shall be null and void. Subject to the foregoing, this Agreement, and the terms, covenants and conditions herein contained, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns. In no event shall an assignment by Purchaser of this Agreement or any of Purchaser’s rights hereunder release Purchaser from its obligations under this Agreement.

23

12.9.     Exhibits. The exhibits and schedules to which reference is made in this Agreement are deemed incorporated into this Agreement in their entirety by such reference.

12.10.     Business Day. In the event that any date or any period provided for in this Agreement shall end on a day other than a Business Day, the applicable date or period shall be the next Business Day.

12.11.     Survival. Except for those provisions that by their express terms survive Closing and/or the termination of this Agreement (and then only to the extent of such terms), neither Seller nor Purchaser shall have further obligations under this Agreement upon Closing or the termination of this Agreement. For the avoidance of doubt, the representations and warranties of the parties set forth in Article 7 shall terminate at, and not survive, Closing.

12.12.     Counterparts. This Agreement may be executed in one or more counterparts by the parties hereto. All counterparts shall be construed together and shall constitute one agreement. Purchaser acknowledges and agrees that this Agreement shall be of no force or effect unless and until a copy hereof is counter-executed by a duly authorized officer of Seller.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

24

IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement on the dates set forth below.

SELLER:	EXAR CORPORATION, a Delaware corporation By: Name: Title: Date:

PURCHASER:	ELLIS PARTNERS LLC, a California limited liability company By: Name: Title: Date:

25

EXHIBIT A

Legal Description of Land

LOTS 9, 10 AND 17 OF TRACT 4642, FILED MARCH 10, 1981, MAP BOOK 126, PAGE 30, ALAMEDA COUNTY RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 9, TRACT 4642, HEREINABOVE DESCRIBED, SAID POINT BEING ON THE EASTERLY LINE OF KATO ROAD AS SHOWN ON SAID MAP; THENCE ALONG SAID EASTERLY LINE, SOUTH 21° 45' 17" EAST 70.60 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 356.02 FEET; THENCE SOUTHEASTERLY A LENGTH OF 556.91 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 89° 37' 33"; THENCE NORTH 68° 37' 10" EAST 259.34 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 40.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE A LENGTH OF 62.83 FEET THROUGH A CENTRAL ANGLE OF 90° 00' 00" TO THE WESTERLY LINE OF MILMONT DRIVE; THENCE ALONG SAID WESTERLY LINE, NORTH 21° 22' 50“ WEST 160.47 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 532.00 FEET; THENCE NORTHERLY ALONG SAID CURVE A LENGTH OF 258.91 FEET; THENCE NORTH 6° 30' 15" EAST 183.35 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE WEST HAVING A RADIUS OF 468.00 FEET; THENCE NORTHERLY ALONG SAID CURVE A LENGTH OF 215.65 FEET THROUGH A CENTRAL ANGLE OF 26° 24' 03“ TO THE NORTHERLY LINE OF SAID LOT 10; THENCE ALONG SAID NORTHERLY LINE, SOUTH 68° 37' 10" WEST 398.01 FEET; THENCE ALONG THE NORTHERLY LINE OF SAID LOT 17, SOUTH 69° 23' 28" WEST 460.78 FEET TO THE EASTERLY LINE OF KATO ROAD; THENCE ALONG SAID EASTERLY LINE, SOUTH 20° 36' 32" EAST 29.68 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 3960.23 FEET; THENCE SOUTHERLY ALONG SAID CURVE A LENGTH OF 79.20 FEET THROUGH A CENTRAL ANGLE OF 1° 08' 45"; THENCE SOUTH 21° 45' 17" EAST 291.15 FEET TO THE SAID POINT OF BEGINNING OF THIS DESCRIPTION.

PURSUANT TO THE "DECLARATION OF MERGER" RECORDED JANUARY 12, 1995 AS INSTRUMENT NO. 95-7233 OF OFFICIAL RECORDS.

A-1

EXHIBIT C

Recorded at Request of:

______________________________

When Recorded Mail to:

______________________________

______________________________

______________________________

Mail Tax Statements to:

______________________________

______________________________

______________________________

GRANT DEED

For valuable consideration, receipt of which is acknowledged, Exar Corporation, a Delaware corporation, hereby grants to _____________________________________________, the real property located in the City of Fremont, County of Alameda, State of California, described in Exhibit A attached hereto and made a part hereof.

Dated: _______________, 2013

Exar Corporation,

a Delaware corporation

By:

Name:

Title:

Exhibit A

All of the real property located in the City of Fremont, County of Alameda, State of California, described as follows:

LOTS 9, 10 AND 17 OF TRACT 4642, FILED MARCH 10, 1981, MAP BOOK 126, PAGE 30, ALAMEDA COUNTY RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 9, TRACT 4642, HEREINABOVE DESCRIBED, SAID POINT BEING ON THE EASTERLY LINE OF KATO ROAD AS SHOWN ON SAID MAP; THENCE ALONG SAID EASTERLY LINE, SOUTH 21° 45' 17" EAST 70.60 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 356.02 FEET; THENCE SOUTHEASTERLY A LENGTH OF 556.91 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 89° 37' 33"; THENCE NORTH 68° 37' 10" EAST 259.34 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 40.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE A LENGTH OF 62.83 FEET THROUGH A CENTRAL ANGLE OF 90° 00' 00" TO THE WESTERLY LINE OF MILMONT DRIVE; THENCE ALONG SAID WESTERLY LINE, NORTH 21° 22' 50“ WEST 160.47 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 532.00 FEET; THENCE NORTHERLY ALONG SAID CURVE A LENGTH OF 258.91 FEET; THENCE NORTH 6° 30' 15" EAST 183.35 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE WEST HAVING A RADIUS OF 468.00 FEET; THENCE NORTHERLY ALONG SAID CURVE A LENGTH OF 215.65 FEET THROUGH A CENTRAL ANGLE OF 26° 24' 03“ TO THE NORTHERLY LINE OF SAID LOT 10; THENCE ALONG SAID NORTHERLY LINE, SOUTH 68° 37' 10" WEST 398.01 FEET; THENCE ALONG THE NORTHERLY LINE OF SAID LOT 17, SOUTH 69° 23' 28" WEST 460.78 FEET TO THE EASTERLY LINE OF KATO ROAD; THENCE ALONG SAID EASTERLY LINE, SOUTH 20° 36' 32" EAST 29.68 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 3960.23 FEET; THENCE SOUTHERLY ALONG SAID CURVE A LENGTH OF 79.20 FEET THROUGH A CENTRAL ANGLE OF 1° 08' 45"; THENCE SOUTH 21° 45' 17" EAST 291.15 FEET TO THE SAID POINT OF BEGINNING OF THIS DESCRIPTION.

PURSUANT TO THE "DECLARATION OF MERGER" RECORDED JANUARY 12, 1995 AS INSTRUMENT NO. 95-7233 OF OFFICIAL RECORDS.

State of California                                          )

County of                                                        )

On ____________________, 2013 before me,                                                             , Notary Public, personally appeared                                                                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature:	(seal)

EXHIBIT D

Form of Leaseback Lease

• 48720 & 48760 Kato Road •

• Fremont, California •

• NET LEASE •

BASIC LEASE INFORMATION

Date of Lease:	_____, 2013

Landlord:	__________

Landlord’s Notice Address:	__________________ c/o Ellis Partners LLC 111 Sutter Street, Suite 800 San Francisco, CA 94104 Attn: James F. Ellis

Tenant:	EXAR CORPORATION

Tenant’s Notice Address:	48760 Kato Road Fremont, California 94538 Attn: Law Department

Building:	The two (2) story building (known by the parties as “Building Two”) whose address is 48760 Kato Road, Fremont, California.

Leased Premises:	Approximately 95,962 rentable square feet consisting of the entire Building

Rentable Area:
Leased Premises: Building: Building One: Project:	Approximately 95,962 rentable square feet Approximately 95,962 rentable square feet Approximately 55,085 rentable square feet Approximately 151,047 rentable square feet

i

Term Commencement Date:	______________, 2013, which is the “Closing Date” as defined in that certain Purchase and Sale Agreement for the Project, by and between Tenant, as seller, and Landlord, as purchaser.

Term Expiration Date:

The last day of the one hundred twentieth (120th) full calendar month after the Term Commencement Date (meaning if the Term Commencement Date shall occur on a date other than the first day of a calendar month, the Term shall be one hundred twenty (120) full calendar months plus a partial month).

Option to Extend:	Number of Extension Periods: Two (2) Years per Extension Period:Five (5)

Base Rent:

Term Commencement Date through the last day of the 12th full calendar month after the Term Commencement Date = $81,567.70 per month.

Month 13 through Month 24 = $84,830.41 per month.

Month 25 through Month 36 = $88,223.62 per month.

Month 37 through Month 48 = $91,752.57 per month.

Month 49 through Month 60 = $95,422.67 per month.

Month 61 through Month 72 = $99,239.58 per month.

Month 73 through Month 84 = $103,209.16 per month.

Month 85 through Month 96 = $107,337.53 per month.

Month 97 through Month 108 = $111,631.03 per month.

Month 109 through Term Expiration Date = $116,096.27 per month.

Tenant’s Proportionate Share:	100.00% of the Building and 63.53% of the Project

Maintenance, Utilities, Janitorial, and Refuse Removal:

In addition to payment of Tenant’s Proportionate Share of Basic Operating Costs and other expenses, Tenant shall be responsible for, among other things, (i) maintaining and repairing the Leased Premises, including, without limitation, maintenance of the HVAC system exclusively serving the Leased Premises, and (ii) the payment of all utilities, janitorial services, and refuse removal for the Leased Premises.

Parking Spaces:	Three Hundred Sixteen (316) unreserved, surface parking spaces (based on 3.3 parking spaces per 1,000 rentable square feet of Rentable Area of the Leased Premises).

Security Deposit:	$489,406.20, which shall be provided in the form of cash or a letter of credit as elected by Landlord (the Security Deposit is subject to reduction as set forth in Section 5.14).

Guarantor:	None

Landlord’s Broker:	None

Tenant’s Broker:	None

EXHIBITS:

Exhibit A -     Floor Plan of the Leased Premises and Site Plan of the Project

Exhibit B -     Initial Improvement of the Leased Premises

Exhibit C -     Confirmation of Term of Lease

Exhibit D -     Building Rules and Regulations

Exhibit E -     Hazardous Materials Questionnaire

[SIGNATURE PAGE FOLLOWS]

The foregoing BASIC LEASE INFORMATION is incorporated herein and made a part of the LEASE to which it is attached. If there is any conflict between the BASIC LEASE INFORMATION and the LEASE, the BASIC LEASE INFORMATION shall control.

“LANDLORD”:

_____________,

a ___________

By:

Printed Name:

Title:

“TENANT”:

EXAR CORPORATION,

a Delaware corporation

By:

Printed Name:

Title:

v

NET LEASE

THIS LEASE is made as of the date specified in the BASIC LEASE INFORMATION sheet, by and between the landlord specified in the BASIC LEASE INFORMATION sheet (“Landlord”) and the tenant specified in the BASIC LEASE INFORMATION sheet (“Tenant”).

Definitions

Definitions: Terms used herein shall have the following meanings:

“Additional Rent” shall mean all monetary obligations of Tenant under this Lease other than the obligation for payment of Net Rent.

Intentionally deleted.

“Base Rent” shall mean the minimum monthly rental amounts set forth in the Basic Lease Information due from time to time as rental for the Leased Premises.

Intentionally deleted.

“Basic Operating Costs” shall have the meaning given in Section 3.5.

“Building” shall mean the building and other improvements associated therewith identified on the Basic Lease Information sheet.

“Building Standard Improvements” shall mean the standard materials ordinarily used by Landlord in the improvement of the Leased Premises.

“Common Areas” shall mean, as applicable, (a) the areas of the Building devoted to non-exclusive uses such as common corridors, lobbies, fire vestibules, electric and telephone closets, restrooms, mechanical closets, janitor closets, loading docks, and other similar facilities for the benefit of all tenants (and invitees) and (b) other areas of the Project available for the non-exclusive use and benefit of all tenants (and invitees). Common Areas shall include, without limitation, (i) the electrical room located in the Building, the electrical room located in Building One, the telecommunications room located in the Building (including the maintenance/storage area connected to such room), the area (as required by Landlord) behind the current security desk in the Building, which houses, among other things, the life safety monitoring equipment for the Project, and other areas or rooms in the Building or Building One benefiting the other building or the Common Areas (collectively, the “Project Utility Rooms”), (ii) the elevated walkway connecting the Building and Building One and the patio area located between the Building and Building One, and (iii) the Excess Land prior to Excess Land Exclusion Date (as defined in Section 3.4(e) below). Landlord may, during the Term of this Lease, allocate the rentable square footage of certain rooms comprising the Project Utility Rooms to the Building or Building One exclusively if such room(s) or area(s) is/are no longer considered common area (i.e., it is no longer benefiting both buildings of the Project).

“Computation Year” shall mean a fiscal year consisting of the calendar year commencing January 1st of each year during the Term and continuing through the Term with a short or stub fiscal year in (i) the period between the Term Commencement Date and December 31 of such year and (ii) any partial year in which the Lease expires or is terminated for the period between January 1 of such year and the date of lease termination or expiration.

Intentionally deleted.

“Landlord’s Broker” shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Landlord.

Intentionally deleted.

“Leased Premises” shall mean the floor area more particularly shown on the floor plan attached hereto as Exhibit A, containing the Rentable Area (as such term is defined in Section 1.19 below) specified on the Basic Lease Information sheet.

“Net Rent” shall mean the total of Base Rent and Tenant’s Proportionate Share of Basic Operating Costs calculated in accordance with Section 3.4.

“Permitted Use” shall mean general office activities, research and development activities, back-end semiconductor manufacturing and packaging, light manufacturing, product design work, engineering and testing work, quality assurance testing, customer support, and sales and marketing, in addition to other work activities that are part of Tenant’s business as presently conducted at the Project as of the Date of Lease; provided, however, that Permitted Use shall not include (a) offices or agencies of any foreign government or political subdivision thereof; (b) offices of any agency or bureau of any state, county or city government; (c) offices of any health care professionals; (d) schools or other training facilities which are not ancillary to corporate, executive or professional office use; or (e) retail or restaurant uses. Except as set forth above, the Leased Premises shall not be used for any other purpose.

“Project” shall mean that certain real property that includes the Building and currently consists of approximately 13.10 acres of land consisting of the following: (i) approximately 8.587 acres of land that is currently improved with that certain building with a street address of 48720 Kato Road, Fremont, California, containing approximately 55,085 rentable square feet of space (“Building One”), and that certain building with a street address of 48760 Kato Road, Fremont, California, containing approximately 95,962 rentable square feet of space (“Building Two”), and the walkways, driveways, parking spaces, fences, landscaping and common areas affiliated therewith, and (ii) approximately 4.510 acres of unimproved land that is currently being used for recreational purposes (the “Excess Land”). Building One, Building Two and the Excess Land are more particularly shown on the site plan attached hereto as Exhibit A. Building One, Building Two and the Excess Land are currently on one parcel; however, Landlord reserves the right in the future, in Landlord’s sole discretion, to, among other things, separate the two buildings into two separate parcels and/or separate the Excess Land into a separate parcel(s), adjust parcel lines, grant easements, and, to the extent such parcelization, division or adjustment of parcel lines is completed in the future, the definition of Project shall be revised accordingly. In addition, the acreage of the Project (including the Excess Land) may be remeasured by a surveyor prior to the Term Commencement Date and in the event that the surveyor determines that the acreage of the Project (including the Excess Land) is different from the acreage set forth above, this Lease shall be modified by a lease amendment in accordance with such determination.

“Rent” shall mean Net Rent plus Additional Rent.

“Rentable Area” shall mean the area or areas of space in the Leased Premises, the Building, Building One and the Project. The rentable square footage of the Leased Premises, the Building, Building One and the Project shall be remeasured by Landlord prior to the Term Commencement Date in accordance with the BOMA Drip Line Methodology (Method B) which measurement is basically from the outermost exterior edge of the overhang above the frontage wall or walls (the “dripline”) to the exterior faces of all other exterior walls or to the centerline of party walls, as the case may be. The Rentable Area of the Leased Premises shall include its proportionate share of the Project Utility Rooms as determined in accordance with BOMA. In the event that Landlord determines that the Rentable Area of the Leased Premises, the Building, Building One and the Project are different from those amounts set forth in the Basic Lease Information, all amounts, percentages and figures appearing or referred to in this Lease that are expressly based upon Rentable Area (including, without limitation, the amount of Tenant’s Proportionate Share) shall be modified in a lease amendment in accordance with such determination.

“Security Deposit” shall mean the amount specified on the Basic Lease Information sheet to be provided by Tenant to Landlord and held and applied pursuant to Section 5.14.

Intentionally deleted.

Intentionally deleted.

“Tenant Improvements” shall have the meaning given in Exhibit B, if any.

“Tenant’s Broker” shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Tenant.

Intentionally deleted.

“Tenant’s Proportionate Share” is specified on the Basic Lease Information sheet and is based on the percentage which the Rentable Area of the Leased Premises bears to the total Rentable Area of the Building or the Project, as the case may be.

“Term” shall mean the period commencing with the Term Commencement Date and ending at midnight on the Term Expiration Date.

“Term Commencement Date” shall be the date set forth on the Basic Lease Information sheet.

“Term Expiration Date” shall be the date set forth on the Basic Lease Information sheet, unless sooner terminated pursuant to the terms of this Lease or unless extended pursuant to the provisions of Section 8.1.

Other Terms. Other terms used in this Lease and on the Basic Lease Information sheet shall have the meanings given to them herein and thereon.

Leased Premises

Lease. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises upon all of the terms, covenants and conditions set forth in this Lease.

Acceptance of Leased Premises. Landlord and Tenant acknowledge that Tenant is currently in possession of the Leased Premises. Tenant agrees that it has accepted the Leased Premises in its AS IS, WITH ALL FAULTS condition existing on the date Tenant executes this Lease. Landlord shall have no obligation to make any improvements, alterations or repairs to the Leased Premises at any time during the Lease Term, except as otherwise provided for herein. If the commencement date and/or the expiration date of this Lease is other than the Term Commencement Date and Term Expiration Date specified in the Basic Lease Information sheet or is not set forth in the Basic Lease Information sheet, the parties shall execute that certain Confirmation of Term of Lease, substantially in the form of Exhibit C hereto specifying the actual commencement date, expiration date and the date on which Tenant is to commence paying Rent. Tenant shall execute and return such Confirmation of Term of Lease to Landlord within fifteen (15) days after Tenant’s receipt thereof.

Right To Relocate Leased Premises. Intentionally deleted.

Reservation of Rights. Landlord reserves the right from time to time, to install, use, maintain, repair, relocate and/or replace pipes, conduits, wires and equipment within and around the Building and the Common Areas, separate utilities that are currently common between the Building, Building One and/or the Common Areas, and to do and perform such other acts and make such other changes, additions, improvements, removal, modifications, repairs and/or alterations in, to or with respect to the Building, the Common Areas and the Project (including without limitation with respect to the Project Utility Rooms, the elevated walkway connecting the Building and Building One, the patio area located between the Building and Building One, driveways, parking areas, walkways, and entrances to the Project) as Landlord may, in the exercise of sound business judgment, deem to be appropriate. In connection therewith, Landlord shall have the right to close temporarily any of the Common Areas while engaged in making any such repairs, improvements or alterations. Notwithstanding any other provision in this Lease to the contrary, each of Tenant and Landlord acknowledges and agrees that Landlord’s and Tenant’s access to the Project Utility Rooms located in the Building is critical and Landlord and Tenant shall be granted access to such at all times to, among other purposes, maintain, repair, and monitor the equipment and/or meters in such Project Utility Rooms located in the Building, and neither shall deny access to the other.

Term, Use and Rent

Term. Except as otherwise provided in this Lease, the Term shall commence upon the Term Commencement Date, and unless sooner terminated, shall end on the Term Expiration Date. Subject to factors entirely beyond the reasonable control of Landlord, Tenant shall have access to the Leases Premises twenty-four (24) hours per day, seven (7) days per week, and fifty-two (52) weeks per year.

Use. Tenant shall use the Leased Premises solely for the Permitted Use and for no other use or purpose.

Base Rent.

Tenant shall pay the Base Rent to Landlord in accordance with the schedule set forth on the Basic Lease Information sheet and in the manner described below. Tenant shall pay the Net Rent (consisting of Base Rent plus, when applicable in accordance with Section 3.4 below, Tenant’s Proportionate Share of Basic Operating Costs) in monthly installments on or before the first day of each calendar month during the Term and any extensions or renewals thereof, in advance without demand and without any reduction, abatement, counterclaim or setoff, in lawful money of the United States at Landlord’s address specified on the Basic Lease Information sheet or at such other address as may be designated by Landlord in the manner provided for giving notice under Section 9.11 hereof.

If the Term commences on other than the first day of a month, then the Base Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month next succeeding the Term Commencement Date together with the other amounts payable on that day. If the Term terminates on other than the last day of a calendar month, then the Net Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month in which the date of termination occurs.

Tenant’s Proportionate Share of Basic Operating Costs.

Commencing on the Term Commencement Date and continuing through the remainder of the Term, Tenant shall pay to Landlord Tenant’s Proportionate Share of Basic Operating Costs.

During the first Computation Year, on or before the first day of each month during such Computation Year, Tenant shall pay to Landlord one-twelfth (1/12th) of Landlord’s estimate of the amount payable by Tenant under Section 3.4(a) as set forth in Landlord’s written notice to Tenant. During the last month of each Computation Year (or as soon thereafter as practicable), Landlord shall give Tenant notice of Landlord’s estimate of the amount payable by Tenant under Section 3.4(a) for the following Computation Year. On or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amount, provided that if Landlord fails to give such notice in the last month of the prior year, then Tenant shall continue to pay on the basis of the prior year’s estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord; and from the first day of the calendar month following the date such notice is given, Tenant’s payments shall be adjusted so that the estimated amount for that Computation Year will be fully paid by the end of that Computation Year. If at any time or times Landlord determines that the amount payable under Section 3.4(a) for the current Computation Year will vary from its estimate given to Tenant, Landlord, by written notice to Tenant, may revise its estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate.

12.12.1.     Within one hundred twenty (120) days of the end of each Computation Year, Landlord shall deliver to Tenant a statement of amounts payable under Section 3.4(a) for such Computation Year. If such statement shows an amount owing by Tenant that is less than the payments for such Computation Year previously made by Tenant, and if no Event of Default (as defined below) is outstanding at the time such statement is delivered, Landlord shall credit such amount to the next payment(s) of Net Rent falling due under this Lease. If such statement shows an amount owing by Tenant that is more than the estimated payments for such Computation Year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of such statement. Notwithstanding the foregoing, if subsequent to the delivery of the statement of amounts payable under Section 3.4(a) for a Computation Year, Landlord receives a refund or credit attributable to Basic Operating Costs previously charged to Tenant, and if no Event of Default (as defined below) is outstanding at such time, then Landlord shall credit Tenant’s Proportionate Share of such amount to the next payment(s) of Net Rent falling due under this Lease. The respective obligations of Landlord and Tenant under this Section 3.4(c) shall survive the Term Expiration Date, and, if the Term Expiration Date is a day other than the last day of a Computation Year, the adjustment in Tenant’s Proportionate Share of Basic Operating Costs pursuant to this Section 3.4(c) for the Computation Year in which the Term Expiration Date occurs shall be prorated in the proportion that the number of days in such Computation Year preceding the Term Expiration Date bears to three hundred sixty-five (365).

(1)     If, within ninety (90) days of Tenant's receipt of Landlord's statement, Tenant notifies Landlord that Tenant desires to audit or review Landlord's statement, Landlord shall cooperate with Tenant to permit such audit or review during normal business hours. Landlord shall make available in the San Francisco Bay Area at Landlord's, or at Landlord's election at Landlord's property manager's, place of business, such books and records as are reasonably necessary for Tenant to conduct and complete such audit. Tenant shall have the right to examine and make copies of such books and records at Tenant's sole cost and expense. Tenant shall bear all other costs and expenses associated with Tenant's audit (including fees of Tenant's auditor or consultant), unless such audit shall conclude that Tenant was overcharged by an amount in excess of five percent (5%) of the amount charged to Tenant hereunder as Tenant's Proportionate Share of Basic Operating Costs, in which event Landlord shall bear the reasonable out-of-pocket costs of the audit up to a maximum amount of $5,000.00.

(2)     Within ten (10) business days of completion of the audit, if Tenant desires to challenge Landlord's statement, then Tenant shall provide Landlord with a copy of Tenant's audit report. Within twenty (20) days of Landlord's receipt of Tenant's audit report, Landlord shall notify Tenant as to whether Landlord agrees or disagrees with the conclusions reached in Tenant's audit report. After Landlord's notice, Landlord and Tenant shall endeavor to resolve any disagreements regarding Tenant's auditor's report. If Landlord and Tenant are unable to resolve such disagreement regarding Tenant's audit report within twenty (20) business days of the completion of such audit, then Landlord and Tenant shall submit the matter to an independent audit (paid for by Tenant, except as set forth below), conducted by an independent nationally, regionally or locally recognized accounting firm or a nationally, regionally or locally recognized real estate management or consulting firm that has been mutually selected by Tenant and Landlord. If Landlord and Tenant fail to agree upon and appoint such auditor/arbitrator, then the appointment shall be made by Judicial Arbitration and Mediation Services (“JAMS”). The results of such independent audit shall be conclusive and binding upon Landlord and Tenant. In the event Tenant’s audit reveals a discrepancy in Tenant's favor, and Landlord agrees with the conclusions of Tenant's audit, or in the event that the independent audit determines a discrepancy in Tenant's favor, then Landlord shall credit the amount of such discrepancy and the costs of such independent auditor/arbitrator to the next payment(s) of Net Rent falling due under this Lease. In the event such audit reveals a discrepancy in Landlord's favor, Tenant shall pay the amount of the discrepancy to Landlord within ten (10) business days of completion of the audit. Any such audit by Tenant may only be conducted by an independent nationally, regionally or locally recognized accounting firm or a nationally, regionally or locally recognized real estate management or consulting firm that is not being compensated by Tenant on a contingency fee basis.

(3)     The failure of Tenant to notify Landlord that Tenant desires an audit within two (2) years of Tenant's receipt of Landlord's statement under this Section 3.4(c) shall constitute an acceptance by Tenant of Landlord's statement and a waiver by Tenant of its right to audit for such Computation Year. If Tenant commences an audit in accordance with this Section 3.4(c), then such audit and the Tenant's auditor's report must be completed within ninety (90) days of Tenant's notice to Landlord of Tenant's desire to audit. Failure of Tenant to complete the audit within such ninety (90) day period shall constitute an acceptance by Tenant of Landlord's statement for such Computation Year unless such failure was caused by the failure of Landlord to make its books and records available to Tenant as required under this Section.

Landlord shall have the same remedies for a default in the payment of Tenant’s Proportionate Share of Basic Operating Costs as for a default in the payment of Base Rent.

12.12.2.     Notwithstanding anything to the contrary contained in this Lease, (A) in no event shall Tenant’s Proportionate Share of Basic Operating Costs include property taxes, insurance, maintenance charges, utilities, and other charges attributable to the Excess Land after the earlier of (i) the date that the Excess Land is separately parceled, (ii) the date that the Excess Land is sold or title is otherwise transferred to a party other than Landlord or an affiliate of Landlord, or (iii) the first (1st) anniversary of the Term Commencement Date (as applicable, the “Excess Land Exclusion Date”); and (B) Tenant’s Proportionate Share of Basic Operating Costs, including, without limitation, property taxes, with respect to the entire Project (inclusive of the Excess Land prior to Excess Land Exclusion Date) shall be based on the Rentable Area of the Project occupied by Tenant (including, without limitation, the Rentable Area of Building One occupied by Tenant under the short-term license set forth in Section 9.31 below during the term of such license), as a percentage of the total Rentable Area of the Project. Commencing on the Excess Land Exclusion Date, in no event shall Tenant’s Proportionate Share of Basic Operating Costs include any Basic Operating Costs attributable to the Excess Land, including, but not limited to, property taxes, insurance, maintenance charges, utilities, and other charges; and after excluding any portion of Basic Operating Costs attributable to the Excess Land, Tenant’s Proportionate Share of Basic Operating Costs shall be based on the Rentable Area of the Project occupied by Tenant (including, without limitation, the Rentable Area of Building One occupied by Tenant under the short-term license during the term of such license), as a percentage of the total Rentable Area of the Project.

Basic Operating Costs.

12.12.3.     Basic Operating Costs shall mean all expenses and costs (but not specific costs which are separately billed to and paid by particular tenants of the Project or are included in Additional Rent) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, ownership, maintenance, repair, replacement, preservation and operation of the Leased Premises, the Building, the Project and its supporting facilities directly servicing the Building and/or the Project (determined in accordance with United States generally accepted accounting principles, consistently applied) including, but not limited to, the following:

a.     Wages, salaries and related expenses and benefits of all on-site and off-site employees and personnel engaged in the operation, maintenance, repair and security of the Project, but only for that portion of their time spent working on the Project.

b.     Intentionally deleted.

c.     All supplies, materials, equipment and equipment rental used in the operation, maintenance, repair, replacement and preservation of the Project.

d.     Utilities for the Common Areas of the Project, and, if performed by Landlord, in Landlord’s sole discretion, the separation of utilities that are currently common between the Building, Building One and/or the Common Areas.

e.     All maintenance, janitorial (for the Common Areas) and service agreements for the Project and the equipment therein, including, without limitation, window cleaning, sidewalks, landscaping, pest control, roof maintenance, Building exterior and service areas.

f.     A property management fee in an amount not to exceed the lesser of the then-current fair market rate of property management fees for Comparable Buildings (as defined in Section 8.1) or three and one-half percent (3.5%) of Net Rent derived from the Project.

g.     Legal and accounting services for the Project, including the costs of audits of the Project conducted by certified public accountants; provided, however, that legal expenses shall not include the cost of lease negotiations, termination of leases, extension of leases or legal costs incurred in proceedings by or against any specific tenant, or for the defense of Landlord’s legal title to the Project; and audit expenses shall not include costs associated with audits of Basic Operating Costs conducted on behalf of Tenant under Section 3.4(c) hereof, or by other tenants of the Project under their leases, or on behalf of Landlord in response to such audits of Basic Operating Costs, or by an independent auditor/arbitrator in resolving any such disputes.

h.     All insurance premiums and costs, including, but not limited to, the cost of property and liability coverage and rental income and earthquake and flood insurance applicable to the Project and Landlord’s personal property used in connection therewith, as well as deductible amounts applicable to such insurance; provided, however, (i) Landlord may, but shall not be obligated to, carry earthquake or flood insurance, and (ii) Landlord agrees that the cost of pollution insurance may not be included in Basic Operating Costs or otherwise charged to Tenant.

i.     Repairs, replacements and general maintenance (except to the extent paid by proceeds of insurance or by Tenant or other tenants of the Project or third parties, or to the extent that the work constitutes tenant improvements for Tenant or other tenants of the Project) for the Project, including without limitation, the systems serving the Project (e.g., the HVAC central plant serving the Project); provided, however, Landlord agrees that structural replacements of portions of the Building, such as the walls and roof of the Building, shall not be included in Basic Operating Costs or otherwise charged to Tenant.

j.     All real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, bonds, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project (or any portion or component thereof), its operations, this Lease, or the Rent due hereunder (or any portion or component thereof), except: (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (ii) Landlord’s personal or corporate income, gift or franchise taxes.

k.     Amortized costs (together with reasonable financing charges) of capital improvements made to the Project (that benefit the Leased Premises) subsequent to the Term Commencement Date (i) which are designed to improve the operating efficiency of the Project, reduce energy consumption, or attain carbon reduction, or (ii) which may be required by governmental authorities, including those improvements required for energy conservation or for the benefit of individuals with disabilities (“ADA Improvements”), such amortization to be taken in accordance with United States generally accepted accounting principles, consistently applied.

12.12.4.     In the event any of the Basic Operating Costs are allocable solely to the Building or Leased Premises, Landlord shall make a reasonable, equitable adjustment to the relevant cost allocations to the Building or Leased Premises and Tenant shall pay its proportionate share of such Basic Operating Costs allocable solely to the Building and 100% of such Basic Operating Costs allocable solely to the Leased Premises.

12.12.5.     Notwithstanding any other provision of this Lease to the contrary, in the event that the Project is not fully occupied during any year of the Term, an adjustment shall be made in computing those elements of Basic Operating Costs which vary based on occupancy to an amount which Landlord reasonably determines would have been incurred had the Project been 95% occupied during such year; but in no event shall Tenant be responsible for any amount which is grossed-up in excess of the amount that Landlord actually pays for such element of Basic Operating Costs.

12.12.6.     The following items shall be excluded from Basic Operating Costs: (i) depreciation on the Building and the Project; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) attorneys’ fees and expenses incurred in connection with lease negotiations with prospective Project tenants or alleged defaults with other Project tenants; (v) the cost of any improvements or equipment which would be properly classified as capital expenditures (except for any capital expenditures expressly included in Section 3.5(a)(9) and (11)); (vi) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building or Project to be demised to tenants; (vii) advertising expenses relating to vacant space; (viii) real estate brokers’ or other leasing commissions; or (ix) the cost of parcelization of the buildings or the Excess Land into separate parcels.

Landlord’s Covenants

Basic Services.

12.12.7.     Tenant acknowledges that this Lease is a net lease, it being understood that Landlord shall receive the Base Rent specified in the Basic Lease Information sheet free and clear of any and all expenses, costs, impositions, taxes, assessments, liens or charges of any nature whatsoever, which shall be payable by Tenant unless otherwise set forth in this Lease. Accordingly, Tenant shall be solely responsible for and promptly pay the appropriate utility company directly for all water, gas, electricity, telephone, and other utilities and services supplied to the Leased Premises for which there is a separate meter or submeter to the Leased Premises (the foregoing utility and service expenses for the Leased Premises shall be paid by Tenant separately and shall not be part of Tenant’s Proportionate Share of Basic Operating Costs); and Tenant shall pay Landlord for Tenant’s share, as reasonably determined by Landlord (and documentation supporting Landlord’s determination shall be made available to Tenant upon written request), of all utilities and services furnished to the Leased Premises for which there is no separate meter or submeter (e.g., the chiller plant as currently configured). Promptly after the Term Commencement Date, Landlord shall install a private submeter in order to determine the electrical usage of the Building. With respect to janitorial services, Tenant shall employ its own bonded and reputable janitorial service (and shall provide Landlord with a copy of the contract and other documentation upon written request) to clean the Leased Premises on all business days, at Tenant’s sole cost and expense; and with respect to refuse collection, Tenant shall employ its own reputable refuse collection service (and shall provide Landlord with a copy of the contract and other documentation upon written request) to collect refuse from the Leased Premises on all business days, at Tenant’s sole cost and expense (the foregoing janitorial expenses and refuse collection for the Leased Premises shall be paid by Tenant separately and shall not be part of Tenant’s Proportionate Share of Basic Operating Costs). Subject to inclusion in Basic Operating Costs, Landlord agrees to furnish Tenant only with the following services: (i) exterior window cleaning, (ii) parking lot cleaning and sweeping, and (iii) the maintenance, repair, and replacement obligations set forth in Section 4.6. Notwithstanding anything in this Lease to the contrary, Tenant’s use of electrical service shall not exceed, either in voltage, rated capacity, or overall load, its pro-rata share of the Building capacity. Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed under this Lease by reason of any (i) deficiency in the provision of services; (ii) breakdown of equipment or machinery utilized in supplying services; or (iii) curtailment or cessation of services due to causes or circumstances beyond the reasonable control of Landlord or by the making of the necessary repairs or improvements, unless such deficiency, breakdown, curtailment or cessation is due to the negligence or willful misconduct of Landlord. Landlord shall use reasonable diligence to provide services that it is required to provide under this Lease and to make such repairs as may be required to machinery or equipment within the Project to provide restoration of services and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond Project boundaries, to cause the same to be restored, by diligent application or request to the provider thereof.

Extra Services. Tenant shall reimburse Landlord for the cost of any extra services requested in writing by Tenant and provided by Landlord (“Extra Services”) as Additional Rent, together with an amount equal to five percent (5%) of such costs to reimburse Landlord for its managerial effort. Additional Rent shall be paid monthly by Tenant to Landlord concurrently with the payment of Base Rent.

Window Coverings. All window coverings for the Leased Premises shall be those approved by Landlord. Tenant shall not place or maintain any window coverings, blinds, curtains or drapes other than those approved by Landlord on any exterior window without Landlord’s prior written approval, which Landlord shall not unreasonably withhold or delay.

Graphics and Signage. All signs, notices, advertisements and graphics of every kind or character, visible in or from the Common Areas or the exterior of the Leased Premises shall be subject to the CC&R’s for the Project (if any) and Landlord’s prior written approval, which Landlord shall not unreasonably withhold or delay. Landlord may require Tenant to remove, or may remove at the expense of Tenant, if Tenant fails to remove, any sign, notice, advertisement or graphic of any kind inscribed, displayed or affixed in violation of the foregoing requirement. Landlord shall be entitled to revise the Project graphics and signage standards at any time. The location, design, content and size of any signage shall be subject to Landlord’s reasonable approval as well as the approval of the City of Fremont. Landlord shall cooperate fully with Tenant in securing any third party consents required for the proper exercise of such signage rights; however, the costs of design, fabrication, installation, permitting and restoration shall be borne solely by Tenant. Notwithstanding the foregoing provisions of this Section 4.4, Tenant may in its discretion retain the existing signage on Building Two or replace such signage with the signage currently installed on Building One (subject to Tenant obtaining governmental approval). Tenant shall remove all of its signs, including without limitation, Tenant’s currently existing exterior Building signage, and repair any damage caused by the installation or removal of such signage (and Tenant shall restore the installation area to the condition existing prior to installation of such signage, normal wear and tear excepted) at the expiration or earlier termination of this Lease. Installation, fabrication, maintenance and removal of Tenant’s signs shall be at Tenant’s sole cost and expense. There are currently two (2) existing sign monuments for the Project, the first sign monument is located in front of Building One and such monument contains the Exar “X” logo (the “Building One Sign Monument”), and the second sign monument is located in front of Building Two and such monument contains the Exar name (the “Building Two Sign Monument”). Landlord reserves the right to remove, alter, or replace the Building One Sign Monument for Building One tenant identification, multi-tenant identification, and/or Project identification. With respect to the Building Two Sign Monument, Landlord reserves the right to alter or replace such sign monument for Building Two tenant identification, multi-tenant identification, and/or Project identification; provided, however, that Landlord agrees that if the Building Two Sign Monument is altered or replaced, Tenant shall be provided the primary position on such monument, but Landlord may place Project identification above Tenant’s name. Tenant may relocate the current Building One Sign Monument (containing the Exar “X” logo) to a location on Milmont Drive or Kato Road, subject to Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; provided, however, Tenant may only utilize such relocated monument to the extent it does not limit Landlord’s ability to have one sign monument for each building (including any new building constructed on the Excess Land, if applicable).

Intentionally deleted.

Repair Obligation. Landlord’s obligation under this Lease with respect to maintenance, repair, and replacement shall be limited to (i) the structural portions of the Building, including the foundation; (ii) the exterior walls of the Building (including exterior glass and glazing); (iii) the roof; (iv) the Common Areas (including the Excess Land prior to Excess Land Exclusion Date); (v) the Project parking area; (vi) landscaped areas, if any, and (vii) mechanical, electrical, plumbing and life safety systems serving the Project (including, without limitation, the HVAC central plant serving the Project), other than such systems exclusively serving the Leased Premises (including, without limitation, the HVAC equipment exclusively serving the Leased Premises). If Landlord fails or refuses to perform in a timely manner maintenance, repair, and replacement that it is required to perform under this Lease after Landlord’s receipt of Tenant’s written notice to undertake the same (except in the case of emergency, timely manner meaning that Landlord shall commence the maintenance, repair, or replacement not later than thirty (30) days after receipt of such notice and thereafter shall diligently attempt to complete the maintenance, repair, or replacement), then Tenant shall have the right, but not the obligation, to undertake such work upon giving an additional three (3) business days’ written notice to Landlord specifying that Tenant will undertake such work if Landlord has not commenced the maintenance, repair, or replacement within such additional three (3)-business day period. However, Landlord shall not have any obligation to repair damage caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors, invitees or licensees. Landlord shall have the right, but not the obligation, to undertake repair work which Tenant is required to perform under this Lease and which Tenant fails or refuses to perform in a timely and efficient manner after Tenant’s receipt of Landlord’s written notice to undertake such repairs (except in the case of emergency, timely manner meaning that Tenant shall commence the maintenance, repair, or replacement not later than thirty (30) days after receipt of such notice and thereafter shall diligently attempt to complete the maintenance, repair, or replacement). Tenant shall reimburse Landlord upon demand, as Additional Rent, for all costs incurred by Landlord in performing any such repair for the account of Tenant, together with an amount equal to five percent (5%) of such costs to reimburse Landlord for its administration and managerial effort. Except as specifically set forth in this Lease, Landlord shall have no obligation whatsoever to maintain or repair the Leased Premises or the Project. The parties intend that the terms of this Lease govern their respective maintenance and repair obligations. Tenant expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to such obligations or which affords Tenant the right to make repairs at the expense of Landlord or terminate this Lease by reason of the condition of the Leased Premises or any needed repairs. All costs of Landlord in performing the work described in this Section shall be included in Basic Operating Costs (except for those costs that are included in Additional Rent under the terms of this Lease).

Quiet Enjoyment. Landlord covenants with Tenant that upon Tenant paying the Rent and all other charges required under this Lease and performing all of Tenant’s covenants and agreements herein contained, Tenant shall have peaceful and quiet enjoyment of the Leased Premises against any person claiming by, through or under Landlord.

Nonresidential Building Energy Use Disclosure Program (AB 1103/AB 531). As the prior owner of the Project, Tenant has the energy data for the Building and Building One for the prior year. If necessary, Tenant shall reasonably cooperate with and assist Landlord to comply with the provisions of the Nonresidential Building Energy Use Disclosure Program, also known as AB 1103.

Accessibility Inspection Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby advises Tenant that the Leased Premises has not been inspected by a Certified Access Specialist.

Tenant’s Covenants

Payments by Tenant. Tenant shall pay Rent at the times and in the manner provided in this Lease. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 7.8. If Tenant consists of more than one person or entity, the obligations imposed under this Lease upon all such persons or entities shall be joint and several.

Tenant Improvements. The Tenant Improvements, if any, shall be installed and constructed pursuant to Exhibit B.

Taxes on Personal Property. In addition to, and wholly apart from its obligation to pay Tenant’s Proportionate Share of Basic Operating Costs, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, and any other charges imposed upon, levied with respect to, or assessed against Tenant’s personal property, and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

Repairs by Tenant.

12.12.8.     Tenant shall be obligated to maintain and repair, at Tenant’s sole cost and expense, the Leased Premises (including all restrooms, mechanical, electrical, plumbing and life safety systems serving the Leased Premises and Tenant’s personal property, trade fixtures and any improvements or alterations installed by or on behalf of Tenant), to keep the same at all times in good order, condition and repair, and, upon expiration of the Term, to surrender the same to Landlord in good order, condition and repair, normal wear and tear excepted. Tenant’s obligations shall include, without limitation, the obligation to maintain and repair all walls, floors, ceilings and fixtures and to repair all damage caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors, invitees and others using the Leased Premises with Tenant’s expressed or implied permission. At the request of Tenant, but without obligation to do so, Landlord may perform the work of maintenance and repair constituting Tenant’s obligation under this Section 5.4 at Tenant’s sole cost and expense and as an Extra Service to be rendered pursuant to Section 4.2. Any work of repair and maintenance in excess of $10,000.00 performed by or for the account of Tenant by persons other than Landlord or employees of Tenant shall be performed by contractors approved by Landlord (which approval shall not be unreasonably withheld or delayed) and in accordance with procedures Landlord shall from time to time reasonably establish. Tenant shall give Landlord prompt notice of any material damage to or defective condition in any part of the mechanical, electrical, plumbing, life safety or other system servicing or located in the Leased Premises.

12.12.9.     Notwithstanding anything in this Lease to the contrary, Tenant shall enter into and continue in force throughout the term of this Lease a regularly scheduled (at least once every three (3) months) preventive maintenance/service contract, with a maintenance contractor approved by Landlord (such approval not to be unreasonably withheld or delayed), for servicing all HVAC equipment exclusively serving the Leased Premises, and shall promptly provide a copy of the contract to Landlord, unless Tenant has its employees perform this regularly scheduled maintenance service. The service contract or Tenant’s employees’ service schedule (which Tenant shall provide to Landlord) must include, at a minimum, all services suggested by the equipment manufacturer. If Tenant’s employees are not performing this maintenance service, then at Landlord’s option, Landlord shall have the right to enter into such maintenance contract (provided that any such maintenance contract that Tenant may have entered has terminated or may be terminated by Tenant at no cost to Tenant or unless Landlord agrees to reimburse Tenant for such cost), and Tenant shall pay Landlord, as Basic Operating Costs hereunder, the cost thereof. Tenant shall be responsible for any repair or replacement of such HVAC equipment exclusively serving the Leased Premises.

Waste. Tenant shall not commit or allow any waste or damage to be committed in any portion of the Leased Premises or the Project.

Assignment or Sublease.

Tenant shall not voluntarily or by operation of law assign, transfer or encumber or sublet all or any part of Tenant’s interest in this Lease or in the Leased Premises (collectively, an “Assignment or Sublease”) without Landlord’s prior written consent given under and subject to the terms of this Section 5.6. Notwithstanding the foregoing, Tenant may, without Landlord’s prior written consent, but with at least ten (10) days prior written notice to Landlord if permitted under applicable laws, assign or otherwise transfer this Lease or enter into a sublease of all or any portion of the Leased Premises to a “Related Entity”, and such assignment, transfer or subleasing shall not constitute an “Assignment or Sublease” under the terms of this Lease, and the terms of this Section 5.6 shall not apply with respect thereto. The term “Related Entity” means: a corporation or other entity with which Tenant merges with or consolidates into or that acquires all or substantially all of the assets or stock of Tenant; or any parent, affiliate or subsidiary of Tenant; or an affiliate or subsidiary of Tenant’s parent.

If Tenant desires to assign this Lease or any interest herein or sublet the Leased Premises or any part thereof, Tenant shall give Landlord a request for consent to such transaction in writing. Tenant’s written request for consent shall specify the date the proposed Assignment or Sublease would be effective and be accompanied by information pertinent to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including, without limitation, its name, business and financial condition, financial details of the proposed transfer, the intended use (including any modification) of the Leased Premises, and exact copies of all of the proposed agreement(s) between Tenant and the proposed assignee or subtenant. Tenant shall promptly provide Landlord with (i) such other or additional information or documents reasonably requested (within ten (10) days after receiving Tenant’s consent request) by Landlord, and (ii) an opportunity to meet and interview the proposed assignee or subtenant, if requested by Landlord.

Landlord shall have a period of ten (10) days following such interview and/or receipt of all such additional information (or twenty (20) days from the date of Tenant’s original notice if Landlord does not request additional information or an interview) within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to the space so affected as of the effective date of the proposed Assignment or Sublease specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such space as of such date, other than those obligations which survive termination of the Lease, or (ii) to permit Tenant to assign this Lease or sublet such space, subject, however, to prior written approval of the proposed assignee or sublessee by Landlord, such consent not to be unreasonably withheld or delayed so long as the use of the Leased Premises by such proposed assignee or sublessee would be a Permitted Use, the proposed assignee or sublessee is of sound financial condition as determined by Landlord in its reasonable discretion, the proposed assignee or sublessee executes such reasonable assumption documentation as Landlord shall require, and the proposed assignee or sublessee is not (x) already a tenant in the Project, or (y) a party with whom Landlord has been discussing the leasing of space in the Project. Failure by Landlord to approve a proposed subtenant or assignee shall not cause a termination of this Lease.

In the event Tenant shall request the consent of Landlord to any Assignment or Sublease hereunder, Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket costs and expenses, including attorneys’ fees, incurred in connection therewith.

12.12.10.     Any rent or other consideration realized by Tenant under any such Assignment or Sublease (except for an Assignment or Sublease pursuant to Section 5.6(j) below) in excess of (i) the Rent payable hereunder, (ii) any reasonable tenant improvement allowance or other economic concession (e.g., space planning allowance, moving expenses, free or reduced rent periods, etc.), and (iii) any advertising costs and brokerage commissions associated with such Assignment or Sublease (collectively, “Profit”), shall be divided and paid as follows: fifty percent (50%) to Tenant and fifty percent (50%) to Landlord; provided, however, that if there exists an Event of Default hereunder (after expiration of any applicable notice and cure periods), Landlord shall be entitled to all such Profit that accrues during the continuance of such Event of Default.

Intentionally deleted.

The consent of Landlord to any Assignment or Sublease shall not constitute consent to any subsequent Assignment or Sublease by Tenant or to any subsequent or successive Assignment or Sublease by the assignee or subtenant.

12.12.11.     No Assignment or Sublease by Tenant shall relieve Tenant of any obligation under this Lease. If there is an Event of Default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Any Assignment or Sublease made without Landlord’s consent or which conflicts with the provisions hereof shall be void and, at Landlord’s option, shall constitute an Event of Default under this Lease (after expiration of any applicable notice and cure periods).

12.12.12.     Notwithstanding any other provision in this Lease to the contrary, in order to induce Landlord to enter into this Lease with Tenant, except as set forth in Section 5.6(j) below, Tenant agrees not to sublet any part of the Leased Premises until the earlier of (i) the second (2nd) anniversary of the Term Commencement Date, or (ii) the date that at least seventy-five percent (75%) of Building One is leased and occupied; provided that Landlord is continuously marketing the unoccupied portion of Building One during such period.

12.12.13.     Strategic Partners. Notwithstanding anything to the contrary in this Section 5.6, Landlord acknowledges that Tenant may allow certain strategic partners of Tenant to sublease a portion of the Leased Premises (not to exceed 2,000 rentable square feet in each instance and not to exceed 6,000 rentable square feet collectively) consistent with the Permitted Uses. Landlord agrees that, notwithstanding any other provision of this Lease to the contrary, the strategic partner shall be permitted to use and occupy the Leased Premises in accordance with, and subject to the applicable terms and conditions of, this Lease with no further consent of Landlord required; provided, however, Tenant shall promptly provide Landlord in writing with the name of any such strategic partner, a copy of the sublease, and/or the terms and conditions of the strategic partner’s use and occupancy of the Leased Premises.

Alterations, Additions and Improvements.

Except as provided otherwise in Exhibit B for Tenant Improvements, Tenant shall not make or allow to be made any alterations or additions in or to the Leased Premises without first obtaining the written consent of Landlord, provided that Tenant shall be permitted, without Landlord’s consent, to make non-structural alterations or additions to the Leased Premises that do not adversely affect any of the Building systems, cost less than $50,000.00 (in the aggregate per calendar year), and are of a cosmetic nature (e.g., painting, carpeting, etc.; any such alteration complying with all of the foregoing constituting a “Cosmetic Alteration”). Landlord’s consent will not be unreasonably withheld or delayed with respect to proposed alterations and additions which (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with and does not adversely affect the Building and its mechanical, telecommunication, electrical, HVAC and life safety systems; (iii) will not affect the structural or exterior portions of the Building; (iv) will not interfere with the use and occupancy of any other portion of the Building by any other tenant, its employees or invitees; and (v) will not trigger any additional costs to Landlord. Specifically, but without limiting the generality of the foregoing, Landlord’s right of consent shall encompass plans and specifications for the proposed alterations or additions, construction means and methods, the identity of any contractor or subcontractor to be employed on the work of alterations or additions, and the time for performance of such work. Tenant shall supply to Landlord any additional documents and information reasonably requested by Landlord in connection with Tenant’s request for consent hereunder.

Any consent given by Landlord under this Section 5.7 shall be deemed conditioned upon: (i) Tenant’s acquiring all applicable permits required by governmental authorities; (ii) Tenant’s furnishing to Landlord copies of such permits, together with copies of the approved plans and specifications, prior to commencement of the work thereon; and (iii) the compliance by Tenant with the conditions of all applicable permits and approvals in a prompt and expeditious manner.

12.12.14.     Tenant shall provide Landlord with not less than fifteen (15) days prior written notice of commencement of the work (including a Cosmetic Alteration) so as to enable Landlord to post and record appropriate notices of non-responsibility. All alterations and additions permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord and, in all material respects, in accordance with plans and specifications approved by Landlord. Tenant shall pay the contractors and suppliers all undisputed amounts due to them when due. Tenant shall discharge at Tenant’s sole cost, by bond or otherwise, any and all mechanics’, materialmen’s and other liens and claims against the Leased Premises or the Project arising out of any work performed, materials furnished or obligations incurred by or for Tenant (whether the amounts are disputed or not) within ten (10) days after Landlord’s written notice to Tenant of the filing thereof (provided that Landlord shall allow Tenant to contest a lien claim, so long as the lien is discharged by bond or otherwise), and shall otherwise keep the Leased Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien, after giving seven (7) days’ written notice to Tenant specifying that Landlord will bond or insure over the lien if Tenant fails to commence action to discharge the lien within such seven (7) day period and diligently pursues the discharge of such lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys’ fees, within ten (10) days after receipt of an invoice from Landlord. Landlord may require, at its sole option, that Tenant provide to Landlord, at Tenant’s expense, a lien and completion bond in an amount equal to the total estimated cost of any alterations, additions or improvements to be made in or to the Leased Premises for any work that exceeds $10,000.00, to protect Landlord against any liability for mechanics’, materialmen’s and other liens and claims, and to ensure timely completion of the work. Landlord shall not charge Tenant a supervisory fee for any alterations and additions performed by Tenant; however, if Tenant requests that Landlord perform any alterations or additions desired by Tenant on behalf of Tenant, and such alterations or additions to the Leased Premises are performed by Landlord, Landlord shall be entitled to charge Tenant a five percent (5%) administration fee in addition to the actual costs of labor and materials provided. Such costs and fees shall be deemed Additional Rent under this Lease, and may be charged and payable prior to commencement of the work.

12.12.15.     Any and all alterations, additions or improvements made to the Leased Premises by Tenant after the Term Commencement Date (excluding the Tenant Improvements) shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon the termination of this Lease by lapse of time or otherwise unless (i) Landlord conditioned its approval of such alterations, additions or improvements on Tenant’s agreement to remove them, or (ii) if Tenant did not provide a Removal Determination Request (as defined below), Landlord notifies Tenant prior to (or promptly after) the Term Expiration Date that the alterations, additions and/or improvements must be removed, in which case Tenant shall, by the Term Expiration Date, remove such alterations, additions and improvements, repair any damage resulting from such removal and restore the Leased Premises to their condition existing prior to the date of installation of such alterations, additions and improvements, ordinary wear and tear excepted. Prior to making any alterations, additions or improvements to the Leased Premises, Tenant may make a written request that Landlord determine in advance whether or not Tenant must remove such alterations, additions or improvements on or prior to the Term Expiration Date or any earlier termination of this Lease (“Removal Determination Request”). Notwithstanding anything to the contrary set forth above, this clause shall not apply to movable equipment or furniture owned by Tenant. Tenant shall repair at its sole cost and expense all damage caused to the Leased Premises and the Project by removal of Tenant’s movable equipment or furniture and such other alterations, additions and improvements as Tenant shall be required or allowed by Landlord to remove from the Leased Premises, reasonable wear and tear excepted.

All alterations, additions and improvements permitted under this Section 5.7 shall be constructed diligently, in a good and workmanlike manner with new, good and sufficient materials and in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, building codes and those related to accessibility and use by individuals with disabilities). Tenant shall, promptly upon completion of the work, furnish Landlord with “as built” drawings for any alterations, additions or improvements performed under this Section 5.7.

(f)     Tenant shall have the right to install a wireless intranet, internet, and communications network (also known as “Wi-Fi”) within the Leased Premises for the use of Tenant and its employees (the “Network”) subject to this subsection and all the other clauses of this Lease as are applicable. Tenant shall not solicit, suffer, or permit other tenants or occupants of the Building to use the Network or any other communications service, including, without limitation, any wired or wireless internet service that passes through, is transmitted through, or emanates from the Leased Premises. Tenant agrees that Tenant’s communications equipment and the communications equipment of Tenant’s service providers located in or about the Leased Premises, including, without limitation, any antennas, switches, or other equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants, or occupants of the Building or any other party. In the event that Tenant’s Communications Equipment causes or is believed to cause any such interference, upon receipt of notice from Landlord of such interference, Tenant will promptly take all commercially reasonable steps, at Tenant’s sole cost and expense, to correct and eliminate the interference.

Compliance With Laws and Insurance Standards. Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used in a manner that violates any applicable law, ordinance, rule, regulation, order, permit, covenant, easement or restriction of record, or the reasonable recommendations of Landlord’s engineers or consultants, relating in any manner to the Project, or for any business or purpose which is unlawful or productive of fire hazard. Tenant shall not do or permit anything to be done which would result in the cancellation of the property insurance coverage on the Project and/or its contents. Tenant shall, at Tenant’s sole cost and expense, comply with all laws, ordinances, rules, regulations and orders (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction) related to the use, condition or occupancy of the Leased Premises now in effect or which may hereafter come into effect including, but not limited to, (a) accessibility and use by individuals with disabilities, and (b) environmental conditions in, on or about the Leased Premises. If anything done by Tenant in its use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any public authority for structural or other upgrading of or alteration or improvement to the Leased Premises and/or the Project, Tenant shall, at Landlord’s option, either perform the upgrade, alteration or improvement at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such work. The final, non-appealable judgment of any court of competent jurisdiction that Tenant has violated any law, ordinance, rule, regulation, order, permit, covenant, easement or restriction shall be conclusive of that fact as between Landlord and Tenant.

No Nuisance; No Overloading. Tenant shall use and occupy the Leased Premises, and control its agents, employees, contractors, invitees and visitors in such manner so as not to create any nuisance, or interfere with, annoy or disturb (whether by noise, odor, vibration or otherwise) any other tenant or occupant of the Project or Landlord in its operation of the Project. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Leased Premises, the Building, or any portion thereof.

Furnishing of Financial Statements; Tenant’s Representations. During any period of time that the shares of Tenant’s stock are not listed or traded on a national or international securities exchange, Tenant shall furnish to Landlord (within ten (10) business days upon Landlord’s written request) no more than annually (unless requested by Landlord because of a bona fide financing or sale of the Building or a bona fide request by Landlord’s financial partners or lender, in which case Tenant shall be required to furnish more than one time annually), Tenant’s most recent audited financial statements (including any notes to them) or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been most recently prepared by an independent certified public accountant or, if no such statements have been prepared, current internally prepared financial statements in form customarily prepared by Tenant for its internal purposes, certified by Tenant’s authorized officer or representative. If Tenant is publicly traded, Tenant shall not be required to provide financial information directly to Landlord.

Entry by Landlord. Except as otherwise specifically provided for herein, Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time in cases of an emergency, and otherwise during normal business hours after reasonable advance notice to Tenant of at least 24 hours (which notice may be telephonic, via email, or in person, and shall be confirmed in writing [which may be via email] if made orally) to inspect the same, to clean, to perform such work as may be permitted or required under this Lease, to make repairs to or alterations of the Leased Premises or other portions of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Project or to show the Leased Premises to prospective tenants, purchasers, encumbrancers or others, or for any other purpose as Landlord may deem reasonably necessary or desirable. Tenant shall not be entitled to any abatement of Rent or damages by reason of the exercise of any such right of entry or performance of any such work by Landlord.

Nondisturbance and Attornment. This Lease and the rights of Tenant hereunder shall be subject and subordinate to the lien of any deed of trust, mortgage, ground lease or other hypothecation or security instrument (collectively, “Security Device”) now or hereafter placed upon, affecting or encumbering the Project or any part thereof or interest therein, and to any and all advances made thereunder, interest thereon or costs incurred and any modifications, renewals, supplements, consolidations, replacements and extensions thereof. The holder of a Security Device in the Project or the beneficiary thereunder shall have the right to elect to be subject and subordinate to this Lease. Tenant agrees to attorn to and recognize as the Landlord under this Lease the holder or beneficiary under a Security Device or any other party that acquires ownership of the Leased Premises by reason of a foreclosure or sale under any Security Device (or deed in lieu thereof); provided that Tenant's right to quiet enjoyment of the Leased Premises shall not be disturbed by the holder of any such Security Device. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) business days of a written demand or request by Landlord and in the form reasonably requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust; provided, however, that such subordination is conditioned on Landlord’s obtaining assurance in a commercially reasonable form (a “Non-Disturbance Agreement”) from the holder of or beneficiary under such encumbrance that Tenant's quiet enjoyment of the Leased Premises will not be disturbed, and Tenant’s rights under this Lease will be recognized, so long as there is not in existence at such time an Event of Default under this Lease (after expiration of any applicable notice and cure periods) and Tenant attorns to the record owner of the Leased Premises.

Estoppel Certificate. Within ten (10) business days following Landlord's request, Tenant shall execute, acknowledge and deliver written estoppel certificates addressed to (i) any mortgagee or prospective mortgagee of Landlord, or (ii) any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, on a form specified by Landlord, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee(s) or purchaser(s) may reasonably require, including, without limitation, the following: (a) that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications); (b) the amount of, and date to which Rent and other charges have been paid in advance; (c) the amount of any Security Deposit; and (d) acknowledging that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the alleged default). Any such estoppel certificate may be relied upon by any such mortgagee or purchaser.

Security Deposit.

12.12.16.     Concurrently with the execution hereof, Tenant shall pay to Landlord the agreed upon Security Deposit as security for the full and faithful performance of Tenant’s obligations under this Lease. If at any time during the Term, Tenant shall be in default in the payment of Rent or in default for any other reason (after expiration of any applicable notice and cure periods), Landlord may use, apply or retain all or part of the Security Deposit for payment of any amount due Landlord or to cure such default or to reimburse or compensate Landlord for any liability, loss, cost, expense or damage (including reasonable attorneys’ fees) which Landlord may suffer or incur by reason of Tenant’s defaults. If Landlord uses or applies all or any part of the Security Deposit, Tenant shall, on demand, pay to Landlord a sum sufficient to restore the Security Deposit to the full amount required by this Lease. Upon expiration of the Term or earlier termination of this Lease and after Tenant has vacated the Leased Premises, Landlord shall return the Security Deposit to Tenant, reduced by such amounts as may be reasonably required by Landlord to remedy defaults on the part of Tenant in the payment of Rent, to repair damages to the Leased Premises caused by Tenant and to clean the Leased Premises. The portion of the deposit not so required shall be paid over to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease) within thirty (30) days after expiration of the Term or earlier termination hereof. Landlord shall hold the Security Deposit for the foregoing purposes; provided, however, that Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest in respect thereof. No part of the Security Deposit shall be considered to be held in trust, or to be prepayment of any monies to be paid by Tenant under this Lease. Tenant hereby waives (i) the protections of Section 1950.7 of the California Civil Code, as it may hereafter be amended and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

12.12.17.     Instead of a cash deposit, Landlord may require at any time during the Term, that Tenant deliver the Security Deposit to Landlord in the form of a clean and irrevocable letter of credit (the “Letter of Credit”) issued by and drawable upon (said issuer being referred to as the “Issuing Bank”) a financial institution which is reasonably approved by Landlord, provided that Landlord shall not withhold its consent to an Issuing Bank that has a net worth of at least $3,500,000,000, and provided further that if Landlord requires Tenant to provide the Security Deposit in the form of a Letter of Credit instead of cash, Landlord agrees to reimburse Tenant for the reasonable out-of-pocket costs incurred by Tenant to provide the Security Deposit in the form of a Letter of Credit. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord, and (f) otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify and if the Issuing Bank will not agree to the transfer (or if it imposes unreasonable requirements for the transfer), Tenant shall promptly replace such Letter of Credit. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than 30 days preceding the next expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Section. Except as set forth in the preceding sentence, Landlord shall only draw upon the Letter of Credit following Tenant’s default (after expiration of any applicable notice and cure periods) and only to the extent required to cure such default. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in the San Francisco Bay Area. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision, or an updated revision in Landlord’s reasonable discretion), International Chamber of Commerce Publication No. 500. Notwithstanding the foregoing, Wells Fargo Bank, NA is hereby approved as an Issuing Bank.

12.12.18.     Notwithstanding anything in this Section 5.14 to the contrary, on the last day of the sixtieth (60th) full calendar month after the Term Commencement Date, the amount of the Security Deposit shall be reduced by $244,703.10, such that the agreed upon Security Deposit shall be $244,703.10; provided, however, if any monetary default beyond applicable notice and cure periods exists or if any material non-monetary default beyond applicable notice and cure periods exists under this Lease on the date the amount of the Security Deposit would have been reduced, then such reduction shall not occur until the default has been cured by Tenant. If the Security Deposit is in the form of a Letter of Credit, Landlord and Tenant shall reasonably cooperate with each other to effectuate such reduction.

Surrender.

12.12.19.     Subject to the provisions of Section 5.7 hereof, on the Term Expiration Date (or earlier termination of this Lease), Tenant shall quit and surrender possession of the Leased Premises to Landlord in as good order and condition as they were in on the Term Commencement Date, reasonable wear and tear, casualty damage, taking by condemnation and damage by casualty not caused by Tenant, its agents, employees, contractors, invitees and licensees excepted. Good order and condition includes, without limitation, replacing all light bulbs and ballasts and replacing all broken floor tiles with substantially matching floor tiles (but Tenant shall have no obligation to replace the floors), and ensuring proper plumbing and HVAC operation with no deferred maintenance. Reasonable wear and tear shall not include any damage or deterioration that would have been prevented by Tenant performing all of its obligations under this Lease. Tenant shall, without cost to Landlord, remove all of its signage (in the Leased Premises, on the Building, or elsewhere in the Project), debris, articles of personal property, and furniture, trade fixtures, specialized improvements (but only those installed after the Term Commencement Date), and equipment (including, if applicable, any related ducting, wiring and plumbing to a logical point of safe-off such as a column or ceiling or in-floor location, at a circuit panel, junction box or branch line), and shall repair any damage resulting from such removal and Tenant shall restore the area to the condition existing prior to installation of such item, normal wear and tear excepted. Notwithstanding anything to the contrary in this Lease, Tenant shall have no obligation to remove those specialized improvements existing in or serving the Leased Premises as of the Term Commencement Date, including, without limitation, nitrogen lines, acid waste neutralization improvements (including any related trenching), deionized water systems, chilled water systems, and clean dry air (CDA) systems, but Tenant shall obtain any required closure permits for such specialized improvements on or before the Term Expiration Date (or earlier termination of this Lease) and Tenant, at its cost, shall remove any item or improvement and take any action required to obtain the closure permits. Tenant shall not remove chilled water lines or compressed air lines feeding t-stats or VAVs. Not less than thirty (30) days prior to the expiration or sooner termination of this Lease, Tenant shall prepare and provide to Landlord for Landlord’s approval a written plan and schedule of proposed surrender work including details reasonably sufficient to conform with the requirements herein. Any such property not removed by Tenant by the Term Expiration Date (or earlier termination of this Lease) shall be considered abandoned, and Landlord may remove any or all of such items and dispose of same in any lawful manner or store same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after storage for thirty (30) days or more following Landlord’s written notice for payment, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of any such sale as follows: first, to the costs of such sale; second, to the costs of storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

12.12.20.     In addition, on the Term Expiration Date (or earlier termination of this Lease), Tenant shall remove, at its sole cost and expense (and such work shall be performed in a professional manner and supervised by a licensed electrician or a licensed contractor), all of Tenant’s telecommunications lines and cabling installed by Tenant that are no longer in use, including, without limitation, removing any such lines and cabling installed in the plenum or risers of the Building to the walls or junction boxes (collectively, “Wires”) and repair all damage caused thereby and restore the Leased Premises or the Building, as the case may be, to their condition existing prior to the installation of the Wires, normal wear and tear excepted (“Wire Restoration Work”). Tenant shall not remove fire alarm, fire alarm communications, security, card access, lighting control, HVAC control/monitoring, or elevator communications wiring, card readers, or trunk data wiring that runs from the Building to Building One. Landlord, at its option, may perform such Wire Restoration Work at Tenant’s sole cost and expense. In the event that Tenant fails to perform the Wire Restoration Work or refuses to pay all costs of the Wire Restoration Work (if performed by Landlord) within ten (10) days of Tenant’s receipt of Landlord’s written notice requesting Tenant’s reimbursement for or payment of such costs or otherwise fails to comply with the provisions of this Section, Landlord may apply all or any portion of the Security Deposit toward the payment of any costs or expenses relative to the Wire Restoration Work or Tenant’s obligations under this Section. The retention or application of such Security Deposit (if any) by Landlord pursuant to this Section does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

12.12.21.     Notwithstanding anything to the contrary in this Lease, (i) Tenant shall not be obligated to restore to office space any manufacturing or lab space existing in the Building or Building One as of the Term Commencement Date, and (ii) if Tenant converts manufacturing or lab space to office space during the term of this Lease, it shall not be required to restore such converted space back to manufacturing or lab space, but Landlord may condition its approval of any alterations, additions or improvements on Tenant removing at the Term Expiration Date (or earlier termination of this Lease) those alterations, additions or improvements that would not be considered standard office improvements by a reasonable lessee of office space.

Tenant's Remedies. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 5.16, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by the holders of any ground lease, deed of trust or mortgage covering the Leased Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within said thirty (30)-day period and thereafter diligently pursued to completion. If Landlord fails to cure such default within the time provided for in this Lease, the holder of any such ground lease, deed of trust or mortgage shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such holder shall have such additional time to cure the default as is reasonably necessary under the circumstances. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the Project (and, if at any time any portion of the Project has been damaged or condemned, the insurance and condemnation proceeds thereof), and Tenant agrees to look solely to the Project for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management or asset management company of Landlord (collectively, the “Landlord Parties”). It is the parties’ intention that Landlord and the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency hereunder or with respect to any default by Landlord under the terms of this Lease. Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other tenant or occupant of the Project, nor shall Landlord be liable under any circumstances for damage or inconvenience to Tenant’s business or for any loss of income or profit therefrom. The liability of Landlord under this Lease is limited to the period of its ownership of the Leased Premises. Except as specifically set forth herein or if Tenant obtains a court order, Tenant shall not have the right to withhold, reduce or offset any amount against any payments of Rent due and payable under this Lease by reason of a breach of this Lease by Landlord.

Rules and Regulations. Tenant shall comply with the rules and regulations for the Project attached as Exhibit D and such reasonable amendments thereto as Landlord may adopt from time to time with prior notice to Tenant.

Environmental Matters

Hazardous Materials Prohibited.

Tenant shall not cause or permit any Hazardous Material (as defined in Section 6.1(c) below) to be brought, kept, used, generated, released or disposed in, on, under or about the Leased Premises or the Project by Tenant, its agents, employees, contractors, licensees or invitees (collectively, “Tenant’s Representatives”), except Tenant shall not be in breach of this Section as a result of the presence in the Leased Premises of Hazardous Materials that are customarily present in a building for general office use (e.g., copying machine chemicals and kitchen cleansers), or are used in connection with Tenant’s Permitted Use of the Leased Premises, and in either case are used, stored, and disposed of in compliance with all applicable laws, ordinances and regulations. Prior to the execution of this Lease, and on an annual basis thereafter, Tenant shall complete, execute, and deliver to Landlord a Hazardous Materials Questionnaire substantially in the form attached to this Lease as Exhibit E. Tenant hereby agrees to indemnify and to defend and hold Landlord harmless from and against any and all claims, liability, losses, damages, diminution in value, fines, costs and/or expenses (including, without limitation, reasonable attorneys’ fees and expert and consultant fees) which arise during or after the Term that are caused by a breach by Tenant of the obligations stated in Sections 6.1(a) or 6.1(b) of this Lease or by Tenant’s use of Hazardous Materials at the Project during the Term of this Lease. This indemnification of Landlord by Tenant includes, without limitation, death of or injury to person, damage to any property or the environment and costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in, on, under or about the Leased Premises or the Project (including soil and ground water contamination) which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in, on, under or about the Leased Premises or the Project caused or permitted by Tenant during the Term results in any contamination of the Leased Premises or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the same to the condition existing prior to the introduction of such Hazardous Material; provided that Landlord’s approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained. This indemnification of Landlord by Tenant shall survive the expiration or sooner termination of this Lease.

Tenant covenants and agrees that Tenant shall at all times be responsible and liable for, and be in compliance with, all federal, state, local and regional laws, ordinances, rules, codes and regulations, as amended from time to time, relating to health and safety and environmental matters, arising, directly or indirectly, out of the use of Hazardous Materials (as defined in Section 6.1(c) below) in the Project (“Hazardous Materials Laws”). Health and safety and environmental matters for which Tenant is responsible under this paragraph include, without limitation (i) notification and reporting to governmental agencies, (ii) the provision of warnings of potential exposure to Hazardous Materials to Landlord and Tenant’s agents, employees, licensees, contractors and others, (iii) the payment of taxes and fees, (iv) the proper off-site transportation and disposal of Hazardous Materials, and (v) all requirements, including training, relating to the use of equipment. Promptly after discovery of a release of Hazardous Materials that is reportable under Hazardous Materials Laws, Tenant shall give written notice to Landlord. The notice shall include information on the nature and conditions of the release and Tenant’s planned response. Tenant shall be liable for the cost of any cleanup of the release of any Hazardous Materials by Tenant or Tenant’s Representatives on the Project.

As used in this Lease, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material” includes, without limitation, any substance, material or waste which is (i) defined as a “hazardous waste” or similar term under the laws of the jurisdiction where the Project is located; (ii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317); (iii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource, Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903); (iv) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601); (v) hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof; or (vi) asbestos in any form or condition.

As used in this Article 6, the term “Hazardous Materials Laws” means any applicable federal, state or local laws, ordinances, rules or regulations relating to any Hazardous Material affecting the Project, including, without limitation, the specific laws, ordinances and regulations referred to in Section 6.1(c) above. References to specific Hazardous Materials Laws shall also be references to any amendments thereto and to any applicable successor Hazardous Materials Laws.

Limitations on Assignment and Subletting. In addition to the provisions of Section 5.6 above, it shall not be unreasonable for Landlord to withhold its consent to any proposed Assignment or Sublease of the Leased Premises if the proposed transferee’s anticipated use of the Leased Premises involves the generation, storage, use, treatment, or disposal of Hazardous Materials (excluding standard office and janitorial supplies) to a significantly greater extent than Tenant’s use of Hazardous Materials during the Term under the Permitted Use of the Leased Premises.

Right of Entry. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in case of an emergency, and otherwise during business hours after reasonable advance notice to Tenant of at least seventy-two (72) hours (which notice may be telephonic, via email, or in person, and shall be confirmed in writing [which may be via email] if made orally), in order to conduct periodic environmental inspections and tests to determine whether any Hazardous Materials are present. The costs and expenses of such inspections shall be paid by Landlord unless a default or breach of this Lease, violation of Hazardous Materials Laws or contamination caused by Tenant during the Term is found to exist. In such event, Tenant shall reimburse Landlord upon demand, as Additional Rent, for the reasonable costs and expenses of such inspections.

Notice to Landlord. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted or threatened in writing regarding the Leased Premises or the Project pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened in writing by any person against Tenant or the Leased Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (iii) any written reports made to or received from any governmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Premises or the Project, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within three (3) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other written communications relating to Hazardous Materials present in, on, under or about the Leased Premises or the Project, except Tenant may redact any information in such disclosure that would violate applicable law or would infringe upon the attorney-client privilege, attorney work product doctrine, joint defense privilege or similar privilege or protection.

Disclosure as to Hazardous Materials. Landlord hereby discloses to Tenant that previous occupants (namely Tenant, as prior owner of the Project) or others possessed and used or may have possessed and used hazardous substances, office supplies, cleaning products, construction and decorating materials and other substances in or about the Building and Project or portions thereof and which may contain or may have contained Hazardous Materials. Landlord acknowledges and agrees that, in entering this Lease with Tenant, Landlord is not relying on any representations, warranties, statements, promises or understandings by Tenant or its officers, employees, agents or contractors regarding the condition of the Leased Premises or the Project, including, but not limited to, the use, storage, transport, generation, release or disposal of Hazardous Materials in, on, under or about the Leased Premises or the Project, and Landlord is instead relying on its own investigations, studies, inspections and due diligence.

Prior Hazardous Materials. Tenant shall have no obligation to clean up or to indemnify, defend, or hold Landlord harmless with respect to any Hazardous Material in, on, under or about the Leased Premises or the Project that were not introduced into, in, on, under, or about the Leased Premises or the Project during the Term of this Lease by Tenant or for ground water contamination from other parcels where the source is from off the Project and not caused by Tenant during the Term of this Lease. Under no circumstances shall Tenant be liable for claims arising out of or in connection with any Hazardous Material present at the Leased Premises or the Project or the soil, air, ground water or surface water thereof, or the violation of any Hazardous Materials Laws, except to the extent that any of the foregoing is actually caused by the bringing, keeping, storing, using, generating, releasing or disposing of Hazardous Materials by Tenant during the Term of this Lease.

Insurance, Indemnity, Condemnation, Damage and Default

Landlord’s Insurance. Landlord shall secure and maintain commercial property insurance for the Project covering risks of direct physical loss of or damage to the Project (known as Special Form coverage), including the Tenant Improvements, if any, but excluding all subsequent alterations, additions and improvements to the Leased Premises, with loss payable to Landlord and to the holders of any deeds of trust, mortgages or ground leases on the Project. Landlord shall not be obligated to obtain insurance for Tenant’s trade fixtures, equipment, furnishings, machinery or other property. Such policies shall provide protection against fire and extended coverage perils and such additional perils as Landlord deems suitable, and with such deductible(s) as Landlord shall deem reasonably appropriate. Landlord shall further secure and maintain commercial general liability insurance with respect to the Project in such amount as Landlord shall determine, such insurance to be in addition to, and not in lieu of, the liability insurance required to be maintained by Tenant. In addition, Landlord may secure and maintain, among other insurance, earthquake, flood, and rental income insurance. Tenant shall not be named as an additional insured on any policy of insurance maintained by Landlord.

Tenant’s Liability Insurance. Tenant (with respect to the Leased Premises) shall secure and maintain, at its own expense, at all times during the Term, a policy or policies of commercial general liability insurance with the premiums thereon paid on a current basis, protecting Tenant and naming Landlord, the holders of any deeds of trust, mortgages or ground leases on the Project, and Landlord’s representatives (which term, whenever used in this Article 7, shall be deemed to include Landlord’s partners, trustees, ancillary trustees, officers, directors, shareholders, beneficiaries, agents, employees and independent contractors) as additional insureds against claims for bodily injury, personal injury, advertising injury and property damage (including attorneys’ fees) based upon, involving or arising out of Tenant’s operations, assumed liabilities or Tenant’s use, occupancy or maintenance of the Leased Premises and the Common Areas of the Project. Such insurance shall provide for a minimum amount of Two Million Dollars ($2,000,000.00) for property damage or injury, bodily injury, or death of one or more than one person in any one accident or occurrence, with an annual aggregate limit of at least Five Million Dollars ($5,000,000.00). The coverage required to be carried shall include fire legal liability, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), property damage, medical payments, products liability and completed operations coverage (as well as owned, non-owned and hired automobile liability if an exposure exists) and the policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain an industry-standard separation of insureds provision or cross-liability endorsement. Tenant shall provide Landlord with a certificate evidencing such insurance coverage. The certificate shall indicate that the insurance provided specifically recognizes the bodily injury and property damage liability assumed by Tenant under this Lease and that Tenant’s insurance is primary to and not contributory (and Tenant shall provide Landlord with evidence of a primary and non-contributory coverage) with any other insurance maintained by Landlord, whose insurance shall be considered excess insurance only. Not more frequently than every two (2) years, if Landlord or the insurance broker retained by Landlord or any mortgagee of Landlord reasonably determines that the amount of liability insurance coverage at that time is not adequate, which determination shall be based upon a review of liability insurance limits maintained by similarly situated companies and such analysis shall be provided to Tenant for its review, then Tenant shall increase its liability insurance coverage to meet such requirement within thirty (30) days of receipt of the analysis by Landlord or Landlord’s insurance broker or Landlord’s mortgagee. Whenever, in Landlord’s reasonable judgment, good business practice or change in conditions necessitate additional or different types of insurance, Tenant shall, within thirty (30) days of receipt of Landlord’s request therefor, obtain the insurance at its own expense.

Tenant’s Additional Insurance Requirements.

Tenant shall secure and maintain, at Tenant's expense, at all times during the Term, a commercial property policy, covering risks of direct physical loss (known as Special Form coverage) including a replacement cost provision, on all of Tenant's fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises and on any alterations, additions or improvements made by or for Tenant upon the Leased Premises on or after the Term Commencement Date, either for the full replacement cost thereof without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance or with coverage for a minimum amount of Two Million Dollars ($2,000,000.00). Such insurance shall insure against those risks customarily covered in an "all risk" policy of insurance covering physical loss or damage. Tenant shall use the proceeds from such insurance for the replacement of fixtures, furnishings, equipment and personal property and for the restoration of any alterations, additions or improvements to the Leased Premises. In addition, Tenant shall secure and maintain, at all times during the Term, loss of income, business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and additional incurred costs attributable to perils commonly insured against by prudent tenants (which are similarly situated to Tenant) or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils; such insurance shall be maintained with Tenant's property insurance carrier. Further, Tenant shall secure and maintain at all times during the Term workers' compensation insurance in such amounts as are required by law, employer's liability insurance in the amount of One Million Dollars ($1,000,000.00) per occurrence, and all such other insurance as may be required by applicable law. Except for the Tenant Improvements set forth in Exhibit B, in the event Tenant makes any alterations, additions or improvements to the Leased Premises and the cost of such work is One Million Dollars ($1,000,000.00) or more, then prior to commencing any such work in the Leased Premises, Tenant shall secure "builder's all risk" insurance which shall be maintained throughout the course of construction, such policy being an all risk builder's risk completed value form, in an amount not less than the total contract price for the construction of such alterations, additions or improvements and covering the construction of such alterations, additions or improvements, it being understood and agreed that all of such alterations, additions or improvements shall be insured by Tenant pursuant to this Section 7.3 immediately upon completion thereof. Tenant shall provide Landlord with certificates of all such insurance. The property insurance certificate shall confirm that the waiver of subrogation required to be obtained pursuant to Section 7.5 is permitted by the insurer. Tenant shall, prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, furnish Landlord with a Certificate of Insurance or other satisfactory evidence of renewal thereof.

12.12.22.     All policies required to be carried by Tenant under this Lease shall be issued by and binding upon an insurance company licensed to do business in the State of California with a rating of at least A-VIII or such other rating as may be required by a lender having a lien on the Project, as set forth in the most current issue of “Best’s Insurance Reports.” Notwithstanding the requirements set forth in the previous sentence, Landlord hereby approves The Chubb Corporation as Tenant’s insurance provider. Tenant shall not do or permit anything to be done that would invalidate the insurance policies referred to in this Article 7. All policies required to be carried by Tenant under this Article 7 shall contain a waiver of subrogation endorsement and shall contain an endorsement or endorsements, if required to effect the same, providing that (i) Landlord and its affiliated entities, the property manager for the Building, the asset manager for the Building, and any lender with a deed of trust encumbering the Project or any part thereof, of whom Landlord has notified Tenant, are included as additional insureds, (ii) the insurer agrees not to cancel the policy without at least thirty (30) days’ prior written notice to Landlord and all named and additional insureds (except ten (10) days prior written notice in the event of the non-payment of premium), and (iii) all such insurance maintained by Tenant is primary, with any other insurance available to Landlord or any other named or additional insured being excess and non-contributing.

Tenant shall provide evidence of each of the policies of insurance which Tenant is required to obtain and maintain pursuant to this Lease on or before the Term Commencement Date and prior to the expiration of any policy, which evidence shall be accompanied by a copy of the ISO Additional Insured Endorsement CG 2037 or CG 2026 (or their equivalent), as applicable, and, as to property insurance, shall be in the form of an “ACORD 28 (10/2003)” evidence of insurance or other form reasonably acceptable to Landlord. In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant under this Lease, prior to commencement of the Term, and thereafter during the Term, within ten (10) days following Landlord’s written request therefor, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof (plus a five percent (5%) administrative fee) to be chargeable to Tenant and payable upon written invoice therefor, which amounts shall be deemed Additional Rent hereunder.

The minimum limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder.

Indemnity and Exoneration.

To the extent not prohibited by law, Landlord and Landlord’s representatives, partners, members, agents, employees, directors, officers, successors and assigns (“Landlord’s Representatives”) shall not be liable for any loss, injury or damage to person or property of Tenant, Tenant’s agents, employees, contractors, invitees or any other person, whether caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or which may arise through repair, alteration or maintenance of any part of the Project or failure to make any such repair or from any other cause whatsoever, except to the extent such loss, injury or damage is caused by the gross negligence or willful misconduct of Landlord or Landlord’s Representatives or as expressly otherwise provided in Sections 7.6 and 7.7. Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other tenant or occupant of the Project, nor shall Landlord be liable under any circumstances for damage or inconvenience to Tenant’s business or for any loss of income or profit therefrom.

12.12.23.     Tenant shall indemnify, protect, defend and hold the Project, Landlord and Landlord’s Representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation reasonable attorneys’ fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or relating to (i) Tenant’s or Tenant’s Representatives’ use or occupancy of the Leased Premises, (ii) the activities of Tenant or Tenant’s Representatives in or about the Leased Premises or the Project, (iii) any failure by Tenant or Tenant’s Representatives to comply with any applicable law, and (iv) any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; except to the extent such claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses or expenses are caused by the gross negligence or willful misconduct of Landlord or Landlord’s Representatives.

12.12.24.     Tenant shall indemnify, protect, defend and hold the Project, Landlord and Landlord Representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation reasonable attorneys’ fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or relating to work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in the Leased Premises or the Project; except to the extent claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses or expenses are caused by the gross negligence or willful misconduct of Landlord or Landlord’s Representatives.

The provisions of this Section 7.4 shall survive the expiration or sooner termination of this Lease. TENANT ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SECTION 7.4 AND FURTHER ACKNOWLEDGES THAT SUCH PROVISIONS WERE SPECIFICALLY NEGOTIATED.

Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claims, actions or causes of action against the other, its agents, partners (both general and limited), trustees, officers, directors, employees, contractors, successors and assigns, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of any cause required to be insured against under this Lease to the extent of the coverage required, regardless of cause or origin, including negligence of the other party hereto, provided that such party’s insurance is not invalidated thereby; and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant which applies to the Leased Premises, any part of the Project or Tenant’s use and occupancy of any part thereof.

Condemnation. If the Leased Premises are taken under the power of eminent domain or sold under the threat of the exercise of such power (all of which are referred to herein as a “Taking”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the “Date of Taking”). If the Leased Premises or any portion of the Project is taken by a Taking to such an extent as to render the Leased Premises untenantable as reasonably determined by Landlord or Tenant, this Lease shall, at the option of either party to be exercised in writing within thirty (30) days after receipt of written notice of such Taking, forthwith cease and terminate as of the Date of Taking. All proceeds from any Taking of the Leased Premises shall belong and be paid to Landlord, subject to the rights of any mortgagee of Landlord’s interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon; provided that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant’s relocation expenses or loss of Tenant’s trade fixtures or personal property. If this Lease continues in effect after the Date of Taking pursuant to the provisions of this Section 7.6, Landlord shall proceed with reasonable diligence to repair, at its expense, the remaining parts of the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and tenantable Project and Leased Premises. Following a Taking, Net Rent (and the Rentable Area) shall thereafter be equitably adjusted according to the remaining Rentable Area of the Leased Premises. Except as hereinafter provided, in the event of any Taking, Landlord shall have the right to all compensation, damages, income, rent or awards made with respect thereto (collectively an “Award”), including any award for the value of the leasehold estate created by this Lease. No Award to Landlord shall be apportioned and, subject to Tenant’s rights specified in this Section 7.6, Tenant hereby assigns to Landlord any right of Tenant in any Award made for any Taking. So long as such claim will not reduce any award otherwise payable to Landlord under this Section 7.6, Tenant may seek to recover, at its cost and expense, as a separate claim, any damages or awards payable on a Taking of the Leased Premises to compensate for the unamortized cost paid by Tenant for the alterations, additions or improvements, if any, made by Tenant during the initial improvement of the Leased Premises and for any alterations, or for Tenant’s personal property taken, or for interference with or interruption of Tenant’s business (including goodwill), or for Tenant’s removal and relocation expenses.

Damage or Destruction. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. The following provisions shall then apply:

12.12.25.     If the damage is limited solely to the Leased Premises and the Leased Premises can, in Landlord’s reasonable opinion, be made tenantable with all material damage repaired (excluding Tenant’s personal property, trade fixtures, equipment and any Tenant Improvements or alterations installed by or on behalf of Tenant) within six (6) months from the date of damage, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.

If portions of the Project outside the boundaries of the Leased Premises are damaged or destroyed (whether or not the Leased Premises are also damaged or destroyed) and the Leased Premises and the Project can, in Landlord’s opinion, both be made tenantable with all material damage repaired (excluding Tenant’s personal property, trade fixtures, equipment and any Tenant Improvements or alterations installed by or on behalf of Tenant) within six (6) months from the date of damage or destruction, and provided that Landlord determines that it is economically feasible, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.

12.12.26.     Notwithstanding anything to the contrary contained in Sections 7.7(a) or 7.7(b) above, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises if (i) the cost to repair and restore the Building is twenty-five percent (25%) or more of the replacement cost of the entire Building prior to such damage or destruction, or (ii) when any damage to the Building occurs during the last eighteen (18) months of the Term, and in Landlord’s reasonable opinion, the Leased Premises cannot be made tenantable with all material damage repaired (excluding Tenant’s personal property, trade fixtures, equipment and any Tenant Improvements or alterations installed by or on behalf of Tenant) within three (3) months from the date of damage. If Landlord elects not to repair, reconstruct or restore the Leased Premises, Landlord or Tenant may elect to terminate this Lease within thirty (30) days of such damage upon ten (10) days written notice.

12.12.27.     If neither Section 7.7(a) nor 7.7(b) above applies, Landlord shall so notify in writing Tenant within thirty (30) days after the date of the damage or destruction, and Landlord or Tenant may terminate this Lease within thirty (30) days of such written notice upon ten (10) days written notice. If neither party elects to terminate this Lease, then Landlord shall proceed with reasonable diligence to rebuild the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law), but excluding Tenant’s personal property, trade fixtures, equipment and any Tenant Improvements or alterations installed by or on behalf of Tenant.

During any period when Tenant’s use of the Leased Premises is materially impaired by damage or destruction, Base Rent shall abate in proportion to the degree to which Tenant’s use of the Leased Premises is impaired until such time as the Leased Premises are made tenantable as reasonably determined by Landlord; provided that no such rental abatement shall be permitted if the casualty is the result of the gross negligence or willful misconduct of Tenant or Tenant’s Representatives.

The proceeds from any insurance paid by reason of damage to or destruction of the Project or any part thereof insured by Landlord shall belong to and be paid to Landlord, subject to the rights of any mortgagee of Landlord’s interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of (i) its fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises, and (ii) its alteration, additions and improvements.

Landlord’s repair and restoration obligations under this Section 7.7 shall not impair or otherwise affect the rights and obligations of the parties set forth elsewhere in this Lease. Subject to Section 7.7(e), Landlord shall not be liable for any inconvenience or annoyance to Tenant, its employees, agents, contractors or invitees, or injury to Tenant’s business resulting in any way from such damage or the repair thereof. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Leased Premises or the Project with respect to the termination of this Lease and hereby waive the provisions of any present or future statute or law to the extent inconsistent therewith.

Tenant shall promptly replace or repair, at Tenant’s cost and expense and subject to Tenant’s business needs, Tenant’s movable furniture, equipment, trade fixtures and other personal property in the Leased Premises, which Tenant shall be responsible for insuring during the Term of this Lease.

(i)     Tenant shall reimburse Landlord for the deductible amounts under the insurance policies obtained by Landlord and Tenant under this Lease if the proceeds are used to repair the Leased Premises. However, if other portions of the Building or Project are also damaged by said casualty and insurance proceeds are payable therefor, then Tenant shall only pay its Proportionate Share of the deductible as reasonably determined by Landlord. If any material portion of the Leased Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible, and Tenant does not voluntarily contribute any shortfall thereof, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within sixty (60) days after the date of notice to Tenant of such event, whereupon this Lease shall terminate thirty (30) days after Tenant’s receipt of such notice, and Tenant shall immediately vacate the Leased Premises and surrender possession thereof to Landlord in the condition required under this Lease, normal wear and tear excepted (but Tenant shall have no obligation to repair the damage caused by said casualty).

The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Leased Premises, or any other portion of the Building or the Project, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2), 1933(4), 1941 and 1942 and any similar or successor laws and any other laws providing for the termination of a lease upon destruction of the leased property.

Default by Tenant.

12.12.28.     Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant (each an “Event of Default”):

Abandonment. Vacating the Leased Premises without the intention to reoccupy same, or abandonment of the Leased Premises, for a continuous period in excess of ninety (90) days;

Nonpayment of Rent. Failure to pay any installment of Rent due and payable hereunder on the date when payment is due, which failure has not been remedied within five (5) days after Landlord shall have given Tenant written notice thereof; furthermore, if Tenant shall be served with a demand for the payment of past due Rent, any payment(s) tendered thereafter to cure any default by Tenant shall be made only by cashier’s check, wire-transfer or direct deposit of immediately available funds;

a.     Other Obligations. Failure to perform, in any material respect, any obligation, agreement or covenant under this Lease other than those matters specified in subsections 7.8(a)(1), 7.8(a)(2) or 7.8(a)(9), such failure continuing for a period of thirty (30) days after written notice of such failure, or such longer period as is reasonably necessary to remedy such default, provided that Tenant commences the remedy within such thirty (30) day period and diligently pursues such remedy until such default is cured;

General Assignment. Any general arrangement or assignment by Tenant for the benefit of creditors;

Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition against Tenant, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease;

Receivership. The appointment of a trustee or receiver to take possession of all or substantially all of Tenant’s assets or the Leased Premises, where possession is not restored to Tenant within sixty (60) days;

Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof;

Insolvency. The filing by Tenant of a petition seeking any liquidation, dissolution or similar relief under any present or future statute, law or regulation; or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed; or

b.     Estoppel/SNDA. Failure to deliver the documents required to be delivered by Tenant under Sections 5.12 and/or 5.13 within the applicable time period set forth in such sections where such failure continues for an additional seven (7) day period after Tenant’s receipt of an additional written notice sent by personal delivery, by recognized same day or overnight courier service, or by certified or registered mail, return receipt requested, that Tenant failed to provide an estoppel or SNDA when due.

Remedies Upon Default:

c.     Termination. If an Event of Default occurs, Landlord shall have the right, with or without notice or demand, immediately (after expiration of any applicable notice and cure periods) to terminate this Lease, and at any time thereafter recover possession of the Leased Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or in equity by reason of Tenant’s default or of such termination. In addition to the foregoing, if at any time, Tenant is in default, in any material respect, of any term, condition or provision of this Lease (after expiration of any applicable notice and cure periods), to the fullest extent permitted by law, any express or implicit waiver by Landlord of Tenant’s requirement to pay Base Rent shall be null and void and Tenant shall immediately pay to Landlord all Base Rent so expressly or implicitly waived by Landlord.

Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Leased Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under subsection 7.8(b)(1) hereof in writing, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the State of California or any amended or successor code section. Acts of maintenance or preservation, efforts to relet the Leased Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease shall not constitute an election to terminate Tenant’s right to possession. If Landlord elects to relet the Leased Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Leased Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be paid to Tenant. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any reasonable costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Leased Premises, which are not covered by the rent received from the reletting.

12.12.29.     Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of subsection 7.8(b)(1) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law, Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom and subject to Landlord’s duty to reasonably mitigate its damages in compliance with California law. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) shall be computed with interest at the lesser of ten percent (10%) per annum or the maximum rate then allowed by law. The “worth at the time of award” of the amount referred to in clause (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of Section 7.8(c), unpaid Rent shall consist of the total Base Rent for the balance of the Term.

Late Charge. If any payment required to be made by Tenant under this Lease is not received by Landlord on or before the date the same is due, Tenant shall pay to Landlord an amount equal to five percent (5%) of the delinquent amount. The parties agree that Landlord would incur costs not contemplated by this Lease by virtue of such delinquencies, including without limitation administrative, collection, processing and accounting expenses, the amount of which would be extremely difficult to compute, and the amount stated herein represents a reasonable estimate thereof. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s breach or default with respect to such delinquency, or prevent Landlord from exercising any of Landlord’s other rights and remedies. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first (1st) late payment in any calendar year and after Tenant has not cured such late payment within five (5) days from receipt of such notice. No other notices will be required during the remainder of the applicable calendar year for a late charge to be assessed to Tenant.

Interest on Past-Due Obligations. Except as expressly otherwise provided in this Lease, any Rent due Landlord hereunder, other than late charges, which is not received by Landlord on or before the date on which it was due, shall bear interest from the day after it was due at the lesser of ten percent (10%) per annum or the maximum rate then allowed by law, in addition to the late charge provided for in Section 7.8(e).

Landlord’s Right to Perform. Notwithstanding anything to the contrary set forth elsewhere in this Lease, in the event Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, then Landlord may (but shall not be obligated to) perform such duty or obligation on Tenant’s behalf without waiving any of Landlord’s rights in connection therewith or releasing Tenant from any of its obligations or such default, including, without limitation, the obtaining of insurance policies or governmental licenses, permits or approvals. Tenant shall reimburse Landlord upon demand for the costs and expenses of any such performance (including penalties, interest and reasonable attorneys’ fees incurred in connection therewith). Such costs and expenses incurred by Landlord shall be deemed Additional Rent hereunder.

Remedies Cumulative. All rights, privileges, elections or remedies of Landlord are cumulative and not alternative with all other rights and remedies at law or in equity to the fullest extent permitted by law.

12.12.30.     Waiver. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 and California Civil Code Section 3275, or under any other present or future law in the event Tenant is evicted and Landlord takes possession of the Leased Premises by reason of an Event of Default.

Tenant Options

Option to Renew.

(a)     Landlord hereby grants to Tenant two (2) options (individually, the “Option,” collectively, the “Options”) to extend the term of this Lease for an additional period of five (5) years each (individually, the “Option Term,” collectively, the “Option Terms”), all on the following terms and conditions:

(1)     The Option must be exercised, if at all, by written notice exercising the Option (“Option Notice”) delivered by Tenant to Landlord not later than ten (10) months and not earlier than thirteen (13) months prior to the Term Expiration Date or the expiration of the first Option Term, as applicable. Further, at Landlord’s option, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the Term Expiration Date or the expiration of the first Option Term, as applicable, (i) there is an Event of Default under this Lease (after expiration of any applicable notice and cure periods), or (ii) Tenant has assigned this Lease or sublet more than fifty percent (50%) of the Leased Premises (other than to a Related Entity). Provided Tenant has properly and timely exercised the Option, the term of this Lease shall be extended for the period of the Option Term, and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that (i) the improvements and tenant improvement allowances set forth in Exhibit B shall not apply to the applicable Option Term (Tenant shall accept the Leased Premises in its AS IS condition existing prior to the applicable Option Term), and (ii) the Base Rent shall be modified as set forth in subsection 8.1(a)(2) below.

(2)     The Base Rent payable for the initial year of the applicable Option Term shall be the greater of (i) the Base Rent payable on the last month of the initial Term or the last month of first Option Term, as applicable, or (ii) the then-current fair market value rental rate per rentable square foot (as further defined below, “FMRR”) being agreed to (with annual market increases) in new and renewal leases by the Landlord and other landlords of office buildings in Fremont, California which are comparable in quality, location and prestige to the Building (“Comparable Buildings”) and tenants leasing space in the Building or Comparable Buildings. As used herein, “FMRR” shall mean the rental rate per rentable square foot for which Landlord and/or other landlords are entering into leases with tenants leasing from Landlord and other landlords office space in the Building and/or Comparable Buildings (“Comparative Transactions”), taking into consideration fair market annual increases and the value of existing tenant improvements or tenant allowances in the Leased Premises and the Comparable Buildings. Landlord shall provide its determination of the FMRR, along with information it has assembled on the Comparative Transactions, to Tenant within twenty (20) days after Landlord receives the Option Notice. Tenant shall have twenty (20) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the FMRR within which to accept such FMRR or to object thereto in writing. In the event Tenant objects to the FMRR submitted by Landlord, Landlord and Tenant shall attempt to agree upon such FMRR. If Landlord and Tenant fail to reach agreement on such FMRR within ten (10) days following Tenant’s Review Period (the “Outside Agreement Date”), and Tenant has not revoked its Option Notice on or before the Outside Agreement Date (in which case the Option Notice shall become irrevocable after the Outside Agreement Date), then each party shall place in a separate sealed envelope its final proposal as to FMRR and such determination shall be submitted to arbitration in accordance with subparagraph 8.1(b) below.

(b)     Landlord and Tenant shall meet with each other within three (3) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the FMRR within three (3) business days of the exchange and opening of envelopes, then within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint one arbitrator who shall be by profession a real estate broker who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of comparable commercial properties in Fremont, California and who shall not have acted as a real estate broker for Landlord or Tenant or partners (whether general or limited), officers, directors, or affiliates of either of them during the seven (7) year period ending on the date of such appointment or have any other conflict of interest in arbitrating this matter. Neither Landlord nor Tenant shall consult with such broker as to his or her opinion as to FMRR prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted FMRR for the Leased Premises is the closer to the actual fair market value rental rate per rentable square foot for new leases for Comparative Transactions. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within two (2) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator (“Data”) and the other party may submit a reply in writing within two (2) business days after receipt of such Data.

(1)      The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted FMRR, and shall notify Landlord and Tenant of such determination.

(2)     The decision of the arbitrator shall be binding upon Landlord and Tenant.

(3)     If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association.

(4)     The cost of arbitration shall be paid by Landlord and Tenant equally.

(5)     The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.

Right of First Offer as to Building One Space. During the initial Term of this Lease, before entering into a new lease for space in Building One with a party other than the then-current tenant of the applicable space (each time, a “Building One New Tenant Lease”), Landlord shall notify Tenant in writing of the terms and conditions upon which Landlord is willing to lease such space (the “Offer Notice”). If Tenant wishes to exercise its right of first offer to lease the applicable Building One space, Tenant, shall, within ten (10) days after receipt of the Offer Notice, deliver written notice to Landlord of Tenant’s irrevocable exercise of its option to lease such space on the terms set forth in the Offer Notice. If Tenant fails to exercise the Offer Notice within the ten (10) day period, the right of first offer set forth in this Section 8.2 for the applicable Building One space shall be null and void and of no further force or effect as to that Building One New Tenant Lease, and Landlord shall be free to lease such space to any other persons or entities, free of any restrictions set forth herein. This right of first offer shall only be exercisable by the originally named Tenant under this Lease (or a Related Entity to which the lease has been assigned or sublet under Section 5.6) and only if Tenant has not entered a Sublease for any portion of the Leased Premises and has no present intention to Sublease the applicable Building One space. This right of first offer shall be suspended during any period in which Tenant is in default (after expiration of any applicable notice and cure periods) until said default has been cured. The period of time within which this right of first offer may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights because of the foregoing provisions. Time is of the essence.

Miscellaneous Matters

Parking. Provided Tenant is not in default of any term or provision of this Lease, Landlord agrees to provide Tenant for use by the employees, agents, customers and invitees of Tenant the number of parking spaces designated on the Basic Lease Information sheet on an unreserved and unassigned basis on those portions of the Project designated by Landlord for parking. Tenant shall not use more parking spaces than said number of parking spaces. The parking spaces will not be separately identified and Landlord shall have no obligation to monitor the use of the parking area. If a parking density problem occurs during the Term, Landlord may address the problem, in its reasonable discretion, which solution may include initiating a parking permit system or a reserved parking system and any costs associated therewith (including, without limitation, costs of patrolling the parking lot for compliance with the parking system) shall constitute a Basic Operating Costs. All parking shall be subject to any and all rules and regulations adopted by Landlord in its discretion from time to time. Only automobiles no larger than full size passenger automobiles or pick-up trucks or standard business use vehicles (which do not require parking spaces larger than full size passenger automobiles) may be parked in the Project parking area. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, agents, customers or invitees to be loaded, unloaded or parked in areas other then those designated by Landlord for such activities. A failure by Tenant or any of its employees, agents, customers or invitees to comply with the foregoing provisions shall afford Landlord the right, but not the obligation, without notice, in addition to any other rights and remedies available under this Lease, to remove and to tow away the vehicles involved and to charge the cost to Tenant, which cost shall be immediately due and payable upon demand by Landlord. If Tenant relinquishes in writing any such parking rights during the Term, Tenant shall no longer have a right to the parking relinquished and may obtain future parking solely on a space-available basis. In the event the Building Two parcel is separated from the Building One parcel and/or the Excess Land, Landlord reserves the right to have Building Two and parking areas for Building Two fenced in an aesthetical manner.

No Brokers. Tenant hereby agrees to indemnify, defend and hold Landlord free and harmless from and against liability for compensation or charges which may be claimed by any agent, broker, finder or other similar party by reason of any dealings with or actions of Tenant in connection with the negotiation of this Lease and the consummation of this Lease, including any costs, expenses and reasonable attorneys’ fees incurred with respect thereto. Landlord hereby agrees to indemnify, defend and hold Tenant free and harmless from and against liability for compensation or charges which may be claimed by any agent, broker, finder or other similar party by reason of any dealings with or actions of Landlord in connection with the negotiation of this Lease and the consummation of this Lease, including any costs, expenses and reasonable attorneys’ fees incurred with respect thereto.

No Waiver. No waiver by either party of the default or breach of any term, covenant or condition of this Lease by the other shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach by the other of the same or of any other term, covenant or condition hereof. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord’s knowledge of a default or breach at the time of accepting Rent, the acceptance of Rent by Landlord shall not be a waiver of any preceding default or breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

Recording. Neither this Lease nor a memorandum thereof shall be recorded without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event a memorandum of lease is recorded, Tenant shall, within ten (10) days after Landlord’s request, execute and deposit with Landlord, in recordable form, a quitclaim deed or other instrument sufficient to release the memorandum of lease from record title, to be held by Landlord until the expiration or earlier termination of this Lease.

Holding Over. If Tenant fails to surrender possession of the Leased Premises in the condition required under this Lease or holds over after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay for each month of hold-over tenancy one hundred fifty percent (150%) times the Base Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or any part thereof of any such hold-over period, together with such other amounts as may become due hereunder. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, losses, costs, expenses (including reasonable attorneys’ fees), injury and damages including any lost profits incurred by Landlord as a result of Tenant’s delay in vacating the Leased Premises.

Transfers by Landlord. The term “Landlord” as used in this Lease shall mean the owner(s) at the time in question of the fee title to the Leased Premises or, if this is a sublease, of the Tenant’s interest in the master lease. If Landlord transfers, in whole or in part, its rights and obligations under this Lease or in the Project, upon its transferee’s assumption of Landlord’s obligations hereunder and delivery to such transferee of any unused Security Deposit then held by Landlord, no further liability or obligations shall thereafter accrue against the transferring or assigning person as Landlord hereunder. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord after the date of such transfer of Landlords rights and obligations under this Lease shall be binding only upon such transferee under this Section 9.6.

Attorneys’ Fees. In the event either party seeks the enforcement of this Lease, or any part of it, or the collection of any Rent due, or to become due, hereunder, or recovery of the possession of the Leased Premises in an action at law or in equity, the prevailing party shall recover its reasonable attorneys’ fees, costs and expenses as a cost of suit incurred and not as damages, including those which may be incurred on appeal. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not suit is filed or any suit that may be filed is pursued to decision or judgment. The term “prevailing party” shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred.

Termination; Merger. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Leased Premises, shall constitute an acceptance of the surrender of the Leased Premises by Tenant before the scheduled Term Expiration Date. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Leased Premises and accomplish a termination of this Lease. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for default by Tenant, shall automatically terminate any sublease or lesser estate in the Leased Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within thirty (30) days following any such event to make any written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

Amendments; Interpretation. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the parties in interest at the time of the modification. The captions of this Lease are for convenience only and shall not be used to define or limit any of its provisions.

Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

Notices. All notices, demands, consents and approvals which are required or permitted by this Lease to be given by either party to the other shall be in writing and shall be deemed to have been fully given by personal delivery or by recognized same day or overnight courier service or when deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days’ notice to the notifying party given in accordance with this Section 9.11, except that upon Tenant’s taking possession of the Leased Premises, the Leased Premises shall constitute Tenant’s address for notice purposes. A copy of all notices given to Landlord under this Lease shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.

Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by recognized overnight courier shall be deemed given on the next business day after the day upon which delivery of the same was made to the courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

Force Majeure. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 9.12 shall excuse or delay Tenant’s obligation to pay amounts of Rent or other charges due under this Lease.

Guarantor. None.

Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns (subject to the provisions hereof, including, without limitation, Section 5.15), and shall be binding upon and inure to the benefit of Tenant, its successors, and, pursuant to the terms for assignment or subletting under Section 5.6, Tenant’s permitted assigns or subtenants.

Further Assurances. Landlord and Tenant each agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

Incorporation of Prior Agreements. This Lease, including the exhibits and addenda attached to it, contains all agreements of Landlord and Tenant with respect to any matter referred to herein. No prior agreement or understanding pertaining to such matters shall be effective.

Applicable Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

Time of the Essence. Time is of the essence of each and every covenant of this Lease. Each and every covenant, agreement or other provision of this Lease on Tenant’s part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease or on any other covenant or agreement set forth herein.

No Joint Venture. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

Authority. If Tenant is a corporation, limited liability company, trust or general or limited partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on Tenant’s behalf and that this Lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, limited liability company, trust or partnership, Tenant shall, upon request by Landlord, deliver to Landlord evidence reasonably satisfactory to Landlord of such authority.

Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Leased Premises, Building, Project, or any part thereof and that no representations or warranties respecting the condition of the Leased Premises, the Building or the Project have been made by Landlord to Tenant, except as specifically set forth in this Lease. However, Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, the Leased Premises, the Project, Common Areas, and systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the Common Areas and tenant spaces to, among other things, comply with applicable laws, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new carpeting, lighting, and wall coverings in the Building common areas, and in connection with such Renovations. Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including eliminating portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant acknowledges that Landlord plans to improve the Excess Land with an office building(s) or other structures during the Term of this Lease and some noise, dust or other nuisance will be unavoidable. Provided that Landlord uses commercially reasonable efforts to minimize interference with Tenant’s business operations in the Leased Premises as a result of the improvement of the Excess Land or Landlord’s performance of other Renovations, Tenant agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.

Security. Landlord shall not be required to provide, operate or maintain alarm or surveillance systems or security services for the Building, the Project, or the Common Areas. Tenant shall provide such security services and shall install within the Leased Premises such security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with Landlord and the Building rules and regulations. The determination of the extent to which such security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Leased Premises or the Project or any part thereof, and further acknowledges that Tenant is currently in possession of the Project and has made its own independent determinations with respect to all such matters.

Offer. Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding and shall not be effective until fully executed by both Landlord and Tenant.

No Easement For Light, Air and View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Leased Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

OFAC Compliance.

(a)     Tenant represents and warrants that (i) Tenant and each person or entity owning an interest in Tenant is (A) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (B) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (ii) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (iii) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (iv) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (v) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b)     Tenant covenants and agrees (i) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to promptly notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, except if such disclosure would violate applicable law or would infringe upon the attorney-client privilege, attorney work product doctrine, joint defense privilege or similar privilege or protection, (iii) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (iv) at the request of Landlord, to provide such information as may be reasonably requested by Landlord to determine Tenant’s compliance with the terms hereof.

(c)     Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Leased Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Leased Premises by any such person or entity shall be a material default of the Lease.

Mortgagee Protection. Tenant will give written notice of a material default under this Lease on the part of Landlord by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Leased Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third-party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender’s loan to Landlord.

[intentionally deleted].

Waiver of Jury Trial. To the extent permitted by applicable law, Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant created hereby, Tenant's use or occupancy of the Leased Premises or any claim or injury or damage.

Counterparts; Signatures. This Lease may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Lease had been delivered. Landlord and Tenant (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature.

Use of the Excess Land. Tenant acknowledges that the use of the Excess Land by Tenant or other parties shall be in the sole and absolute discretion of Landlord and that Landlord may restrict use of the Excess Land altogether and that Landlord shall have no liability to Tenant if it is unable to use the Excess Land for any reason whatsoever. Landlord shall maintain or not maintain the Excess Land in Landlord’s sole and absolute discretion, including, without limitation, allowing the grass to grow in the current soccer field so that the soccer field will be unusable for such purpose; provided, however, Landlord shall not allow the Excess Land to become a blight or a hazard or a nuisance as a result of Landlord’s maintenance or non-maintenance of the Excess Land.

Short-Term License of Building One.

12.12.31.     Tenant is currently in possession of Building One. Concurrently with the Term Commencement Date (the “Short-Term License Commencement Date”), Tenant shall have a short-term license to enter and occupy Building One for the conduct of Tenant’s business as presently conducted in Building One and for Tenant’s orderly relocation of its business from Building One to Building Two. Tenant agrees that it has accepted Building One in its AS IS, WITH ALL FAULTS condition existing on the date Tenant executes this Lease. Landlord shall have no obligation to make any improvements, alterations or repairs to Building One at any time during the short-term license. Tenant agrees that Landlord, its employees, agents and consultants, shall have the right to enter Building One at any time in cases of an emergency, and otherwise at reasonable times to inspect the same, to perform such work as may be required, and to make repairs to Building One, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Project or to show Building One to prospective tenants, purchasers, encumbrances or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts to minimize interference with Tenant’s business operations in Building One. Tenant shall not transfer, assign or sublet Building One or the short-term license or any portion thereof other than to a Related Entity, without first obtaining the written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion. Tenant shall not make or allow to be made any alterations, additions or improvements in or to Building One without first obtaining the written approval and consent of Landlord, and any alterations, additions or improvements approved by Landlord shall be made at Tenant’s sole cost. Tenant shall, at its sole cost and expense, comply with all laws and other requirements now in force and which may hereafter be enacted with respect to Tenant’s use and possession of Building One, and repair, replace and maintain in its current condition, Building One and every part thereof during its occupancy of Building One, normal wear and tear excepted. To the extent applicable, all provisions of this Lease, including without limitation, the insurance and indemnity provisions of this Lease, shall apply to Tenant’s use and occupancy of Building One.

(b)     The term of the short-term license for Building One shall commence on the Short-Term License Commencement Date and shall expire sixty (60) days later (the “License Expiration Date”). Tenant shall have two (2) options to extend the term of the short-term license for thirty (30) days each (as extended, an “Extended License Expiration Date”) by giving Landlord notice of Tenant’s exercise of such option at least fifteen (15) days before the initial License Expiration Date or the first Extended License Expiration Date, as the case may be. Tenant shall pay a license fee of $0.00 per month during the initial sixty (60) day term, and $46,822.25 per month for each of the two (2) 30-day extended terms (with no proration for partial months); provided, however, during the entire term of the short-term license, Tenant shall be responsible for paying Tenant’s Proportionate Share of Basic Operating Costs and other expenses with respect to Building One, and for, among other things, the payment of all utilities, janitorial services, and refuse removal for Building One.

(c)     On or before the License Expiration Date (or as applicable, the Extended License Expiration Date), Tenant shall quit and surrender possession of Building One to Landlord broom-clean and with all of Tenant’s furniture, trade fixtures, equipment and other personal property removed (but Tenant shall have no obligation to remove specialized improvements existing in or serving Building One as of the Term Commencement Date, however, Tenant shall obtain any required closure permits for such specialized improvements and Tenant, at its cost, shall remove any item or improvement and take any action required to obtain the closure permits), and otherwise in compliance with the provisions set forth in Section 5.15 (replacing “Term Expiration Date” with “License Expiration Date” or as applicable, “the Extended License Expiration Date”), and, in addition, Tenant shall remove all of its Building One signage, shall repair any damage resulting from such removal, and shall restore the area to the condition existing prior to installation of such signage, normal wear and tear excepted. If Tenant holds over after the License Expiration Date (or as applicable, the Extended License Expiration Date), Tenant shall pay for each month of hold-over tenancy one hundred fifty percent (150%) of the license fee which Tenant was obligated to pay during the extended term, together with such other amounts as may become due hereunder. No holding over by Tenant with respect to the short-term license shall operate to extend the term. In the event of any unauthorized holding over, Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands, liabilities, losses, costs, expenses (including reasonable attorneys’ fees), injury and damages incurred by Landlord as a result of Tenant’s delay in vacating Building One (including without limitation, damages that Landlord might sustain as a consequence of its inability to fulfill its obligations under a new lease by virtue of such hold over).

(d)     The termination of the short-term license shall not relieve Tenant of any license fee or other obligations or indemnities due or owing under the short-term license that accrue prior to or arise from events occurring prior to the date Tenant vacates and surrenders Building One as required under the short-term license. Such obligations and liabilities shall remain outstanding until they are satisfied.

“As Built” Drawings. Landlord and Tenant agree that the original “as built” drawings for the Project, which are owned by Tenant, shall remain at the Project at all times in a room jointly designated by Landlord and Tenant, and shall be available for review at all times by Tenant, Landlord, and the property manager for the Project. Landlord and Tenant may each make copies of the “as built” drawings and hereby grant each other a license to use such drawings.

Exhibits; Addenda. The following Exhibits and addenda are attached to, incorporated in and made a part of this Lease: Exhibit A Floor Plan of the Leased Premises and Site Plan of the Project; Exhibit B Initial Improvement of the Leased Premises; Exhibit C Confirmation of Term of Lease; Exhibit D Building Rules and Regulations; and Exhibit E Hazardous Materials Questionnaire.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

“LANDLORD”:

_____________,

a ___________

By:

Printed Name:

Title:

“TENANT”:

EXAR CORPORATION,

a Delaware corporation

By:

Printed Name:

Title:

EXHIBIT A

FLOOR PLAN OF THE LEASED PREMISES

AND SITE PLAN OF THE PROJECT

EXHIBIT B

INITIAL IMPROVEMENT OF THE LEASED PREMISES

1.     Tenant Improvements. Tenant shall select a contractor or design-builder (the “Contractor/DB”) to construct and install the Tenant Improvements (as defined below). The Contractor/DB shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed. In addition, Tenant shall provide Landlord a copy of the construction budget for Landlord’s review. The Contractor/DB shall construct and install the tenant improvements (the "Tenant Improvements") in the Leased Premises, substantially in accordance with plans, working drawings and specifications (“Tenant's Plans”) prepared by Tenant's architect or design-builder (the “Architect/DB”), and Tenant's Plans shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall deliver Tenant’s Plans to Landlord via hard copy and via an electronic CAD file. Tenant acknowledges that Landlord may condition its approval of the Tenant Improvements on Tenant’s agreement to remove them prior to the Term Expiration Date (or earlier termination of this Lease), repair any damage resulting from such removal and restore the Leased Premises to their condition existing prior to the date of the installation of such improvements, normal wear and tear excepted; provided, however, Landlord shall have the right to approve the Tenant Improvements made to the entry, lobby, and exterior façade of the Building (which approval shall not be unreasonably withheld or delayed), but Landlord shall not condition its approval on the removal of such improvements at the Term Expiration Date (or earlier termination of this Lease). The Architect/DB shall prepare the construction documents (the “Construction Documents”), which shall be consistent with Tenant’s Plans (and, if there are material portions that are inconsistent with Tenant’s Plans, such portions shall be subject to Landlord’s written approval, which approval shall not be unreasonably withheld or delayed). Tenant and Landlord shall cooperate with and diligently assist the Architect/DB in completing the Construction Documents. Tenant shall deliver a copy of the Construction Documents to Landlord.

2.     Construction Documents. The Construction Documents shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the Building shell or core or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Building, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. The Construction Documents shall be complete plans, working drawings and specifications for the layout, improvement and finish of the Leased Premises consistent with the design and construction of the Building, including mechanical and electrical drawings and decorating plans, showing as many of the following as possible:

(a)     Location and type of all partitions;

(b)     Location and type of all doors, with hardware and keying schedule;

(c)     Ceiling plans, including light fixtures;

(d)     Location of telephone equipment room, with all special electrical and cooling requirements;

(e)     Location and type of all electrical outlets, switches, telephone outlets, and lights;

(f)     Location of all fire/life safety systems, including, without limitation, location of all sprinklers;

(g)     Location and type of all equipment requiring special electrical requirements;

(h)     Location, weight per square foot and description of any heavy equipment or filing system exceeding fifty (50) pounds per square foot live and dead load;

(i)     Requirements for air conditioning or special ventilation;

(j)     Type and color of floor covering;

(k)     Location, type and color of wall covering;

(l)     Location, type and color of paint or finishes;

(m)     Location and type of plumbing;

(n)     Location and type of kitchen equipment;

(o)     Indicate critical dimensions necessary for construction;

(p)     Details showing all millwork with verified dimensions and dimensions of all equipment to be built in, corridor entrances, bracing or support of special walls or glass partitions, and any other items or information requested by Landlord; and

(q)     Location of all cabling.

3.     Landlord's Review. Landlord's review and approval of Tenant's Plans or the Construction Documents shall not constitute, and Landlord shall not be deemed to have made, any representation or warranty as to the compliance of the Tenant Improvements with any laws or as to the suitability of the Leased Premises or the Tenant Improvements for Tenant's needs.

4.      Construction.      The Tenant Improvements in the Leased Premises shall be completed substantially in accordance with the Construction Documents by the Contractor/DB in a good and workmanlike manner. Tenant shall promptly pay when due the entire cost of all of the Tenant Improvements (including the cost of all utilities, permits, fees, taxes, and property and liability insurance in connection therewith) required by the Construction Documents.

5.     Landlord's Contribution; Liens; Fee. As Landlord's contribution for the costs of Tenant Plans and for the costs of constructing the Tenant Improvements, Landlord shall give Tenant an allowance in the maximum amount of Five and NO/100 Dollars ($5.00) per rentable square foot of the Leased Premises, which equals $479,810.00 based upon 95,962 rentable square feet (“Landlord's Contribution”). Landlord's Contribution may be used only for construction costs (hard costs) for constructing the Tenant Improvements. Landlord shall pay Landlord's Contribution to Tenant within thirty (30) days of Landlord's receipt of a written request for payment accompanied by copies of written invoices, completion lien waivers with respect to the Tenant Improvements, all required governmental approvals with respect to the Tenant Improvements, other written evidence reasonably satisfactory to Landlord showing the costs incurred, and the Tenant Improvements Close-Out Items (as defined below). Tenant shall indemnify and protect Landlord against any liability for mechanics, materialmen's and other liens or claims with respect to the Tenant Improvements and equipment installed in the Leased Premises and shall obtain releases to liens as payments are made relating to such liens. Tenant shall pay to Landlord (or Landlord may deduct from Landlord’s Contribution) a construction management fee not to exceed the lesser of two percent (2%) of the total construction costs (soft costs and hard costs) for constructing the Tenant Improvements or $20,000.00. The “Tenant Improvements Close-Out Items” shall consist of (i) a letter from the Contractor/DB stating that there are no outstanding change orders to be signed, invoiced, or paid, and that the final invoice amount covers all monies due on project, (ii) a copy of the warranty from the Contractor/DB, (iii) a certificate of completion from the Architect/DB stating that the Tenant Improvements are in compliance with the Construction Documents and all punch-list items have been completed, (iv) a complete and final budget for all construction costs (hard and soft costs) with respect to the Tenant Improvements (including, without limitation, costs for architects, consultants, and permits), (v) a subcontractor list by trade with contact information, (vi) an air balance report, (vii) as-built drawings (in both CAD and PDF), (viii) Building plans, MEP plans, electrical panel schedules, FLS plans (fire alarm & fire sprinkler), process piping (if applicable), and a permit set (hard copy), (viii) schedule of finish selections and copies of each, (ix) manuals and/or manufacturer’s product information, (x) an unconditional lien release upon final payment to the Contractor/DB and subcontractors and primary suppliers, (xi) warranties (if applicable) for roofing/waterproofing/exterior envelope, and major equipment (including a warranty log), (xii) a close-out letter from each of the following (if applicable): geotechnical, concrete/steel, and waterproofing, and (xiii) a temporary and final certificate of occupancy from the applicable city, and a signed-off final building permit (and other project related permits) from the applicable city and other applicable governmental entities.

6.      Changes. Except for minor or immaterial changes, Tenant shall submit material changes in the Construction Documents in writing to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.

7.     Requirements for Work Performed by Tenant. All work performed at the Building or in the Project by Tenant or Tenant’s Contractor/DB or subcontractors shall be subject to the following additional requirements:

(a)     Such work shall not proceed until Landlord has approved in writing (which approval shall not be unreasonably withheld or delayed): (i) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, on such liability coverage carried by Tenant’s Contractor/DB, (ii) complete and detailed plans and specifications for such work, and (iii) a schedule for the work.

(b)     All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant’s failure to comply with applicable laws.

(c)     Tenant shall be responsible for cleaning the Leased Premises, the Building and the Project and removing all debris in connection with its work. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord for its reasonable out-of pocket costs for all extra expense incurred by Landlord to repair faulty work done by Tenant or Tenant’s Contractor/DB or to clean the Leased Premises or Project due to inadequate cleanup by Tenant or Tenant’s Contractor/DB.

EXHIBIT C

CONFIRMATION OF TERM OF LEASE

This Confirmation of Term of Lease is made by and between _________, a _________, as Landlord, and _______, a ________________, as Tenant, who agree as follows:

1.     Landlord and Tenant entered into a Lease dated _____, ____ (the “Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord the Leased Premises described in the Basic Lease Information sheet of the Lease (the “Leased Premises”).

2.     Pursuant to Section 3.1 of the Lease, Landlord and Tenant hereby confirm as follows:

a.     _____, ____ is the Term Commencement Date;

b.     _____, ____ is the Term Expiration Date; and

c.     _____, ____ is the commencement date of Rent under the Lease.

3.     Tenant hereby confirms that the Lease is in full force and effect and:

a.     The Lease has not been modified, altered or amended, except as follows: _______________________________________________________ and

b.     There are no setoffs or credits against Rent and no security deposit has been paid except as expressly provided by the Lease.

4.     The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.

///signature page follows///

///continued from previous page///

DATED: _______________, _______

“LANDLORD”:

_______________________,

a ______________________

By:

Printed Name:

Title:

“TENANT”:

_______________________,

a ______________________

By:

Printed Name:

Title:

EXHIBIT D

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Leased Premises and the Project:

1.     No signs, advertisements or notices (except for those pre-existing the Term Commencement Date) shall be painted or affixed on or to any windows or doors or other part of the Building visible from the exterior of the Leased Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. Except as reasonably consented to in writing by Landlord or in accordance with Tenant’s building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Leased Premises. No awning shall be permitted on any part of the Building. Tenant shall not place anything against or near glass partitions or doors, or windows which appears unsightly from outside the Leased Premises.

2.     Tenant, at its expense, shall be responsible for providing all door locks in the Leased Premises and shall provide to Landlord, at Tenant’s expense, contemporaneously with the installation of such devices, a master key, card keys, access codes or other means to allow Landlord access to all areas within the Leased Premises.

3.     Landlord may prescribe reasonable weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner reasonably acceptable to Landlord, which may include the use of such supporting devices as Landlord may require. All damage to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant, reasonable wear and tear excepted.

4.     Plumbing (including outside drains and sump pumps), fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

5.     Sidewalks, doorways, hallways, loading areas and associated overhead doors, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

6.     No birds or animals (other than service animals) shall be brought into or kept in, on or about the Leased Premises. No portion of the Leased Premises shall at any time be used or occupied as sleeping or lodging quarters.

7.     Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Leased Premises or otherwise interfere in any way with other tenants of the Building or persons having business with them. Tenant shall not introduce, disturb or release asbestos or PCB’s into or from the Leased Premises.

8.     Tenant shall not keep in the Leased Premises any flammable or explosive fluid or substance, except for substances that are used, stored and/or disposed in compliance with all applicable laws, ordinances and regulations and are customarily present in a building for general office use (e.g., copying machine chemicals and kitchen cleansers) or are used in connection with Tenant’s Permitted Use of the Leased Premises.

9.     Landlord will not be responsible for lost or stolen personal property, money or jewelry from the Leased Premises or the Project regardless of whether such loss occurs when the area is locked against entry or not.

10.     Tenant shall not conduct any activity on or about the Leased Premises or the Project which will draw pickets, demonstrators, or the like.

11.     All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Leased Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver.

12.     Tenant shall not park or operate any semi-trucks or semi-trailers in the parking areas associated with the Leased Premises.

13.     No party shall wash and/or detail automobiles or perform automobile repair work (except in the event of an emergency) at the Project.

14.     Canvassing, soliciting or peddling in or about the Leased Premises or the Project is prohibited and Tenant shall cooperate to prevent same.

15.     Tenant shall not permit storage outside the Leased Premises, including outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Leased Premises.

16.     [intentionally deleted].

17.     Tenant shall not install or operate on the Leased Premises any machinery or mechanical devices of a nature not directly related to Tenant’s Permitted Use of the Leased Premises.

18.     Tenant will not permit any party related to Tenant to bring onto the Project any handgun, firearm or other weapons of any kind or illegal drugs.

19.     Tenant shall not permit its employees, invitees or guests to smoke in the Building, or permit its employees, invitees or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

20.     Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection and maintenance of the Project, the operation and preservation of the good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice thereof given to Tenant, shall be binding as if originally included herein. Landlord shall not be responsible to Tenant for the non-observance or violation of these rules and regulations by any other tenant of the Building. Landlord reserves the right to ask any person to leave the Project area who, in Landlord’s reasonable judgment, is under the influence of drugs or impaired by alcohol, or who shall in any manner do any act that is a material violation of any of these rules and regulations.

EXHIBIT E

HAZARDOUS MATERIALS QUESTIONNAIRE

Landlord:	___________

Tenant:	EXAR CORPORATION

Leased Premises:	Approximately 95,962 rentable square feet consisting of the entire Building located at 48760 Kato Road, Fremont, California

Date of Lease:	______, 2013

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

Length of initial Term:	One hundred twenty (120) months

Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same respective meanings ascribed to such terms in Tenant’s Lease for the Leased Premises.

1.             General Information:

Describe the operations to take place in, on or about the Leased Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. If this Questionnaire is an update delivered by an existing tenant, tenant should describe any proposed changes to on-going operations.

2.             Use, Storage and Disposal of Hazardous Materials

2.1     Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Leased Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Leased Premises.

Wastes                             Yes [  ]          No [  ]

Chemical Products          Yes [  ]          No [  ]

Other                                 Yes [  ]          No [  ]

If Yes is marked, please explain:

2.2     If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Leased Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household or office cleaners and janitorial supplies which are not prohibited by any Hazardous Materials Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.             Storage Tanks and Sumps

3.1     Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Leased Premises? Existing tenants should describe any such actual or proposed activities.

Yes [  ]                                   No [  ]

If Yes, please explain:

4.             Waste Management

4.1     Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes [  ]                                   No [  ]

If Yes, provide the number(s):

4.2     Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes [  ]                                   No [  ]

If Yes, attach a copy of the most recent report filed.

5.             Wastewater Treatment and Discharge

5.1     Will your company discharge wastewater or other wastes to:

         storm drain?                 sewer?

         surface water?              no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

5.2     Will any such wastewater or waste be treated before discharge?

Yes [  ]                                   No [  ]

If Yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted.

6.             Air Discharges

6.1     Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Leased Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Leased Premises which discharge into the air and whether such air emissions are being monitored.

Yes [  ]                                   No [  ]

If Yes, please describe:

6.2     Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Leased Premises.

         Spray booth(s)              Incinerator(s)

         Dip tank(s)                     Other (please describe)

         Drying oven(s)              No equipment requiring air permits

If Yes, please describe:

7.             Hazardous Materials Disclosures

7.1     Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes [  ]                                   No [  ]

If Yes, attach a copy of the Management Plan. Existing tenants should attach a copy of any required updates to the Management Plan.

7.2     Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations, in on or about the Leased Premises regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes [  ]                                   No [  ]

If Yes, please explain:

8.             Enforcement Actions and Complaints

8.1     With respect to Hazardous Materials or Hazardous Materials Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations at the Leased Premises? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such written requests have been received.

Yes [  ]                                   No [  ]

If Yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord.

8.2     Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns with respect to the Leased Premises?

Yes [  ]                                   No [  ]

If Yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord.

8.3     Have there been any problems or complaints from adjacent tenants, owners or other neighbors at the Leased Premises with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Leased Premises.

Yes [  ]          No [  ]

If Yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the Lease.

9.             Permits and Licenses

9.1     Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Leased Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

[SIGNATURE PAGE FOLLOWS]

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Questionnaire is being delivered to Landlord in accordance with, and as required by, the provisions of Section 6.1(a) of the Lease, and (B) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in this Questionnaire notwithstanding Landlord’s/Tenant’s receipt and/or approval of this Questionnaire. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of Landlord and compliance with all Hazardous Materials Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Hazardous Materials Laws: (i) the delivery of such Questionnaire to Landlord and/or Landlord’s acceptance of such Questionnaire, (ii) Landlord’s review and approval of such Questionnaire, (iii) Landlord’s failure to obtain such Questionnaire from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Leased Premises by Tenant or Tenant’s representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders, agents and representatives may, and will, rely upon the statements, representations, warranties and certifications made herein and the truthfulness thereof in entering into the Lease and the continuance thereof throughout the Term of the Lease, and any renewals thereof.

I, (print name) ____________________________, acting with full authority to bind Tenant and on behalf of Tenant, hereby certify, represent and warrant that the information contained in this Questionnaire is true and correct.

Tenant:

EXAR CORPORATION,

a Delaware corporation

By:

Name:

Title:

Date:                                                                  , 20____

EXHIBIT E

Affidavit of Non-Foreign Status

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by _________________________ (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.     Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.     Seller is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations.

3.     Seller’s Tax Identification Number is _________________; and

4.     Seller’s address is ________________________________.

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

Dated: ____________, 2013.

SELLER:

Exar Corporation,

a Delaware corporation

By:

Name:

Title:

EXHIBIT F

GENERAL ASSIGNMENT

For Valuable Consideration, receipt of which is hereby acknowledged, the undersigned, Exar Corporation, a Delaware corporation ("Seller"), hereby sells, transfers, assigns and conveys to _________________, a _________________ (“Purchaser”), all of Seller's right, title and interest in the following, to the extent owned by Seller and relating to the real property described on Schedule A attached hereto (the "Property"):

(a)     All rights, privileges, interests, licenses, claims, easements, benefits, covenants, conditions and servitudes of any type or nature which are appurtenant to or otherwise benefiting the Property, including all minerals, oil, gas and other hydrocarbon substances on and under the Property, as well as all development rights, air rights, water, water rights and water stock relating to the Property, and any other easements, rights of way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Property, or any other appurtenance, together with all rights of Seller, if any, in and to streets, sidewalks, alleys, gores, strips, driveways, parking areas and areas adjacent thereto or used in connection therewith;

(b)     Any warranties or guarantees owned by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the buildings, structures, and other improvements existing upon the Property, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any governmental entity in connection with the Property; and

(c)     All right, title and interest of Seller in, to and under the contracts assigned to Purchaser (the “Assigned Contracts”) described in Schedule B attached hereto and made a part hereof.

By its acceptance hereof, Assignee hereby accepts the foregoing assignment. This General Assignment shall be governed by and be construed in accordance with the laws of the State of California.

Dated:     ______________, 2013

SELLER:

Exar Corporation,

a Delaware corporation

By:

Name:

Title:

Schedule A to General Assignment

Property Description

LOTS 9, 10 AND 17 OF TRACT 4642, FILED MARCH 10, 1981, MAP BOOK 126, PAGE 30, ALAMEDA COUNTY RECORDS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 9, TRACT 4642, HEREINABOVE DESCRIBED, SAID POINT BEING ON THE EASTERLY LINE OF KATO ROAD AS SHOWN ON SAID MAP; THENCE ALONG SAID EASTERLY LINE, SOUTH 21° 45' 17" EAST 70.60 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 356.02 FEET; THENCE SOUTHEASTERLY A LENGTH OF 556.91 FEET ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 89° 37' 33"; THENCE NORTH 68° 37' 10" EAST 259.34 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE NORTHWEST HAVING A RADIUS OF 40.00 FEET; THENCE NORTHEASTERLY ALONG SAID CURVE A LENGTH OF 62.83 FEET THROUGH A CENTRAL ANGLE OF 90° 00' 00" TO THE WESTERLY LINE OF MILMONT DRIVE; THENCE ALONG SAID WESTERLY LINE, NORTH 21° 22' 50“ WEST 160.47 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 532.00 FEET; THENCE NORTHERLY ALONG SAID CURVE A LENGTH OF 258.91 FEET; THENCE NORTH 6° 30' 15" EAST 183.35 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE WEST HAVING A RADIUS OF 468.00 FEET; THENCE NORTHERLY ALONG SAID CURVE A LENGTH OF 215.65 FEET THROUGH A CENTRAL ANGLE OF 26° 24' 03“ TO THE NORTHERLY LINE OF SAID LOT 10; THENCE ALONG SAID NORTHERLY LINE, SOUTH 68° 37' 10" WEST 398.01 FEET; THENCE ALONG THE NORTHERLY LINE OF SAID LOT 17, SOUTH 69° 23' 28" WEST 460.78 FEET TO THE EASTERLY LINE OF KATO ROAD; THENCE ALONG SAID EASTERLY LINE, SOUTH 20° 36' 32" EAST 29.68 FEET TO THE BEGINNING OF A CURVE CONCAVE TO THE EAST HAVING A RADIUS OF 3960.23 FEET; THENCE SOUTHERLY ALONG SAID CURVE A LENGTH OF 79.20 FEET THROUGH A CENTRAL ANGLE OF 1° 08' 45"; THENCE SOUTH 21° 45' 17" EAST 291.15 FEET TO THE SAID POINT OF BEGINNING OF THIS DESCRIPTION.

PURSUANT TO THE "DECLARATION OF MERGER" RECORDED JANUARY 12, 1995 AS INSTRUMENT NO. 95-7233 OF OFFICIAL RECORDS.

Schedule B to General Assignment

Schedule of Assigned Contracts

(To be attached)

EXHIBIT G

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

This ASSIGNMENT OF PURCHASE AND SALE AGREEMENT is entered into as of _______________, 2013, by and between ELLIS PARTNERS LLC, a California limited liability company (“Assignor”), and ___________________________, a __________________________ (“Assignee”).

In consideration of the mutual covenants of the parties herein contained and other valuable consideration, Assignor hereby assigns to Assignee all of Assignor’s rights, title and interest in and to that certain Purchase and Sale Agreement, dated July 9, 2013, between Assignor, as Purchaser, and Exar Corporation, a Delaware corporation, as Seller (the “Agreement”), relating to real property with street addresses of 48720 and 48760 Kato Road, Fremont, California, and related property assets, all as more particularly described therein. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement, receipt of a copy of which is hereby acknowledged by the Assignee.

Assignee hereby accepts said assignment and agrees to be bound by, and to assume and timely perform Assignor’s obligations under, the Agreement. Without limiting the generality of the foregoing, Assignee acknowledges and agrees that, in entering this Assignment, it is agreeing to be bound by and is assuming the obligations of Assignor under Article 3 of the Agreement to pay Liquidated Damages to Seller if required under the terms and conditions stated therein, and under Section 12.8 of the Agreement restricting assignments of the Agreement. Assignee further acknowledges and agrees that at the closing of the purchase and sale evidenced by the Agreement, it shall become the Landlord under the Leaseback Lease, as defined in the Agreement.

Assignee hereby represents and warrants for the benefit of Seller and Assignor that, as of the effective date of this Assignment and as of the Closing Date, each of the representations and warranties applicable to Purchaser under Section 7.3 of the Agreement are true and correct as to the Assignee (provided, that with respect to this Assignment, the representations and warranties in the first sentence of Section 7.3.1 of the Agreement are hereby modified to reflect that Assignee is a ___________________ duly formed and organized, and validly existing under the laws of _______________ and is qualified to transact business in California).

Assignee hereby agrees to the terms set forth in Annex 1 (“AS IS” Purchase Terms and Release of Seller), which are incorporated herein by reference and made a part of this Assignment as if set forth herein in full, and Assignee makes, as of the effective date of this Assignment and as of the Closing Date, the representations, warranties and covenants contained in Annex 1 for the benefit of Seller and Assignor.

Assignee agrees to be bound by the Nondisclosure Agreement, which is attached hereto as Annex 2 and made a part hereof, between it and Seller, and represents and warrants that it has delivered an executed copy of the Nondisclosure Agreement to Seller.

This Assignment does not release or discharge Assignor from any liability, whether past, present or future, under the Agreement, or alter the primary liability of Assignor to perform and comply with all of the obligations of Purchaser under the Agreement.

Assignor and Assignee agree that Seller under the Agreement is an express third-party beneficiary of this Assignment with full rights to enforce the terms of this Assignment.

Assignor and Assignee represent and acknowledge that, pursuant to Section 12.8 of the Agreement, this Assignment does not require Seller’s consent, but such waiver of consent by Seller is conditioned upon, and only effective if, a fully executed copy of this Assignment is delivered to Seller, and this Assignment shall not become effective until such delivery has been made. Seller’s execution of the acknowledgment below shall evidence its receipt of a fully executed copy of this Assignment.

This Assignment shall be governed by, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date first set forth above.

ASSIGNOR: ELLIS PARTNERS LLC, a California limited liability company By: Name: Title:

ASSIGNEE:

By:

Name:

Title:

ACKNOWLEDGMENT OF RECEIPT PURSUANT TO AGREEMENT SECTION 12.8:

Dated: ________________	SELLER: Exar Corporation, a Delaware corporation

By: _______________________

Name: _____________________

Title: ______________________

Annex 1 to Assignment of Purchase and Sale Agreement

“AS IS” Purchase Terms and Release of Seller

Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase and Sale Agreement, dated July 9, 2013, between Ellis Partners LLC, a California limited liability company, as Purchaser, and Exar Corporation, a Delaware corporation, as Seller (the “Agreement”).

1.1     “AS IS” Purchase. Assignee hereby represents, warrants, and agrees that, as of the date of this Assignment and as of the Closing Date: (i) it is buying and accepting the Property on an “AS IS” basis, with all patent, latent, and hidden defects; (ii) it has had the opportunity to make or will have made prior to the Closing its own investigations, studies, and inspections of the Property as it deems necessary or appropriate, including, without limitation, the physical aspects and condition of the Property and the Property’s compliance with all laws and regulations applicable to the Property’s current or intended use or development; (iii) in connection with its investigations, studies and inspections of the Property it has contracted or had the opportunity to contract with certain advisors and consultants, including, but not limited to, environmental consultants, engineers and geologists, to conduct such environmental, hazardous material, geological, soils, hydrology, seismic, endangered species, archeological, physical, structural, mechanical and other inspections of the Property as Assignee deemed to be necessary, including without limitation those items described in the Natural Hazard Disclosure Statement; (iv) it is relying solely on its and its advisors’ and consultants’ investigations, studies and inspections as to the Property, its condition and other characteristics and compliance with laws and regulations; (v) it is relying solely on its own review and analysis of the Due Diligence Materials, and it acknowledges and agrees that, except for the express representations and warranties in Section 7.2 of the Agreement, Seller has not made any representation or warranty whatsoever concerning the completeness or the accuracy of information contained in the Due Diligence Materials; (vi) it has not received from Seller any accounting, tax legal, architectural, engineering, property management, environmental or other advice with respect to this transaction and is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management, environmental and other advisors; and (vii) it is not relying on any implied or express warranty or representation by Seller (except for the express representations and warranties in Section 7.2 of the Agreement), and Seller shall have no liability, with respect to the value, uses, habitability, physical or environmental condition, design, operation, financial condition or prospects, or fitness for purpose or use of the Property (or any portion thereof), or any other aspect, portion or component of the Property. Without limiting the generality of the foregoing, except for the express representations and warranties of Seller contained in Section 7.2 of the Agreement, Seller disclaims the making of any representations or warranties, express or implied, regarding the Property, its condition, or matters affecting the Property, including, without limitation, title to or the boundaries of the Property, topography, climate, air, water rights, utilities, leases, water, present and future zoning, physical condition, soil condition, pest control matters, engineering characteristics, traffic patterns, purposes to which the Property may be suited, value, potential for development, hazardous materials, contamination, flood hazard areas, drainage, access to public roads, proposed routes of roads or extensions thereof, the square footage of the Property or the Improvements, compliance with building, health and safety laws, environmental laws, land use laws and regulations to which the Property may be subject and all other matters in any way affecting the Property, or the use or ownership thereof. The provisions of this Section 1.1 shall survive Closing.

1.2     Release of Seller. The acknowledgments and agreements contained in this Annex 1 constitute a conclusive admission that Assignee, as a sophisticated, knowledgeable investor in commercial property, has relied upon its own judgment as to any matter germane to the Property, or its purchase or contemplated use thereof, and that any other statement with respect thereto, whether oral, written, constructive, express or implied, is immaterial to Assignee. Effective as of the Closing Date, Assignee, on behalf of itself and its affiliates, subsidiaries, partners, limited partners, shareholders, directors, officers, employees, agents, contractors, attorneys, lenders, representatives, administrators, trustees, successors and assigns, hereby releases and forever discharges Seller and its affiliates, subsidiaries, partners, limited partners, shareholders, directors, officers, employees, agents, contractors, attorneys, lenders, representatives, administrators, trustees, successors, and assigns from any and all claims, causes of action, derivative actions, administrative actions, actions at law or in equity, demands, damages, fees, costs, losses, expenses and liabilities of any nature – whether known or unknown, suspected or unsuspected, contingent or fixed – that Assignee has or may have in the future, arising out of the physical, environmental, economic or legal condition of the Property, its compliance with applicable laws and regulations or its fitness for Assignee’s intended purpose; provided, however, that the foregoing release shall not apply to (i) any obligations of Seller arising under the Leaseback Lease during the term thereof, (ii) Seller’s obligations under Section 10.9 or Article 11 of the Agreement, or (iii) claims for contribution to or indemnity of cleanup and remediation costs that are incurred due to an order issued by, or legal action brought by, any applicable governmental authority for a release of hazardous materials, hazardous waste, or other contaminants in violation of applicable environmental laws, but only to the extent of those cleanup and remediation costs that are caused by Seller’s release of hazardous materials, hazardous waste, or other contaminants in violation of applicable environmental laws prior to the Closing Date. In giving the foregoing release, Assignee hereby acknowledges that it has read and does hereby waive the provisions of §1542 of the California Civil Code, which reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The provisions of this Section 1.2 shall survive Closing.

1.3     Natural Hazards Disclosures. The parties acknowledge that the “Disclosure Statutes” (as defined below) provide that a seller of real property must make certain disclosures regarding certain natural hazards potentially affecting the property, as more particularly provided therein. As used in this Agreement, “Disclosure Statutes” means, collectively, California Government Code Sections 8589.3, 8589.4 and 51183.5, California Public Resources Code Sections 2621.9, 2694 and 4136 and any other California statutes that require Seller to make disclosures concerning the Property. Seller shall order a Natural Hazard Disclosure Report for the Property (the “Report”) from the Title Company or another reputable company and shall deliver the Report to Purchaser promptly upon Seller’s receipt thereof, and in no event later than five (5) days prior to the expiration of the Inspection Period (and Purchaser shall make it available to Assignee upon request). Assignee hereby agrees as follows with respect to the Disclosure Statutes and the Report:

(a)     The delivery of the Report to Purchaser as provided above shall be deemed to satisfy all obligations and requirements of Seller under the Disclosure Statutes;

(b)     Seller shall not be liable for any error or inaccuracy in, or omission from, the information in the Report; and

(c)     The Report is being provided by Seller for purposes of complying with the Disclosure Statutes and shall not be deemed to constitute an implied or express representation or warranty by Seller as to the presence or absence in, at or around the Property of the conditions that are the subject of the Disclosure Statutes.

1.4     Nonresidential Building Energy Use Disclosure Program. The parties acknowledge and agree that the California Energy Commission has suspended its regulations implementing the Nonresidential Building Energy Use Disclosure Program (AB 1103/AB 531) until September 1, 2013, and accordingly they are inapplicable to the sale of the Property, but Seller has made available to Purchaser on the Box Site information on energy use by Seller at the Property for at least the last 12 months (and Purchaser shall make it available to Assignee upon request). Assignee hereby agrees that these disclosures satisfy all obligations and requirements of Seller under the Nonresidential Building Energy Use Disclosure Program (assuming that any such requirements are applicable), that Seller shall not be liable for any error or inaccuracy in, or omission from, such disclosures, and that such disclosures shall not be deemed to constitute an implied or express representation or warranty by Seller as to the energy use at Building One and Building Two.

1.5     Leaseback Lease Prevails. Notwithstanding the foregoing provisions of this Annex 1, in the event of any conflict arising out of the provisions of this Annex 1 and the respective rights and obligations of the parties as landlord and tenant under the Leaseback Lease following the Closing, the provisions of the Leaseback Lease shall prevail as to the parties’ Lessor-Lessee relationship.